      As filed with the Securities and Exchange Commission on June 15, 1994
                                                      Registration No.  33-_____

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             -----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             -----------------------

                               NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)
           Delaware                     6711                   41-0449260
 (State or other jurisdiction    (Primary Standard          (I.R.S. Employer
     of incorporation or             Industrial            Identification No.)
         organization)             Classification
                                     Code Number)

                                 Norwest Center
                               Sixth and Marquette
                       Minneapolis, Minnesota  55479-1000
                                  612-667-1234
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             -----------------------

            Stanley S. Stroup, Esq.
 Executive Vice President and General Counsel              Copy to :
              Norwest Corporation                  H. Bernt von Ohlen, Esq.
                Norwest Center                        Norwest Corporation
              Sixth and Marquette                       Norwest Center
      Minneapolis, Minnesota  55479-1026              Sixth and Marquette
                 612-667-8858                 Minneapolis, Minnesota  55479-1026
     (Name, address, including zip code,
  and telephone number, including area code,
             of agent for service)

                             -----------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
 Title of Securities     Amount        Proposed       Proposed      Amount of
        to Be             to Be         Maximum        Maximum    Registration
     Registered        Registered   Offering Price    Aggregate        Fee
                                       Per Share   Offering Price
- -------------------------------------------------------------------------------
    Common Stock         525,000          N/A      $8,011,075 (3)   $2,762.44
  (par value $1 2/3    Shares (2)
   per share) (1)
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Each share of the registrant's common stock includes one preferred stock purchase right.
(2) Based upon the maximum number of shares that may be issued in the Reorganization described herein.
(3) Estimated solely for purpose of computing the registration fee, in accordance with Rule 457(f), based upon the book value, as of March 31, 1994, of all shares of common stock to be acquired by the registrant in the Reorganization described herein.

                             -----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------

                               NORWEST CORPORATION

                              Cross Reference Sheet
                     Pursuant to Regulation S-K, Item 501(b)


     Form S-4 Item                                Prospectus Heading
     -------------                                ------------------

1.   Forepart of Registration Statement           Outside Front Cover Page
     and Outside Front Cover Page of
     Prospectus

2.   Inside Front and Outside Back Cover          Available Information;
     Pages of Prospectus                          Incorporation of Certain
                                                  Documents by Reference;
                                                  Table of Contents

3.   Risk Factors, Ratio of Earnings to Fixed     Summary Information
     Charges, and Other Information

4.   Terms of the Reorganization                  The Reorganization

5.   Pro Forma Financial Information              *

6.   Material Contracts with the Company          The Reorganization
     Being Acquired

7.   Additional Information Required for          *
     Reoffering by Persons and Parties
     Deemed to be Underwriters

8.   Interests of Named Experts and Counsel       Legal Opinion

9.   Disclosure of Commission Position on         *
     Indemnification for Securities Act
     Liabilities

10.  Information with Respect to S-3              Summary; Certain Regulatory
     Registrants                                  Considerations

11.  Incorporation of Certain Information         Incorporation of Certain
     by Reference                                 Documents by Reference;
                                                  Management and Additional
                                                  Information

12.  Information with Respect to S-2 or           *
     S-3 Registrants

                               NORWEST CORPORATION

                              Cross Reference Sheet
                     Pursuant to Regulation S-K, Item 501(b)

     Form S-4 Item                                Prospectus Heading
     -------------                                ------------------

13.  Incorporation of Certain Information         *
     by Reference

14.  Information with Respect to                  *
     Registrants Other Than S-2 or S-3
     Registrants

15.  Information with Respect to S-3              *
     Companies

16.  Information with Respect to                  *
     S-2 or S-3 Companies

17.  Information with Respect to Companies        Summary Information--Selected
     Other Than S-2 or S-3 Companies              Financial Data; Summary
                                                  Information--Comparative
                                                  Unaudited Per Share Data;
                                                  Information About
                                                  Bancshares and the Bank

18.  Information If Proxies, Consents,            Meeting Information;
     or Authorizations Are to Be Solicited        The Reorganization--
                                                  Rights of Dissenting
                                                  Shareholders; The
                                                  Reorganization--Interests
                                                  of Certain Persons in the
                                                  Reorganization

19.  Information If Proxies, Consents, or         *
     Authorizations Are Not to Be Solicited or in an Exchange Offer

- ---------------

*Item is omitted because answer is negative or item is inapplicable.

                             COPPER BANCSHARES, INC.
                                 P.O. BOX 1250
                       SILVER CITY, NEW MEXICO  88062-1250


                                        July __, 1994

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Copper Bancshares, Inc. ("Bancshares") to be held at _______________, _______________, ____________, New Mexico, on ___________,
August __, 1994, at __:__ _.m., local time. At the Special Meeting you will be asked to consider and vote upon the Agreement and Plan of Reorganization, dated as of March 3, 1994, among Bancshares, The American National Bank of Silver City (the "Bank"), and Norwest Corporation ("Norwest"), and the related Agreement and Plan of Merger (together, the "Merger Agreement"), providing for (a) the merger of a wholly owned subsidiary of Norwest into Bancshares (the "Merger") and (b) subsequent to the Merger, the consolidation of the Bank with a wholly owned banking subsidiary of Norwest.

     Under the terms of the Merger Agreement, the Merger will result in the conversion of each share of Bancshares Common Stock outstanding immediately prior to the time the Merger becomes effective into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Merger Agreement, which are described in the accompanying Proxy Statement-Prospectus for the Special Meeting.

     The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the Merger. You are urged to read the Proxy Statement-Prospectus carefully.

     The Board of Directors has approved the Merger Agreement as being in the best interest of Bancshares's shareholders and recommends that you vote in favor of the Merger. In making this recommendation, the Board of Directors has considered numerous factors including the structure of the Merger, the consideration to be received by Bancshares shareholders, the probable tax consequences of the Merger, and the probable impact of the merger on the communities served by the Bank and on the Bank's employees. Please read carefully the enclosed Proxy Statement-Prospectus for a detailed description of the Merger and related transactions.

     In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                        Danny T. Skarda
                                        CHAIRMAN OF THE BOARD AND PRESIDENT

                             COPPER BANCSHARES, INC.
                                 P. O. BOX 1250
                       SILVER CITY, NEW MEXICO  88062-1250

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               ON AUGUST __, 1994

                             -----------------------


     A special meeting of shareholders (the "Special Meeting") of Copper Bancshares, Inc. ("Bancshares), a New Mexico corporation, will be held at _______________, ________________, ____________, New Mexico, on _________,
August __, 1994, at __:__ _.m., local time, for the following purposes:

          1. To consider and vote upon the Agreement and Plan of Reorganization, dated as of March 3, 1994, (including the Agreement and Plan of Merger attached thereto) by and among Bancshares, The American National Bank of Silver City (the "Bank"), a national banking association, and Norwest Corporation ("Norwest"), a Delaware corporation, a copy of which is included in the accompanying Proxy Statement-Prospectus as Appendix A, under the terms of which (a) a wholly owned subsidiary of Norwest would be merged with Bancshares (the "Merger"), with Bancshares as the surviving corporation, and each outstanding share of common stock, par value $1.00 per share, of Bancshares would be converted into shares of common stock, par value $1 2/3 per share, of Norwest, and (b) subsequent to the consummation of the Merger, the Bank would be consolidated with a wholly owned banking subsidiary of Norwest; and to authorize such further action by the Board of Directors and proper officers of Bancshares as may be necessary or appropriate to carry out the intent and purposes of the Merger.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record on the books of Bancshares at the close of business on June __, 1994, will be entitled to vote at the Special Meeting or any adjournments thereof.

     Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                        By Order of the Board of Directors


                                        Jack G. Stroman
                                        SECRETARY

July __, 1994

HOLDERS OF BANCSHARES COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY
                                 P. O. BOX 1250
                       SILVER CITY, NEW MEXICO  88062-1250


                                             July __, 1994

Dear Shareholder:

     You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of The American National Bank of Silver City (the "Bank") to be held at _______________, _______________, ____________, New Mexico, on
________, August __, 1994, at __:__ _.m., local time. At the Special Meeting you will be asked to consider and vote upon the consolidation (the "Consolidation") of the Bank with Norwest Interim Bank Silver City, National Association ("Norwest Bank"), a wholly owned subsidiary of Norwest Corporation ("Norwest"), pursuant to the terms of the Agreement and Plan of Consolidation (the "Consolidation Agreement"), to be entered into by the Bank and Norwest Bank and the related Agreement and Plan of Reorganization dated as of March 3, 1994, among Copper Bancshares, Inc., the Bank, and Norwest (the "Merger Agreement").

     Pursuant to the terms of the Merger Agreement and the Consolidation Agreement, the Consolidation will result in the conversion of each share of common stock of the Bank ("Bank Common Stock") outstanding prior to the Consolidation, other than shares owned by Norwest, into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Merger Agreement, which are described in the enclosed Proxy Statement-Prospectus.

     Please read the enclosed Proxy Statement-Prospectus for further information concerning the Consolidation and related Reorganizations, and the parties involved.

     Approval of the Consolidation requires the affirmative vote of a majority of the outstanding shares of Bank Common Stock. YOUR BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE PROPOSED REORGANIZATION ARE FAIR AND IN THE BEST INTERESTS OF BANK SHAREHOLDERS, AND THEREFORE RECOMMENDS APPROVAL OF THE CONSOLIDATION.




                                        Danny T. Skarda
                                        CHAIRMAN OF THE BOARD AND PRESIDENT

                    THE AMERICAN NATIONAL BANK OF SILVER CITY
                                 P. O. BOX 1250
                       SILVER CITY, NEW MEXICO  88062-1250

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               ON AUGUST __, 1994

                             -----------------------

     A special meeting of shareholders (the "Special Meeting") of The American National Bank of Silver City (the "Bank"), a national banking association, will be held at the main office of the Bank, _______________, ____________, New Mexico, on _________, August __, 1994, at __:__ _.m., local time, for the following purposes:

          1. To consider and vote upon whether the proposed consolidation (the "Consolidation") of The American National Bank of Silver City with Norwest Interim Bank Silver City, National Association ("Norwest Bank"), a national banking association which is a wholly owned subsidiary of Norwest Corporation, a Delaware corporation, pursuant to the terms of the Agreement and Plan of Consolidation (the "Consolidation Agreement"), to be entered into by the Bank and Norwest Bank (the form of which is attached as Appendix B to the accompanying Proxy Statement-Prospectus), under the laws of the United States, shall be ratified and confirmed; and to vote upon any other matters incidental to the Consolidation.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the books of the Bank at the close of business on June __, 1994, will be entitled to vote at the Special Meeting or any adjournments thereof.

     Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                        By Order of the Board of Directors


                                        Jo Ann Bock
                                        VICE PRESIDENT AND CASHIER

July __, 1994


                 HOLDERS OF BANK COMMON STOCK ARE URGED TO READ
                    THE ENCLOSED PROXY STATEMENT-PROSPECTUS
                            CAREFULLY AND COMPLETELY.

                     THE BANK IS NOT ASKING YOU FOR A PROXY
             AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE BANK.

                               PROXY STATEMENT OF
                             COPPER BANCSHARES, INC.
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST __, 1994

                             -----------------------

                            INFORMATION STATEMENT OF
                    THE AMERICAN NATIONAL BANK OF SILVER CITY
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST __, 1994

                             -----------------------

                                   PROSPECTUS
                                       OF
                               NORWEST CORPORATION
                                  COMMON STOCK

     This Prospectus of Norwest Corporation ("Norwest") relates to up to 525,000 shares of the common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock") issuable to (i) the shareholders of Copper Bancshares, Inc. ("Bancshares") upon consummation of the proposed merger (the "Merger") of a wholly owned subsidiary of Norwest with Bancshares, with Bancshares as the surviving corporation, pursuant to the terms of an Agreement and Plan of Reorganization, dated as of March 3, 1994, by and among Bancshares, The American National Bank of Silver City (the "Bank"), and Norwest (together with the Agreement and Plan of Merger attached thereto, the "Merger Agreement"), and (ii) the shareholders, other than Bancshares, of the Bank upon consummation of the proposed consolidation (the "Consolidation") of the Bank with Norwest Interim Bank Silver City, National Association ("Norwest Bank"), a wholly owned subsidiary of Norwest, under the charter of the Bank, pursuant to the terms of an Agreement and Plan of Consolidation to be entered into by the Bank and Norwest Bank (the "Consolidation Agreement"). The Merger and the Consolidation are sometimes hereinafter collectively referred to as the "Reorganization." The Merger Agreement and the form of the Consolidation Agreement are set forth in Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus and incorporated by reference herein.

     This Prospectus also serves as the Proxy Statement of Bancshares for a special meeting of its shareholders to be held on August __, 1994 (the "Bancshares Special Meeting"), and the Information Statement of the Bank for a special meeting of its shareholders to be held on August __, 1994 (the "Bank Special Meeting").

     Except as described herein, upon consummation of the Reorganization, each outstanding share of common stock of Bancshares ("Bancshares Common Stock") and each outstanding share of common stock of the Bank ("Bank Common Stock"), other than shares of Bank Common Stock owned by Norwest, will be converted into
4.71425 and 4.35133 shares of Norwest Common Stock, respectively. The closing price of Norwest Common Stock on the New York Stock Exchange on June __, 1994, was $___ per share. For a more complete description of the Merger Agreement and the Consolidation Agreement and the terms of the Merger and the Consolidation, see "THE REORGANIZATION."

     This Proxy Statement-Prospectus and the form of proxy for the Bancshares Special Meeting are first being mailed to shareholders of Bancshares and of the Bank on or about July __, 1994.

                             -----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT-PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

          The date of this Proxy Statement-Prospectus is July __, 1994.

                              AVAILABLE INFORMATION

     Norwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Norwest files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").

     Reports, proxy statements, and other information concerning Norwest can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300,
New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements, and other information filed by Norwest with the New York Stock Exchange and the Chicago Stock Exchange may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

     This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby that Norwest has filed with the Commission. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Norwest, Bancshares, and the securities offered hereby.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO NORWEST, EXCLUDING EXHIBITS, UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO LAUREL A. HOLSCHUH, SECRETARY, NORWEST CORPORATION, NORWEST CENTER, SIXTH AND MARQUETTE, MINNEAPOLIS, MINNESOTA 55479-1026, TELEPHONE (612) 667-8655. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST __, 1994.

     The following documents filed by Norwest with the Commission are incorporated by reference in, and made a part of, this Proxy Statement-
Prospectus: (i) Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A dated May 13, 1994; (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; (iii) Current Report on Form 8-K dated February 15, 1994; and (iv) the description of Norwest Common Stock, 10.24% Cumulative Preferred Stock, Cumulative Convertible Preferred Stock, Series B, and Series A Junior Participating Preferred Stock Purchase Rights contained in the Registration Statements filed pursuant to Section 12 of the Securities Exchange Act, as amended, (the "Exchange Act") and any amendment or report filed for the purpose of updating any such description.

     All documents filed by Norwest with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . .      2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE  . . . . . . . . . . .      3

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

     The Companies . . . . . . . . . . . . . . . . . . . . . . . . . .      6
     Terms of the Reorganization . . . . . . . . . . . . . . . . . . .      7
     Special Meetings and Vote Required  . . . . . . . . . . . . . . .      7
     Reasons for the Reorganization; Recommendations of the
       Boards of Directors . . . . . . . . . . . . . . . . . . . . . .      8
     Effective Dates of the Merger and the Consolidation . . . . . . .      9
     Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . .      9
     Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . .      9
     Management and Operations After the Reorganization  . . . . . . .      9
     Interests of Certain Persons in the Reorganization. . . . . . . .      9
     Rights of Dissenting Shareholders . . . . . . . . . . . . . . . .     10
     Certain Federal Income Tax Consequences . . . . . . . . . . . . .     10
     Markets and Market Prices . . . . . . . . . . . . . . . . . . . .     10
     Certain Differences in Rights of Shareholders . . . . . . . . . .     11
     Comparative Unaudited Per Share Data  . . . . . . . . . . . . . .     11
     Selected Financial Data . . . . . . . . . . . . . . . . . . . . .     13

MEETING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . .     18
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
     Date, Place, and Time . . . . . . . . . . . . . . . . . . . . . .     18
     Record Date; Vote Required  . . . . . . . . . . . . . . . . . . .     18
     Principal Shareholders and Security Ownership of Management of
       Bancshares  . . . . . . . . . . . . . . . . . . . . . . . . . .     19
     Principal Shareholders and Security Ownership of Management of
       the Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
     Voting and Revocation of Proxies for the Bancshares Special
       Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
     Solicitation of Proxies for the Bancshares Special Meeting. . . .     22

THE REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . .     23
     Reasons for the Reorganization; Recommendations of the
       Boards of Directors . . . . . . . . . . . . . . . . . . . . . .     23
     Terms of the Reorganization . . . . . . . . . . . . . . . . . . .     24
     Effective Dates of the Merger and the Consolidation . . . . . . .     26
     Surrender of Certificates . . . . . . . . . . . . . . . . . . . .     26
     Conditions to the Reorganization  . . . . . . . . . . . . . . . .     27
     Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . .     28
     Business Pending the Reorganization . . . . . . . . . . . . . . .     29
     Waiver, Amendment, and Termination  . . . . . . . . . . . . . . .     30
     Management and Operations After the Reorganization  . . . . . . .     31
     Interests of Certain Persons in the Reorganization. . . . . . . .     31
     Certain Differences in Rights of Shareholders . . . . . . . . . .     32
     Rights of Dissenting Shareholders . . . . . . . . . . . . . . . .     36
     Certain Federal Income Tax Consequences . . . . . . . . . . . . .     38
     Resale of Norwest Common Stock  . . . . . . . . . . . . . . . . .     40
     Dividend Reinvestment and Optional Cash Payment Plan  . . . . . .     41
     Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . .     41
     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41

INFORMATION ABOUT BANCSHARES AND THE BANK  . . . . . . . . . . . . . .     42
     Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
     General Banking Services. . . . . . . . . . . . . . . . . . . . .     42
     Market Prices and Dividends . . . . . . . . . . . . . . . . . . .     42
     Management's Discussion and Analysis of Financial Condition and
       Results of Operations of Copper Bancshares, Inc.. . . . . . . .     44
     Management's Discussion and Analysis of Financial Condition and
     Results of Operations of The American National Bank of
       Silver City . . . . . . . . . . . . . . . . . . . . . . . . . .     68

CERTAIN REGULATORY CONSIDERATIONS  . . . . . . . . . . . . . . . . . .     90
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
     Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . .     90
     Holding Company Structure . . . . . . . . . . . . . . . . . . . .     90
     Capital Requirements  . . . . . . . . . . . . . . . . . . . . . .     91
     Federal Deposit Insurance Corporation Improvement Act of 1991 . .     92
     FDIC Insurance  . . . . . . . . . . . . . . . . . . . . . . . . .     94

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     94

LEGAL OPINION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     95

MANAGEMENT AND ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . .     95

INDEX TO FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . .    F-1


APPENDIX A          AGREEMENT AND PLAN OF REORGANIZATION, AND AGREEMENT
                    AND PLAN OF MERGER

APPENDIX B          AGREEMENT AND PLAN OF CONSOLIDATION

APPENDIX C          NEW MEXICO STATUTES ANNOTATED, SECTION 53-15-4

APPENDIX D          UNITED STATES CODE, TITLE 12, SECTION 215

APPENDIX E          BANKING CIRCULAR 259

                             -----------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE NORWEST COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORWEST OR BANCSHARES SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                                     SUMMARY

     The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement-Prospectus, the Appendices hereto, and the documents incorporated by reference herein. As used in this Proxy Statement-Prospectus, the terms "Norwest" and "Bancshares" refer to such entities, respectively, and where the context requires, such entities and their respective subsidiaries. All information concerning Norwest included in this Proxy Statement-Prospectus has been furnished by Norwest, and all information concerning Bancshares included in this Proxy Statement-Prospectus has been furnished by Bancshares to Norwest for incorporation herein.

THE COMPANIES

     NORWEST CORPORATION

     Norwest Corporation is a regional bank holding company organized under the laws of Delaware in 1929 and registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As a diversified financial services organization, Norwest operates through subsidiaries engaged in banking and in related businesses. Norwest provides retail, commercial, and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin, and Wyoming. Norwest provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance, computer and data processing services, trust services, and venture capital investments.

     At March 31, 1994, Norwest had consolidated total assets of $55.3 billion, total deposits of $35.3 billion, and total stockholders' equity of $3.9 billion. Based on total assets at March 31, 1994, Norwest was the 13th largest commercial banking organization in the United States.

     Norwest regularly explores opportunities for acquisitions of financial institutions and related businesses. Generally, management of Norwest does not make a public announcement about an acquisition until a definitive agreement has been signed. Norwest has entered into definitive agreements for the acquisition of various financial institutions having aggregate total assets at March 31, 1994, of $786.9 million. Two of these acquisitions were completed subsequent to March 31, 1994, and the others remain subject to regulatory approval and are expected to be completed in 1994. None of these acquisitions are significant for the financial statements of Norwest, either individually or in the aggregate.

     Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1000, and its telephone number is 612-667-1234.

     Additional information concerning Norwest is included in the Norwest documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     COPPER BANCSHARES, INC. AND THE AMERICAN NATIONAL BANK OF SILVER CITY

     Bancshares is a one-bank holding company organized under the laws of New Mexico in 1979 and registered under the BHC Act. It owns 98.8% of the stock of its sole subsidiary, The American National Bank of Silver City, Silver City, New Mexico.

     Originally organized under New Mexico law in 1906, the Bank engages in general commercial banking in Grant County, New Mexico, as well as portions of Catron, Luna, and Hidalgo Counties. The Bank has a main office in Silver City and branches in three nearby communities. As of March 31, 1994, the Bank reported total assets of $99.9 million, total deposits of $91.5 million, and net loans outstanding of $38.1 million.

     The principal executive offices of Bancshares and the Bank are located at Pope and Twelfth Streets, Silver City, New Mexico 88061. The telephone number of Bancshares and the Bank is 505-538-5302. See "INFORMATION ABOUT BANCSHARES AND THE BANK."

TERMS OF THE REORGANIZATION

     The Merger Agreement provides for the merger of a wholly owned subsidiary of Norwest with Bancshares, with Bancshares as the surviving corporation. Upon consummation of the Merger, the outstanding shares of Bancshares Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Merger Agreement. The exact number of shares of Norwest Common Stock into which each outstanding share of Bancshares Common Stock will be converted will be determined by a conversion factor (the "Merger Conversion Factor") based on the number of shares of Bancshares Common Stock outstanding immediately prior to the Effective Time of the Merger (as defined below).

     The Merger Agreement also provides for the consolidation, following the Effective Time of the Merger, of the Bank with Norwest Bank, under the charter of the Bank (the "Consolidation"). Upon consummation of the Consolidation, the outstanding shares of Bank Common Stock (other than shares owned by Bancshares and shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into shares of Norwest Common Stock in accordance with the provisions of the Merger Agreement. The exact number of shares of Norwest Common Stock into which each outstanding share of Bank Common Stock will be converted will be determined by a conversion factor (the "Consolidation Conversion Factor") based on the number of shares of Bank Common Stock owned by shareholders other than Bancshares immediately prior to the Effective Time of the Consolidation (as defined below). See "THE REORGANIZATION--Terms of the Reorganization."

SPECIAL MEETINGS AND VOTE REQUIRED

     BANCSHARES SPECIAL MEETING

     The special meeting of Bancshares shareholders (the "Bancshares Special Meeting") to consider and vote on the Merger will be held on _________, August __, 1994, at __:__ _.m., local time, at _______________, _______________, Silver
City, New Mexico.  Only holders
of record of Bancshares Common Stock at the close of business on June __, 1994, will be entitled to vote at the Bancshares Special Meeting. At such date, there were 109,980 shares of Bancshares Common Stock outstanding. Each share of Bancshares Common Stock is entitled to one vote. For additional information relating to the Bancshares Special Meeting, see "MEETING INFORMATION."

     Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Bancshares Common Stock. As of the record date for the Bancshares Special Meeting, directors and executive officers of Bancshares and their affiliates owned beneficially or controlled the voting of an aggregate of 51,328 shares of Bancshares Common Stock, or approximately 46.67% of the shares of Bancshares Common Stock outstanding on that date. Accordingly, approval of the Merger Agreement is virtually assured. At the record date, directors and executive officers of Norwest did not own beneficially any shares of Bancshares Common Stock. See "MEETING INFORMATION-- Record Date; Vote Required" and "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of Bancshares."

     BANK SPECIAL MEETING

     The special meeting of Bank shareholders (the "Bank Special Meeting") to consider and vote on the Consolidation will be held on _________, August __, 1994, at __:__ _.m., local time, at _____________________, _______________,
Silver City, New Mexico. Only holders of record of Bank Common Stock at the close of business on June __, 1994, will be entitled to vote at the Bank Special Meeting. At such date, there were 129,600 shares of Bank Common Stock outstanding. Each share of Bank Common Stock is entitled to one vote. For additional information relating to the Bank Special Meeting, see "MEETING INFORMATION."

     Approval of the Consolidation Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. AS OF THE RECORD DATE FOR THE BANK SPECIAL MEETING, BANCSHARES HELD 128,100 SHARES, OR 98.8%, OF THE OUTSTANDING SHARES OF BANK COMMON STOCK. ACCORDINGLY, WITHOUT THE VOTE OF THE REMAINING BANK SHAREHOLDERS, BANCSHARES WILL HAVE THE ABILITY TO EFFECTUATE THE CONSOLIDATION. As of the record date for the Bank Special Meeting, directors and officers of the Bank and their affiliates did not own beneficially or control the voting of any shares of Bank Common Stock. At the record date, directors and executive officers of Norwest did not own beneficially any shares of Bank Common Stock. See "MEETING INFORMATION--Record Date; Vote Required" and "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of the Bank."

REASONS FOR THE REORGANIZATION; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The Board of Directors of Bancshares carefully considered and approved the terms of the Merger as being in the best interests of Bancshares and its shareholders and recommends that Bancshares shareholders vote FOR the proposal to approve the Merger Agreement.

     The Board of Directors of the Bank carefully considered and approved the terms of the Consolidation as being in the best interests of the Bank and its shareholders and recommends that Bank shareholders vote FOR the proposal to approve the Consolidation Agreement.

     The recommendations of Bancshares's Board of Directors and of the Bank's Board of Directors are based upon a number of factors, including the financial and other terms of the Merger Agreement and the Consolidation Agreement; the financial condition, results of operations, and prospects of Norwest; the active trading market for Norwest Common Stock; the tax-free nature of the Reorganization; the potential for future dividend income; and the probable impact of the Reorganization on the community served by the Bank and on the Bank's employees. See "THE REORGANIZATION--Reasons for the Reorganization."

EFFECTIVE DATES OF THE MERGER AND THE CONSOLIDATION

     Subject to the terms and conditions of the Merger Agreement, the Merger will be effective on the date on which the appropriate filings are made with the Secretary of State of the State of New Mexico (the "Effective Date of the Merger") at 11:59 p.m., New Mexico time (the "Effective Time of the Merger"). Such filing will be made ten business days following the satisfaction or waiver of all conditions set forth in the Merger Agreement or on such other date upon which the parties may agree. The Consolidation will be effective as of 12:01 a.m. (the "Effective Time of the Consolidation") on the date specified in the Consolidation Agreement (the "Effective Date of the Consolidation"). The Effective Date of the Merger and the Effective Date of the Consolidation are sometimes hereinafter referred to collectively as the "Effective Dates." The closing of the Reorganization will occur on the Effective Date of the Merger (the "Closing Date"). The parties expect the closing of the Reorganization to occur as soon as possible following shareholder approval of the Merger and the Consolidation. See "THE REORGANIZATION--Effective Dates of the Merger and the Consolidation" and "THE REORGANIZATION--Conditions to the Reorganization."

ACCOUNTING TREATMENT

     It is anticipated that the Reorganization will be accounted for as a purchase under generally accepted accounting principles. See "THE REORGANIZATION--Accounting Treatment."

REGULATORY APPROVALS

     The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Consolidation is subject to the prior approval of the Office of the Comptroller of the Currency (the "OCC"). Norwest has filed applications for approval with the Federal Reserve Board and the OCC. There can be no assurance that either the Federal Reserve Board or the OCC will approve the Reorganization, or as to the date of such approvals. See "THE REORGANIZATION--Regulatory Approvals."

MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION

     Following the Merger and the Consolidation, Norwest intends to operate at the Bank's present locations and to offer products and services offered by Norwest affiliates. See "THE REORGANIZATION--Management and Operations After the Reorganization."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     All but one of the current directors and executive officers of Bancshares and the Bank are shareholders of Bancshares and can be expected, upon consummation of the

Reorganization, to receive shares of Norwest Common Stock in exchange for their shares of Bancshares or Bank Common Stock. Effective as of the Effective Time of the Merger, Danny T. Skarda, who is Chairman of the Board and President of both Bancshares and the Bank, will enter into an employment agreement with Bancshares. See "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

RIGHTS OF DISSENTING SHAREHOLDERS

     Under New Mexico law, shareholders of Bancshares who dissent from the Merger will be entitled to receive payment in cash of an appraised value of their shares of Bancshares Common Stock instead of receiving Norwest Common Stock. Under federal law, shareholders of the Bank who dissent from the Consolidation will be entitled to receive payment in cash of an appraised value of their shares of Bank Common Stock instead of receiving Norwest Common Stock. The values so determined could be more than, the same as, or less than the value of the consideration to be received by Bancshares shareholders, pursuant to the Merger Agreement, or by Bank shareholders, pursuant to the Consolidation Agreement, who do not dissent. WITH RESPECT TO BOTH SHAREHOLDERS OF BANCSHARES AND THE BANK, FAILURE TO COMPLY WITH STATUTORY PROCEDURES IN THE EXERCISE OF DISSENTERS' RIGHTS MAY NULLIFY SUCH RIGHTS. See "THE REORGANIZATION--Rights of Dissenting Shareholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Rothgerber, Appel, Powers & Johnson, counsel to Bancshares and the Bank, has issued an opinion to Bancshares and the Bank with respect to the material federal income tax consequences of the Merger and the Consolidation. The legal opinion is based on certain assumptions and representations and, in summary, is to the effect that, for federal income tax purposes, the Merger and Consolidation will constitute nontaxable reorganizations in that no gain or loss will be recognized by shareholders who exchange Bancshares Common Stock or Bank Common Stock for Norwest Common Stock, except with respect to any cash paid in lieu of fractional shares of Norwest Common Stock. Such opinion expressly excludes any opinion as to the applicability of, or taxes owed due to, the alternative minimum tax or state or local taxes. See "THE REORGANIZATION-- Certain Federal Income Tax Consequences."

MARKETS AND MARKET PRICES

     Norwest Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CHX"). On March 2, 1994, the last trading day preceding public announcement of the proposed Reorganization, the closing price per share of Norwest Common Stock was $23.25 and on June __, 1994, the price was $__.__. There is no public market for Bancshares Common Stock or Bank Common Stock. Shareholders of Bancshares and of the Bank are advised to obtain current market quotations for Norwest Common Stock. The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Dates, which may be a period of several weeks or more. As a result, the market value of the Norwest Common Stock that shareholders of Bancshares and of the Bank ultimately receive in the Merger or the Consolidation, as the case may be, could be more or less than its market value on the date of this Proxy Statement-Prospectus. No assurance can be given concerning the market price of Norwest Common Stock before or after the Effective Dates.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Upon consummation of the Reorganization, shareholders of Bancshares and of the Bank will become stockholders of Norwest. As a result, such shareholders' rights will change significantly. See "THE REORGANIZATION--Certain Differences in Rights of Shareholders."

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table presents selected comparative unaudited per share data for Norwest Common Stock on a historical and pro forma combined basis and for Bancshares Common Stock and Bank Common Stock on a historical and a pro forma equivalent basis giving effect to the Reorganization using the purchase method of accounting. See "THE REORGANIZATION--Accounting Treatment." This information is derived from the consolidated historical financial statements of Norwest, including the related notes thereto, incorporated by reference in this Proxy Statement-Prospectus, the consolidated historical financial statements of Bancshares, and the historical financial statements of the Bank, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. This information should be read in conjunction with such historical financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION ABOUT BANCSHARES AND THE BANK."

     This data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Reorganization been consummated prior to the periods indicated.

                      COMPARATIVE UNAUDITED PER SHARE DATA




                                  Norwest Common Stock         Bancshares Common Stock           Bank Common Stock
                                -------------------------     -------------------------     --------------------------
                                                Pro Forma                     Pro Forma                      Pro Forma
                                Historical      Combined      Historical     Equivalent     Historical      Equivalent
                                ----------      ---------     ----------     ----------     ----------      ----------

BOOK VALUE (1):

  March 31, 1994                  $11.14          11.14          72.00          52.53          61.34          48.48
  December 31, 1993                11.00          11.01          82.52          51.92          71.30          47.92

DIVIDENDS DECLARED (2):

  Three Months Ended
    March 31, 1994                  0.185          0.185         13.460          0.872         12.640          0.805

  Year Ended
    December 31, 1993               0.640          0.640         12.000          3.017         12.000          2.785

NET INCOME (3):

  Three Months Ended
    March 31, 1994                  0.58           0.58           2.94           2.71           2.68           2.50

  Year Ended
    December 31, 1993               1.86           1.86          13.19           8.76          11.91           8.08

(1) The pro forma combined book values per share of Norwest Common Stock are based upon the historical total common equity for Norwest and Bancshares divided by total pro forma common shares of the combined entities assuming (i) conversion of the outstanding Bancshares Common Stock at a Merger Conversion Factor of 4.71425 and (ii) conversion of the outstanding Bank Common Stock (other than shares owned indirectly by Norwest as a result of the Merger) at a Consolidation Conversion Factor of 4.35133. The difference between the historical total common equity of Bancshares and the total market value of Norwest Common Stock to be issued in the Reorganization is not material. The pro forma equivalent book values per share of Bancshares Common Stock and per share of Bank Common Stock represent the pro forma combined amounts multiplied by the assumed Merger Conversion Factor and the assumed Consolidation Conversion Factor, respectively. The assumed conversion factors used in this table, which are based on an assumed aggregate number of shares of Norwest Common Stock to be issued in the Reorganization of 525,000 would result in the issuance of 518,473 shares of Norwest Common Stock upon conversion of all outstanding shares of Bancshares Common Stock in the Merger and of 6,527 shares upon conversion of all outstanding shares of Bank Common Stock (other than shares owned indirectly by Norwest as a result of the Merger) in the Consolidation. See "THE REORGANIZATION--Terms of the Reorganization."

(2) Assumes no changes in cash dividends per share. The pro forma equivalent dividends per share of Bancshares Common Stock and per share of Bank Common Stock represent cash dividends declared per share of Norwest Common Stock multiplied by 4.71425 and 4.35133, respectively.

(3) The pro forma combined net income per share (based on fully diluted net income and weighted average shares outstanding) is based upon the combined historical net income for Norwest and Bancshares divided by the average pro forma common shares of the combined entities, assuming a Merger Conversion Factor of 4.71425 and a Consolidation Conversion Factor of 4.35133. The pro forma equivalent net income per share of Bancshares Common Stock and Bank Common Stock represents the pro forma combined net income per share multiplied by
4.71425 and 4.35133, respectively.


SELECTED FINANCIAL DATA

     The following table sets forth certain selected historical financial information for Norwest, Bancshares, and the Bank. The income statement and balance sheet data included in the selected financial data for the five years ended December 31, 1993, are derived from the audited consolidated financial statements of Norwest for such five-year period, the audited consolidated financial statements of Bancshares and the audited financial statements of the Bank for the five years ended December 31, 1993. The financial data for the three-month periods ended March 31, 1994 and 1993, are derived from the unaudited historical financial statements of Norwest, Bancshares, and the Bank. All financial information derived from unaudited financial statements reflects, in the respective opinions of management of Norwest, Bancshares, and the Bank, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended March 31, 1994, are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. This information should be read in conjunction with the consolidated financial statements of Norwest and the related notes thereto, included in documents incorporated herein by reference, and in conjunction with consolidated financial statements of Bancshares and the financial statements of the Bank, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION ABOUT BANCSHARES AND THE BANK."

                             SELECTED FINANCIAL DATA



                                                     THREE MONTHS
                                                    ENDED MARCH 31                      YEAR ENDED DECEMBER 31
                                                  -------------------    ----------------------------------------------------
                                                    1994       1993      1993(1)     1992(2)     1991      1990(3)    1989(4)
                                                    ----       ----      -------     -------     ----      -------    -------
                                                                     (In millions except per share amounts)

NORWEST:
  Interest income                                   $992.8      967.8    3,946.3     3,806.4    4,025.9    3,885.7    3,624.5
  Interest expense                                   342.9      357.2    1,442.9     1,610.6    2,150.3    2,320.0    2,210.1
                                                    ------     ------    -------     -------    -------    -------    -------
    Net interest income                              649.9      610.6    2,503.4     2,195.8    1,875.6    1,565.7    1,414.4
  Provision for credit losses                         36.3       38.1      158.2       270.8      406.4      433.0      233.5
  Non-interest income                                434.1      349.1    1,585.0     1,273.7    1,064.0      896.3      728.5
  Non-interest expense                               769.1      683.7    3,050.4     2,553.1    2,041.5    1,744.5    1,525.9
                                                    ------     ------    -------     -------    -------    -------    -------
    Income before income taxes                       278.6      237.9      879.8       645.6      491.7      284.5      383.5
  Income tax expense                                  88.1       79.6      266.7       175.6       73.4      115.1       99.0
                                                    ------     ------    -------     -------    -------    -------    -------
  Income before cumulative effect
   of a change in accounting method                  190.5      158.3      613.1       470.0      418.3      169.4      284.5
  Cumulative effect on years prior
   to 1992 of change in accounting method              --         --         --       (76.0)        --         --         --
                                                    ------     ------    -------     -------    -------    -------    -------
  Net income                                        $190.5      158.3      613.1       394.0      418.3      169.4      284.5
                                                    ------     ------    -------     -------    -------    -------    -------
                                                    ------     ------    -------     -------    -------    -------    -------

  Net income per share:
    Primary:
    Before cumulative effect of a
     change in accounting method                       0.59       0.49       1.89        1.44       1.33       0.59       1.00
    Cumulative effect on years prior
     to 1992 of change in accounting method              --         --         --       (0.25)        --         --         --

                                                    -------    -------    -------    --------   --------   --------   --------
  Net income                                          $0.59       0.49       1.89        1.19       1.33       0.59       1.00
                                                    -------    -------   --------    --------   --------   --------   --------
                                                    -------    -------   --------    --------   --------   --------   --------
    Fully diluted:
    Before cumulative effect of a
     change in accounting method                      $0.58       0.48       1.86        1.42       1.32       0.59       1.00
    Cumulative effect on years prior
     to 1992 of change in accounting method              --         --         --       (0.23)        --         --         --
                                                    -------    -------    -------    --------   --------   --------   --------
  Net income                                          $0.58       0.48       1.86        1.19       1.32       0.59       1.00
                                                    -------    -------   --------    --------   --------   --------   --------
                                                    -------    -------   --------    --------   --------   --------   --------
  Dividends declared per
   common share                                       $0.185      0.145      0.640       0.540      0.470      0.423      0.380
  At period end:
    Total assets                                 $55,328.2   48,910.9   54,665.0    50,037.0   45,974.5   43,523.0   38,322.0
    Long-term debt                                 6,829.5    5,500.6    4,553.2     4,553.2    3,686.6    3,066.0    2,720.0
    Total stockholders' equity                     3,853.3    3,496.3    3,760.9     3,371.8    3,192.3    2,434.0    2,288.2




                                       14




(1) On January 14, 1994, First United Bank Group, Inc. ("First United"), a $3.9 billion bank holding company headquartered in Albuquerque, New Mexico, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of First United. Appropriate Norwest items reflect an increase in First United's provision for credit losses of $16.5 million to conform with Norwest's credit loss reserve practices and methods and $83.2 million in accruals and reserves for merger-related expenses, including termination costs, systems and operations costs, and investment banking, legal, and accounting expenses.

(2) On February 9, 1993, Lincoln Financial Corporation ("Lincoln"), a $2.0 billion bank holding company headquartered in Fort Wayne, Indiana, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of Lincoln. Appropriate Norwest items reflect an increase in Lincoln's provision for credit losses of $60.0 million and $33.5 million in Lincoln's provisions and expenditures for costs related to restructuring activities.

(3) On April 19, 1991, United Banks of Colorado, Inc. ("United"), a $5.5 billion financial institution headquartered in Denver, Colorado, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of United. Appropriate Norwest items reflect United's special provisions for credit losses and writedowns for other real estate owned, which together totaled $165 million, and $31 million of accruals for expected reorganization and restructuring costs for the year ended December 31, 1990. The special provisions were due to deterioration of several large commercial loan relationships, the anticipated results of the then recent examination by the Office of the Comptroller of the Currency, and the anticipated impact of the Resolution Trust Corporation's accelerated efforts to liquidate foreclosed properties at deep discounts.

(4) On May 1, 1990, First Interstate Corporation of Wisconsin ("FIWI"), a $2.0 billion financial institution headquartered in Sheboygan, Wisconsin, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of FIWI. Appropriate Norwest items reflect $12.0 million in charges resulting from FIWI's decision to sell its portfolio of stripped mortgage-backed securities, an increase in FIWI's provision for credit losses of $16.2 million, and $24.5 million in FIWI's provisions and expenditures for costs related to restructuring activities.



                                                     THREE MONTHS
                                                    ENDED MARCH 31                      YEAR ENDED DECEMBER 31
                                                  -------------------    ----------------------------------------------------
                                                    1994       1993       1993        1992       1991       1990       1989
                                                    ----       ----       ----        ----       ----       ----       ----
                                                                     (In millions except per share amounts)

BANCSHARES:
  Interest income                                   $1.6        1.7        6.8         7.3        7.8        8.3        8.4
  Interest expense                                   0.6        0.6        2.3         3.1        4.2        4.7        4.6
                                                    ----        ---        ---         ---        ---        ---        ---
    Net interest income                              1.0        1.1        4.5         4.2        3.6        3.6        3.8
  Provision for credit losses                         --         --        0.2         0.5        0.3        0.1        0.1
  Non-interest income                                0.1        0.1        0.6         0.6        0.5        0.5        0.4
  Non-interest expenses                              0.7        0.8        3.1         3.0        2.9        2.7        2.5
                                                    ----        ---        ---         ---        ---        ---        ---
    Income before income taxes                       0.4        0.4        1.8         1.3        0.9        1.3        1.6
  Income tax expense                                 0.1        0.1        0.4         0.2        0.2        0.3        0.4
                                                    ----        ---        ---         ---        ---        ---        ---
  Income before cumulative effect
   of a change in accounting method                  0.3        0.3        1.4         1.1        0.7        1.0        1.2
  Cumulative effect on years prior to 1992
   of change in accounting method                     --        0.1        0.1          --         --         --         --
                                                    ----        ---        ---         ---        ---        ---        ---
    Net income                                      $0.3        0.4        1.5         1.1        0.7        1.0        1.2
                                                    ----        ---        ---         ---        ---        ---        ---
                                                    ----        ---        ---         ---        ---        ---        ---

  Net income per share:
  Primary:
    Before cumulative effect of a
     change in accounting method                    $2.94       2.77      12.78        9.66       6.58       9.00      11.07
    Cumulative effect on years prior
     to 1992 of change in accounting method            --       0.41       0.41          --         --         --         --
                                                    -----       ----      -----        ----       ----       ----      -----
  Net income                                        $2.94       3.18      13.19        9.66       6.58       9.00      11.07
                                                    -----       ----      -----        ----       ----       ----      -----
                                                    -----       ----      -----        ----       ----       ----      -----

    Fully diluted:
    Before cumulative effect of a
     change in accounting method                    $2.94       2.71      12.78        9.66       6.58       9.00      11.07
    Cumulative effect on years prior
     to 1993 of change in accounting method            --       0.41       0.41          --         --         --         --
                                                    -----       ----      -----        ----       ----       ----      -----
  Net income                                        $2.94       3.12      13.19        9.66       6.58       9.00      11.07
                                                    -----       ----      -----        ----       ----       ----      -----
                                                    -----       ----      -----        ----       ----       ----      -----

  Dividends declared per
   common share                                    $13.46      12.00      12.00        3.00         --      12.00       1.50

  At period end:
    Total assets                                  $100.8       96.7       99.6       101.4       97.6       90.9       90.9
    Long-term debt                                   0.9        1.0        1.0         1.1        1.2        1.4        1.5
    Total stockholders' equity                       7.9        8.0        9.1         8.9        8.2        7.5        7.8



                                                     THREE MONTHS
                                                    ENDED MARCH 31                      YEAR ENDED DECEMBER 31
                                                  -------------------    ----------------------------------------------------
                                                    1994       1993       1993        1992       1991       1990       1989
                                                    ----       ----       ----        ----       ----       ----       ----
                                                                     (In millions except per share amounts)

THE BANK:
  Interest income                                   $1.6        1.7        6.8         7.3        7.8        8.3        8.4
  Interest expense                                   0.6        0.6        2.3         3.1        4.2        4.7        4.6
                                                    ----        ---        ---         ---        ---        ---        ---
      Net interest income                            1.0        1.1        4.5         4.2        3.6        3.6        3.8
  Provision for credit losses                         --        0.1        0.2         0.5        0.3        0.1        0.1
  Non-interest income                                0.1        0.1        0.6         0.6        0.5        0.5        0.4
  Non-interest expense                               0.7        0.7        3.0         2.9        2.7        2.5        2.3
                                                    ----        ---        ---         ---        ---        ---        ---
    Income before income taxes                       0.4        0.4        1.9         1.4        1.1        1.5        1.8
  Income tax expense                                 0.1        0.1        0.4         0.2        0.2        0.4        0.4
                                                    ----        ---        ---         ---        ---        ---        ---
  Income before cumulative effect
   of a change in accounting method                  0.3        0.3        1.5         1.2        0.9        1.1        1.4
  Cumulative effect on years prior to 1992
   of change in accounting method                     --        0.1        0.1          --         --         --         --
                                                    ----        ---        ---         ---        ---        ---        ---
    Net income                                      $0.3        0.4        1.6         1.2        0.9        1.1        1.4
                                                    ----        ---        ---         ---        ---        ---        ---
                                                    ----        ---        ---         ---        ---        ---        ---

  Net income per share:
    Primary:
    Before cumulative effect of a
     change in accounting method                    $2.68       2.53      11.56        8.97       6.50       8.74      10.67
    Cumulative effect on years prior
    to 1992 of change in accounting method             --       0.35       0.35          --         --         --         --
                                                    -----       ----      -----        ----       ----       ----      -----
  Net income                                        $2.68       2.88      11.91        8.97       6.50       8.74      10.67
                                                    -----       ----      -----        ----       ----       ----      -----
                                                    -----       ----      -----        ----       ----       ----      -----

  Fully diluted:
    Before cumulative effect of a
    change in accounting method                     $2.68       2.53      11.56        8.97       6.50       8.74      10.67
    Cumulative effect on years prior
    to 1993 of change in accounting method             --       0.35       0.35          --         --         --         --
                                                    -----       ----      -----        ----       ----       ----      -----
  Net income                                        $2.68       2.88      11.91        8.97       6.50       8.74      10.67
                                                    -----       ----      -----        ----       ----       ----      -----
                                                    -----       ----      -----        ----       ----       ----      -----

  Dividends declared per
   common share                                    $12.64      12.00      12.00        2.80       2.31      12.84       2.60

  At period end:
    Total assets                                   $99.90      95.8       98.7       100.4       96.5       89.8       89.0
    Long-term debt                                    --         --         --          --         --         --         --
    Total stockholders' equity                       8.0        8.1        9.2         9.3        8.5        7.9        8.4


                               MEETING INFORMATION

GENERAL

     This Proxy Statement-Prospectus is being furnished to holders of Bancshares Common Stock in connection with the solicitation of proxies by the Board of Directors of Bancshares for use at the Bancshares Special Meeting to be held on _________, August __, 1994, and any adjournments thereof, to consider and take action upon a proposal to approve the Merger Agreement and such other business as may properly come before the Bancshares Special Meeting or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of Bancshares Common Stock is accompanied by a form of proxy for use at the Bancshares Special Meeting.

     This Proxy Statement-Prospectus is also being furnished by the Bank to holders of Bank Common Stock in connection with the Bank Special Meeting to be held on _________, August __, 1994, and any adjournments thereof, to consider and take action upon a proposal to approve the Consolidation Agreement and such other business as may properly come before the Bank Special Meeting or any adjournments thereof.

     This Proxy Statement-Prospectus is also being furnished by Norwest to the shareholders of Bancshares and of the Bank as a prospectus in connection with the issuance by Norwest of shares of Norwest Common Stock upon consummation of the Merger and the Consolidation.

     This Proxy Statement-Prospectus, the attached Notices of Special Meeting, and the form of proxy for Bancshares shareholders enclosed herewith are first being mailed to shareholders of Bancshares and of the Bank on or about July __, 1994.

DATE, PLACE, AND TIME

     The Bancshares Special Meeting will be held at _______________, _______________, Silver City, New Mexico, on _________, August __, 1994, at
__:__ _.m., local time.  The Bank Special Meeting will be held at
___________________, _______________, Silver City, New Mexico, on _________,
August __, 1994, at __:__ _.m., local time.

RECORD DATE; VOTE REQUIRED

     BANCSHARES SPECIAL MEETING

     The Board of Directors of Bancshares has fixed the close of business on June __, 1994, as the record date for the determination of shareholders of Bancshares entitled to receive notice of, and to vote at, the Bancshares Special Meeting. On the record date there were 109,980 shares of Bancshares Common Stock issued and outstanding. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Bancshares Common Stock. The Merger cannot be consummated without shareholder approval of the Merger Agreement.

     As of the record date for the Bancshares Special Meeting, directors and officers of Bancshares and their affiliates owned beneficially or controlled the voting of an aggregate of 51,328 shares of Bancshares Common Stock or approximately 46.67% of the shares of

Bancshares Common Stock outstanding on that date. Information regarding the shares of Bancshares Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of Bancshares, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of Bancshares" below.

     BANK SPECIAL MEETING

     The Board of Directors of the Bank has fixed the close of business on June __, 1994, as the record date for the determination of shareholders of the Bank entitled to receive notice of, and to vote at, the Bank Special Meeting. On the record date there were 129,600 shares of Bank Common Stock outstanding.
Approval of the Consolidation Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. If the Merger is approved at the Bancshares Special Meeting, Norwest will be deemed to own beneficially 100% of the outstanding shares of Bancshares Common Stock. Management of Bancshares has advised Norwest that it will vote all of the shares of Bank Common Stock held by Bancshares in favor of the Consolidation. Therefore, approval of the Consolidation is assured. The Merger cannot be consummated without shareholder approval of the Consolidation Agreement.

     As of the record date for the Bank Special Meeting, directors and officers of the Bank and their affiliates did not own beneficially or control the voting of any shares of Bank Common Stock. Information regarding the shares of Bank Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of the Bank, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of the Bank" below.

     At the record date, directors and executive officers of Norwest did not own beneficially any shares of Bancshares Common Stock or Bank Common Stock.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF BANCSHARES

     PRINCIPAL SHAREHOLDERS

     Set forth below are the names and addresses of, and the number of shares and the percentage of outstanding shares beneficially owned as of the record date for the Bancshares Special Meeting by, each holder of record who owns of record, or who is known by Bancshares to be the beneficial owner of, more than 5% of the outstanding shares of Bancshares Common Stock. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated. The shares shown in the table include all shares the named parties may be deemed to own beneficially, including shares held by spouses.

                                  Number of Shares          Percent of
                                    Beneficially            Outstanding
       Name and Address                 Owned         Bancshares Common Stock
- -------------------------------   ----------------   ------------------------

John Paul Jones                     10,461.5 (1)               9.51%
P.O. Box 2814
Silver City, NM  88062

Linda K. Jones                      12,621.5 (2)              11.48%
P.O. Box 2814
Silver City, NM  88062

Schmitz Investment Partnership          8,195                  7.45%
P.O. Box 1126
Silver City, NM  88062

Estate of Cash T. Skarda (3)          28,021.5                25.48%
P.O. Box 1250
Silver City, NM  88062

Danny T. Skarda                     28,685.5 (4)              26.08%
P.O. Box 1250
Silver City, NM  88062

Dorothy M. Skarda                      12,699                 11.55%
P.O. Box 1184
Silver City, NM  88062

- ---------------

(1) Includes 9,207.5 shares owned by Mr. Jones's wife, Linda K. Jones, and 282 shares owned jointly by his wife and her mother, Dorothy M. Skarda.

(2) Includes 972 shares owned by Mrs. Jones's husband, John Paul Jones; 282 shares owned jointly with Dorothy M. Skarda; and 2,160 shares held in custodial accounts for her minor grandchildren.

(3) Danny T. Skarda, President and Chairman of the Board of both Bancshares and the Bank, the son of Cash T. Skarda, is a beneficiary and serves as the personal representative of the Cash T. Skarda estate.

(4) Includes 100 shares owned jointly with Mr. Skarda's wife, 564 shares owned jointly with his sons, and 28,021.5 shares held by the estate of Cash T. Skarda, of which he is a beneficiary and for which he serves as personal representative; excludes 20 shares owned jointly by Mr. Skarda's sons and their mother.

     SECURITIES OWNERSHIP OF MANAGEMENT

     Set forth below is the number of shares of Bancshares Common Stock held by each director and executive officer, and by all directors and executive officers as a group, of Bancshares as of the record date for the Bancshares Special Meeting. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated. The shares shown in the table include all shares the named parties may be deemed to own beneficially, including shares held by spouses.

                                  Number of Shares          Percent of
                                    Beneficially            Outstanding
          Name                         Owned         Bancshares Common Stock
- -----------------------           ----------------   ------------------------

Manual Aragon                            480                    (1)

Dr. Gilbert Arizaga                       0                    0.0%

Jo Ann Bock                              187                    (1)

Joe H. Brown                             550                    (1)

Joseph P. Casey                           15                    (1)

Michael I. Conner                        972                    (1)

Daniel R. Dunagan                      2,326                  2.11%

J.T. Hollimon                            200                    (1)

John Paul Jones                     10,461.5 (2)              9.51%

Jack C. Keen                           2,616                  2.38%

David A. Kinneberg                     1,600                  1.45%

Dushan P. Milovich                     1,040                    (1)

David O. Pierson                         200                    (1)

Danny T. Skarda                     28,685.5 (3)             26.08%

Jack G. Stroman                        1,995                  1.81%

Directors and officers as a group     51,328                 46.67%
(15 persons)

- ---------------

(1)  Less than 1%.

(2) Includes 9,207.5 shares owned by Mr. Jones's wife, Linda K. Jones, and 282 shares owned jointly by his wife and her mother, Dorothy M. Skarda.

(3) Includes 100 shares owned jointly with Mr. Skarda's wife, 564 shares owned jointly with his sons, and 28,021.5 shares held by the estate of Cash T. Skarda, of which he is a beneficiary and for which he serves as personal representative; excludes 20 shares owned jointly by Mr. Skarda's sons and their mother.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF THE BANK

     Set forth below is the name of, and the number of shares and the percentage of outstanding shares beneficially owned as of the record date for the Bank Special Meeting by, the sole person known by the Bank to be the beneficial owner of, more than 5% of the outstanding shares of Bank Common Stock. None of the directors or executive officers of the Bank own shares of Bank Common Stock. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated. The shares shown in the table include all shares the named parties may be deemed to own beneficially, including shares held by spouses.

                                  Number of Shares          Percent of
                                    Beneficially            Outstanding
       Name and Address                 Owned         Bancshares Common Stock
- -------------------------------   ----------------   ------------------------

Copper Bancshares, Inc.                128,100                 98.8%
P.O. Box 1250
Silver City, NM  88062-1250


VOTING AND REVOCATION OF PROXIES FOR THE BANCSHARES SPECIAL MEETING

     Shares of Bancshares Common Stock represented by a proxy properly signed and received at, or prior to, the Bancshares Special Meeting, unless subsequently revoked, will be voted at the Bancshares Special Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of Bancshares Common Stock represented by such proxy will be voted FOR approval of the Merger Agreement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of Bancshares prior to or at the Bancshares Special Meeting or by voting the shares subject to the proxy in person at the Bancshares Special Meeting. Attendance at the Bancshares Special Meeting will not in and of itself constitute a revocation of a proxy.

     The Board of Directors of Bancshares is not aware of any business to be acted upon at the Bancshares Special Meeting other than the business described herein. If, however, other matters are properly brought before the Bancshares Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

SOLICITATION OF PROXIES FOR THE BANCSHARES SPECIAL MEETING

     In addition to solicitation by mail, directors, officers, and employees of Bancshares may solicit proxies from the shareholders of Bancshares, either personally or by telephone, telegram, or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Bancshares will bear its own expenses in connection with any solicitation of proxies for the Bancshares Special Meeting. See "THE REORGANIZATION--Expenses." No solicitation of proxies will be conducted in connection with the Bank Special Meeting.

HOLDERS OF BANCSHARES COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO BANCSHARES IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.


                               THE REORGANIZATION

     This section of the Proxy Statement-Prospectus describes certain aspects of the Merger and the Consolidation. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the form of the Consolidation Agreement, which are attached as Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus and are incorporated by reference herein. ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT AND THE CONSOLIDATION AGREEMENT IN THEIR ENTIRETY.

REASONS FOR THE REORGANIZATION; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The terms of the Reorganization were the results of arms'-length negotiations between the parties. The Boards of Directors of Bancshares and the Bank did not seek the advice of independent investment bankers or other third parties but rather reached the conclusion to accept the Norwest offer and recommend the Merger and the Consolidation to shareholders as a result of their own analysis. In reaching this conclusion, the Directors of Bancshares and the Bank considered a number of factors without assigning any specific weight to any of the factors considered. The Boards of Directors did consider the following factors to be significant positive reasons for the proposed Merger and Consolidation which in the aggregate led to their determination in the exercise of their business judgment to recommend that the Merger and Consolidation be approved by the shareholders of Bancshares and of the Bank, respectively:

     (i) the market value of Norwest shares to be received in the Merger and Consolidation as compared to the book value and limited market value of Bancshares and the Bank shares to be exchanged in the Merger and as a multiple of the historic and projected earnings of Bancshares and the Bank;

    (ii) the financial condition, results of operations and prospects for Norwest as compared to the current business and expansion opportunities and constraints, and projections and prospects of future performance and earnings for Bancshares and the Bank on a stand-alone basis;

   (iii) the greater market liquidity of Norwest Common Stock compared to Bancshares and Bank Common Stock;

    (iv) the review of the Merger Agreement and the Consolidation Agreement by management and the Boards of Directors of Bancshares and the Bank with its legal counsel;

     (v) the fact that the Reorganization will be tax free for federal income tax purposes to the holders of the Common Stock of Bancshares and the Bank not exercising their dissenters' rights of appraisal (other than in respect to cash paid in lieu of fractional shares); and

    (vi) the probable impact of the Reorganization on customers and employees and the community served by Bancshares and the Bank.

     Based upon the market value of Norwest Common Stock on June __, 1994, the value of the shares of Norwest Common Stock to be received for each share of Bancshares Common Stock in the Merger would have been ____________. This is equal to ______ times the book value of each share of Bancshares Common Stock as of March 31, 1994, and is equal to _____ times the earnings per share of Bancshares Common Stock for the year ended December 31, 1993. Based upon the market value of Norwest Common Stock on June __, 1994, the value of the shares of Norwest Common Stock to be received for each share of Bank Common Stock would have been __________, which is _____ times the book value of each share of Bank Common Stock as of March 31, 1994, and _____ times the earnings per share of Bank Common Stock for the year ended December 31, 1993.

     THE BOARDS OF DIRECTORS OF BANCSHARES AND THE BANK RECOMMEND THAT THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER AND CONSOLIDATION BE ADOPTED AND APPROVED BY THE SHAREHOLDERS OF BANCSHARES AND THE BANK.

TERMS OF THE REORGANIZATION

     THE MERGER

     At the Effective Time of the Merger, a wholly owned subsidiary of Norwest will merge into Bancshares, with Bancshares as the surviving corporation, and the outstanding shares of Bancshares Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Merger Agreement. The Merger Conversion Factor, used to determine the number of shares of Norwest Common Stock into which each outstanding share of Bancshares Common Stock will be converted, will be calculated by dividing 518,473 by the number of shares of Bancshares Common Stock outstanding immediately prior to the Effective Time of the Merger. As of the date of this Proxy Statement-Prospectus, the Merger Conversion Factor would be 4.71425. On March 2, 1994, the last trading day preceding public announcement of the proposed Reorganization, the closing price per share of Norwest Common Stock on the NYSE was $23.25 and on June __, 1994, the price was $____.

     THE CONSOLIDATION

     The Merger Agreement also provides that, following the Effective Time of the Merger and subject to the terms and conditions of the Merger Agreement and the Consolidation Agreement, the Bank will be consolidated with a national banking association which is a wholly owned subsidiary of Norwest, under the charter of the Bank. The resulting bank will continue to be known as "The American National Bank of Silver City." The Articles of

Incorporation of the resulting bank are attached as an appendix to the Consolidation Agreement. Under applicable law, consummation of the Consolidation requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. If the Merger is approved, Norwest will be deemed to own beneficially 100% of the outstanding shares of Bancshares Common Stock. The Consolidation will be effective at 12:01 a.m. on the date specified in the Consolidation Agreement (the "Effective Time of the Consolidation"), which is expected to be the day following the Effective Date of the Merger. The Consolidation Conversion Factor, used to determine the number of shares of Norwest Common Stock into which each share of Bank Common Stock outstanding immediately prior to the Effective Time of the Consolidation owned by shareholders other than Bancshares (other than shares with respect to which statutory dissenters' rights have been exercised and not forfeited) will be converted, will be calculated by dividing 6,527 by the number of shares of Bank Common Stock owned by shareholders other than Bancshares immediately prior to the Effective Time of the Consolidation. As of the date of this Proxy Statement-Prospectus, the Consolidation Conversion Factor would be 4.35133. On March 2, 1994, the last trading day preceding public announcement of the proposed Reorganization, the closing price per share of Norwest Common Stock on the NYSE was $23.25 and on June __, 1994, the price was $____.

     The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Dates of the Merger and the Consolidation, which may be a period of several weeks or more. As a result, the market value of the Norwest Common Stock that shareholders of Bancshares and of the Bank ultimately receive in the Merger or the Consolidation, as the case may be, may be more or less than its market value on the date of this Proxy Statement-Prospectus.

     The Merger Agreement provides that if, between the date of the Merger Agreement and the Effective Time of the Merger, shares of Norwest Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or readjustment, or if a stock dividend thereon is declared with a record date within the same period, the conversion factors provided for in the Merger Agreement will be adjusted accordingly. The Consolidation Agreement includes a parallel provision.

     No fractional shares of Norwest Common Stock will be issued in the Merger or the Consolidation. Instead, Norwest will pay to each holder of Bancshares Common Stock or Bank Common Stock who would otherwise be entitled to a fractional share an amount of cash equal to the fraction of a share of Norwest Common Stock to which the shareholder of Bancshares or of the Bank would otherwise be entitled multiplied by the average of the closing prices of a share of Norwest Common Stock reported by the consolidated tape of the New York Stock Exchange for each of the five trading days immediately preceding the Effective Time of the Merger.

     Shares of Norwest Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will remain issued and outstanding.

EFFECTIVE DATES OF THE MERGER AND THE CONSOLIDATION

     Subject to the terms and conditions of the Merger Agreement, the Effective Date of the Merger will be the date on which a Certificate of Merger is filed with the Secretary of State of the State of New Mexico. Such filings will be made ten business days following the satisfaction or waiver of all conditions of the Merger Agreement or on such other date upon which the parties agree, and the time at which such filing will be made is hereinafter referred to as the "Time of Filing." The Effective Time of the Merger will be 11:59 p.m. New Mexico time, on the Effective Date of the Merger; and the Consolidation will be effective as of 12:01 a.m. on the date specified in the certificate of approval with respect to the Consolidation to be issued by the OCC. There can be no assurance, however, as to when or whether the Merger and the Consolidation will occur. Norwest and Bancshares anticipate that the closing will occur as soon as possible following the Special Meetings. See "Terms of the Reorganization," "Conditions to the Reorganization," and "Regulatory Approvals."

SURRENDER OF CERTIFICATES

     As soon as practicable after the Effective Times, Norwest Bank Minnesota, National Association, acting in the capacity of exchange agent for Norwest (the "Exchange Agent"), will mail to each former holder of record of shares of Bancshares Common Stock or shares of Bank Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's stock certificates for a certificate representing Norwest Common Stock.

     SHAREHOLDERS OF BANCSHARES AND OF THE BANK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

     Upon surrender to the Exchange Agent of one or more certificates for Bancshares Common Stock or Bank Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder a certificate representing the number of whole shares of Norwest Common Stock to which such holder is entitled and, where applicable, a check for the amount representing any fractional share. A certificate for Norwest Common Stock may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed and otherwise in proper form for transfer and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     All Norwest Common Stock issued pursuant to the Reorganization will be deemed issued as of the Effective Time of the Merger or the Effective Date of the Consolidation, as the case may be. No dividends with a record date after the Effective Dates will be paid to shareholders of Bancshares or of the Bank entitled to receive certificates for shares of Norwest Common Stock until such shareholders surrender their certificates representing shares of Bancshares Common Stock or Bank Common Stock, as the case may be. Upon such surrender, there shall be paid to the shareholder in whose name the certificates representing such shares of Norwest Common Stock are issued any dividends the record and payment dates of which shall have been after the Effective Dates and before the date of such surrender. After such surrender, there shall be paid to the person in whose name the certificate representing such shares of Norwest Common Stock is issued, on the appropriate dividend payment date, any dividend on such shares of Norwest Common Stock which shall have a record date after the Effective Dates and prior to the date of surrender, but a payment date subsequent to the surrender. In no event shall the persons entitled to receive such dividends be entitled to receive interest on amounts payable as dividends.

CONDITIONS TO THE REORGANIZATION

     THE MERGER

     The Merger will occur only if each of the Merger Agreement and the Consolidation Agreement is approved by the requisite vote of shareholders. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived, to the extent waiver is permitted by applicable law. Such conditions to the obligations of both parties to consummate the Merger include (i) the continued accuracy of representations and warranties by the other party, (ii) the performance by the other party of its obligations under the Merger Agreement, (iii) the receipt of certain certificates from officers of the other party, (iv) the receipt of all necessary regulatory approvals, including the approval of the Merger by the Federal Reserve Board and the approval of the Consolidation by the OCC, and the expiration of all applicable waiting and approval periods, (v) the absence of any order of a court or agency of competent jurisdiction restraining, enjoining, or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement, (vi) the receipt of an opinion of counsel for Bancshares and the Bank to the effect that for federal income tax purposes both the Merger and the Consolidation will be tax-free reorganizations, (vii) the continued effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part and receipt by Norwest of all state securities law or blue sky authorizations necessary for the Merger and the Consolidation, (viii) the Merger Agreement shall not have been terminated, and (ix) there shall not have occurred any general suspension of, or limitation on prices for, trading securities on the NYSE or in the over-the-counter market, or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

     Bancshares's obligation to consummate the Merger is also subject to authorization for listing on the NYSE and CHX upon official notice of issuance of the shares of Norwest Common Stock issuable pursuant to the Reorganization.

     Norwest's obligation to consummate the Merger is also subject to (i) the receipt by Bancshares and the Bank of any and all material consents or waivers from third parties to loan agreements, leases, or other material contracts required for the consummation of the Merger and the Consolidation, and the receipt by Bancshares and the Bank of any and all material permits, authorizations, consents, waivers, and approvals required for the consummation of the Merger and the Consolidation; (ii) the qualification of the Merger as a pooling of interests for accounting purposes and the receipt by Norwest from Peat Marwick and Bock, Rutherford & Company of letters to that effect, (iii) the total number of shares of Bancshares Common Stock and Bank Common Stock (including phantom shares and other share equivalents) outstanding and subject to issuance upon exercise of all warrants, options, conversion rights, phantom shares, or other share equivalents not having exceeded 109,980 and 129,600, respectively; (iv) the receipt of a certificate signed by Bancshares's Chief Executive Officer and Chief Financial Officer concerning the accuracy and completeness of certain of Bancshares's and the Bank's financial statements and related information and the absence of any changes in such financial statements and related information subsequent to the date of such financial statements; (v) the requirement that Bancshares and the Bank considered as a whole shall not have sustained since September 30, 1993, any material loss or interference with their business from any civil disturbance or any fire, explosion, flood, or other calamity, whether or not covered by insurance; (vi) the absence of any reasonable basis for any proceeding, claim, or action seeking to impose, or that could reasonably be expected to result in the imposition, on Bancshares or the Bank or their respective properties of any liability arising from the release of hazardous substances under any local, state, or federal environmental statute, regulation, or ordinance which has had or could reasonably be expected to have a material adverse effect upon Bancshares and the Bank taken as a whole, and the absence of any violations of any applicable environmental protection laws or regulations which would, individually or in the aggregate, have a material adverse effect on Bancshares and the Bank taken as a whole.

     THE CONSOLIDATION

     The Consolidation will occur only if (i) the Consolidation Agreement is approved by the requisite vote of the shareholders of the Bank and of Norwest Bank; (ii) the Consolidation is approved by all appropriate banking and regulatory authorities, and all conditions prescribed by law for the consummation of the Consolidation have been satisfied; and (iii) the Merger has been consummated.

REGULATORY APPROVALS

     The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the Reorganization in meeting the convenience and needs of the communities to be served. The Federal Reserve Board also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Under the BHC Act, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHC Act provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings. There can be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge were made, that the outcome would be favorable to the parties to the Merger.


     The Consolidation is subject to the prior approval of the OCC, and receipt of such approval is a condition to consummation of the Consolidation.

     Norwest filed an application for approval of the Merger with the Federal Reserve Board on April 29, 1994, and an application for approval of the Consolidation with the OCC on May 31, 1994. These applications remain pending as of the date of this Proxy Statement-Prospectus. There can be no assurance that the Federal Reserve Board and the OCC will approve the Merger and the Consolidation or as to the dates of such approvals. In addition, as required by New Mexico law, by letter dated May 17, 1994, Norwest notified the Director of the Financial Institutions Division of the New Mexico Regulation and Licensing Department of its intent to make an interstate acquisition.

     The approval of any application merely implies satisfaction of regulatory criteria for approval, which do not include review of the Reorganization from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed Reorganization.

     Norwest is not aware of any governmental approvals or compliance with banking laws and regulations that are required for consummation of the Reorganization other than those described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof. Neither the Merger nor the Consolidation can proceed in the absence of all requisite regulatory approvals. See "Effective Dates of the Merger and the Consolidation," "Conditions to the Reorganization," and "Waiver, Amendment, and Termination."

BUSINESS PENDING THE REORGANIZATION

     Under the Merger Agreement, each of Bancshares and the Bank is generally obligated to maintain its corporate existence in good standing; to maintain the general character of its business and conduct its business in the ordinary and usual manner; to extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Norwest, make any new loan or modify, restructure, or renew any existing loan (except pursuant to commitments made prior to the date of the Merger Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would exceed $100,000; to maintain proper business and accounting records in accordance with generally accepted principles; to maintain its properties in good repair and condition, ordinary wear and tear excepted; to maintain in all material respects presently existing insurance coverage; to use its best efforts to preserve its business organization intact, to keep the services of its present principal employees, and to preserve its goodwill and the goodwill of its suppliers, customers, and others having business relationships with it; to use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; to comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses, and permits applicable to the properties and operations of Bancshares and the Bank the noncompliance with which reasonably could be expected to have a material adverse effect on Bancshares and the Bank taken as a whole; and to permit Norwest and its representatives to examine its books, records, and properties, and to interview officers, employees, and agents at all reasonable times when it is open for business. The Merger Agreement also provides that, prior to the Effective Time of the Merger, neither Bancshares nor the Bank may, without the prior written consent of

Norwest, among other things: (i) amend or otherwise change its articles of incorporation or association or bylaws; (ii) issue or sell, or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale, or conversion of, any shares of its capital stock, phantom shares, or other share equivalents, or any other of its securities; (iii) authorize or incur any long-term debt (other than deposit liabilities); (iv) mortgage, pledge, or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; (v) enter into any material agreement, contract, or commitment in excess of $25,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date of the Merger Agreement; (vi) make any investments except investments made by the Bank in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less; (vii) amend or terminate any "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, except as required by law; (viii) make any contributions to any such plan except as required by the terms of such plan in effect as of the date of the Merger Agreement; (ix) declare, set aside, make, or pay any dividend, except dividends declared by the Bank for the purpose of and in an amount necessary to make scheduled payments of principal and interest on debt of Bancshares; (x) redeem, purchase, or otherwise acquire, directly or indirectly, any of the capital stock of Bancshares; (xi) increase the compensation of any officers, directors, or executive employees, except pursuant to existing compensation plans and practices; (xii) sell or otherwise dispose of any shares of the capital stock of the Bank; or (xiii) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     Neither Bancshares nor the Bank, nor any director, officer, representative, or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of, or enter into any discussions with any party or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of common stock, or any other equity security of Bancshares or the Bank; (ii) to make a tender or exchange offer for any shares of such common stock or other equity security; (iii) to purchase, lease, or otherwise acquire the assets of Bancshares or the Bank, except in the ordinary course of business; or (iv) to merge, consolidate, or otherwise combine with Bancshares or the Bank. Any offer or inquiry to Bancshares or the Bank concerning any of the foregoing must be promptly disclosed, along with the terms thereof, to Norwest.

WAIVER, AMENDMENT, AND TERMINATION

     The parties may, in writing, give any consent, take any action with respect to termination of the Merger Agreement, or waive any inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants and conditions in the Merger Agreement.

     At any time before the appropriate filing is made with the New Mexico Secretary of State on the Effective Date of the Merger the parties may amend the Merger Agreement by action of their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors; provided, however, that no such amendment occurring after approval of the Merger by the shareholders of Bancshares and the Bank may adversely affect the consideration to be received by such shareholders.

     The Merger Agreement provides that it may be terminated at any time prior to the filing with the New Mexico Secretary of State (i) by mutual written consent of the parties; (ii) by either party by written notice to the other if the Merger shall not have been consummated by November 1, 1994, unless such failure of consummation is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Merger Agreement; or (iii) by either party by written notice to the other if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement.

     The Consolidation Agreement provides that it may be terminated at any time prior to the Effective Date of the Consolidation by mutual written consent of the Boards of Directors of the parties or by action of the Board of Directors of either party if the Merger Agreement is terminated. The Consolidation Agreement may be amended by mutual consent of the Boards of Directors of the parties; provided, however, that no such amendment occurring after approval of the Consolidation Agreement shall have a material adverse affect on the rights of shareholders of the Bank.

MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION

     As of the Effective Time of the Merger, Bancshares will become a wholly owned subsidiary of Norwest, and the Bank will become an indirect subsidiary of Norwest. As a result of the Consolidation, which will occur immediately following the Merger, the Bank will be consolidated with another subsidiary of Norwest, Norwest Bank, under the charter of the Bank. The consolidated bank will operate at the Bank's present locations, providing products and services offered by Norwest affiliates. See "Terms of the Reogranization."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     All but one of the current directors and executive officers of Bancshares and the Bank own Common Stock of Bancshares or the Bank, or both. Such Bancshares Common Stock will be converted in the Merger into Norwest Common Stock on the same terms and conditions as apply to all other shareholders of Bancshares. As of the Record Date, Bancshares's directors and executive officers owned a total of 51,328 shares of Bancshares Common Stock constituting approximately 46.67% of the issued and outstanding shares of Bancshares Common Stock.

     None of the directors or executive officers of Bancshares or the Bank excerpt Danny T. Skarda, President and a director of both Bancshares and the Bank, has an agreement for additional compensation from Norwest or rights which become effective upon a change of control like the Merger and Consolidation. Danny T. Skarda will enter into an employment agreement with Bancshares effective as of the Effective Time of the Merger pursuant to which he will be employed for 12 months after the Effective Time of the Merger unless such employment is sooner terminated by his death or resignation, or by Bancshares upon a termination of Mr. Skarda for cause. Pursuant to this employment agreement, Mr. Skarda will be paid $120,000 for the one-year term of the agreement. He will also be entitled to this normal benefits during such time. In addition, Mr. Skarda will agree not to engage in the business of commercial banking or in the thrift business or aid or assist anyone else in engaging or becoming interested in or entering into the commercial bank or thrift business, within 50 miles of Silver City, New Mexico.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Bancshares is incorporated as a corporation under the laws of New Mexico, and Norwest is incorporated as a corporation under the laws of Delaware. Shareholders of Bancshares, whose rights are governed by Bancshares's Articles of Incorporation and Bylaws and by New Mexico corporate law, will, upon consummation of the Merger, become stockholders of Norwest. Shareholders of the Bank, whose rights are governed by the Bank's Amended Articles of Association and Amended Bylaws and by federal banking law, will, upon consummation of the Consolidation, also become stockholders of Norwest. The rights of former shareholders of Bancshares and of the Bank as Norwest stockholders will then be governed by Norwest's Certificate of Incorporation and By-Laws and by the Delaware General Corporation Law. The following is a summary of certain significant differences between the rights of shareholders of Bancshares, shareholders of the Bank, and stockholders of Norwest.

     CAPITAL STOCK

     BANCSHARES. Bancshares's Articles of Incorporation authorize the issuance of 120,000 shares of common stock, par value $1.00 per share, and 50,000 shares of preferred stock, par value $23.33 per share. At March 31, 1994, 109,980 shares of Bancshares Common Stock were issued and outstanding. No shares of Bancshares's preferred stock are issued and outstanding as of the date of this Proxy Statement-Prospectus. Accordingly, all Bancshares shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation.

     THE BANK. The Bank's Amended Articles of Association authorize the issuance of 129,600 shares of common stock, par value $5.00 per share. At March 31, 1994, 129,600 shares of Bank Common Stock were issued and outstanding. All shares of Bank Common Stock currently outstanding have equal rights and preferences with respect to voting, dividends, and distributions upon liquidation.

     NORWEST. Norwest's Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $ 1 2/3 per share, and 5,000,000 shares of preferred stock ("Norwest Preferred Stock"). At March 31, 1994, 318,602,669 shares of Common Stock were issued, of which 314,920,116 were outstanding and 3,682,553 were held as treasury shares; 2,315,900 shares of Norwest Preferred Stock were issued and outstanding; and 1,000,000 additional shares of Norwest Preferred Stock were reserved for issuance upon the exercise of certain rights described below. Norwest has authorized for issuance from time to time and registered with the Securities and Exchange Commission (the "SEC") an additional 1,700,000 shares of Norwest Preferred Stock. In addition, Norwest has authorized for issuance from time to time and registered with the SEC, pursuant to a universal shelf registration statement, an indeterminate number of securities (the "Shelf Securities") with an aggregate initial offering price not to exceed $1,000,000,000. The Shelf Securities may be issued as Preferred Stock or as securities convertible into shares of Preferred Stock or Common Stock. All or any portion of the authorized but unissued Norwest Preferred Stock or Shelf Securities issuable as, or convertible into, Norwest Preferred Stock may be issued by the Board of Directors of Norwest without further action by Norwest stockholders. Holders of Norwest Preferred Stock have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of Norwest Common Stock. The relative rights and preferences of any Norwest Preferred Stock issued in the future may be established by the Norwest Board of Directors without stockholder action. Although management has no current plans for the issuance of any shares of Norwest Preferred Stock, except as disclosed in this Proxy Statement-Prospectus, such shares, when and if issued, could have dividend, liquidation, voting, and other rights superior to those of Norwest Common Stock.

     On November 22, 1988, the Board of Directors of Norwest declared a dividend of one preferred share purchase right (collectively, the "Rights") for each outstanding share of Norwest Common Stock. The dividend was paid on December 9, 1988, to stockholders of record on that date. Holders of shares of Norwest Common Stock issued subsequent to that date, including those to be issued in connection with the Merger, will receive the Rights with their shares. The Rights trade automatically with shares of Norwest Common Stock and become exercisable only under certain circumstances. The Rights are designed to protect the interests of Norwest and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with Norwest's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may, but are not intended to, deter takeover proposals.

     Until a Right is exercised, the holder of a Right, as such, will have no rights as a stockholder of Norwest including, without limitation, the right to vote or receive dividends. Upon becoming exercisable, each Right will entitle the registered holder to purchase from Norwest one four-hundredth of a share of Norwest Series A Junior Participating Preferred Stock (collectively, the "Junior Preferred Shares"). The stated purchase price for each one one-hundredth of a Junior Preferred Share is $175.00. The purchase price is subject to adjustment upon the occurrence of certain events, including stock dividends on the Junior Preferred Shares or issuance of warrants for, or securities convertible on certain terms into, Junior Preferred Shares. The number of Rights outstanding and the number of Junior Preferred Shares issuable upon exercise of the Rights are subject to adjustment in the event of a stock split of, or a stock dividend on, Norwest Common Stock.

     The Rights will become exercisable only if a person or group acquires or announces an offer to acquire 25% or more of the outstanding shares of Norwest Common Stock. This triggering percentage may be reduced to no less than 15% by the Board of Directors prior to the time the Rights become exercisable. The Rights have certain additional features that will be triggered upon the occurrence of specified events:

     (1) If a person or group acquires at least the triggering percentage of Norwest Common Stock, the Rights permit holders of the Rights, other than such person or group, to acquire Norwest Common Stock at 50% of market value. However, this feature will not apply if a person or group which owns less than the triggering percentage acquires at least 85% of the outstanding shares of Norwest Common Stock pursuant to a cash tender offer for 100% of the outstanding Norwest Common Stock.

     (2) After a person or group acquires at least the triggering percentage and before the acquiror owns 50% of the outstanding shares of Norwest Common Stock, the Board of

     Directors may exchange each Right, other than Rights owned by such acquiror, for one share of Norwest Common Stock or one four-hundredth of a Junior Preferred Share.

     (3) In the event of certain business combinations involving Norwest or the sale of 50% or more of the assets or earning power of Norwest, the Rights permit holders of the Rights to purchase the stock of the acquiror at 50% of market value.

     The Junior Preferred Shares will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 400 times the dividend declared per share of Norwest Common Stock. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $400.00 per share but will be entitled to an aggregate payment of 400 times the payment made per share of Norwest Common Stock. Each Junior Preferred Share will have 400 votes, voting together with the Norwest Common Stock. Finally, in the event of any merger, consolidation, or other Reorganization in which Norwest Common Stock is exchanged, each Junior Preferred Share will be entitled to receive 400 times the amount received per share of Norwest Common Stock. These rights are protected by customary antidilution provisions.

     At any time prior to the acquisition by a person or group of the triggering percentage or more of the outstanding shares of Norwest Common Stock, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0025 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price.

     The Rights will expire on November 23, 1998, unless extended or earlier redeemed by Norwest. Generally, the terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights.

     REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     BANCSHARES. Under New Mexico law, the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote is required to approve a plan of merger, consolidation, or exchange.

     THE BANK. Under federal law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Bank Common Stock is required to approve a merger or consolidation.

     NORWEST. Under Delaware law, the vote of a simple majority of the outstanding shares of Norwest Common Stock entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of Norwest's corporate assets. With respect to a merger, no vote of the stockholders of Norwest is required if Norwest is the surviving corporation and (1) the related agreement of merger does not amend Norwest's Certificate of Incorporation, (2) each share of stock of Norwest outstanding immediately before the merger is an identical outstanding or treasury share of Norwest after the merger, and (3) the number of shares of Norwest stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Norwest Common Stock outstanding immediately before the merger.

     DISSENTERS' RIGHTS

     BANCSHARES. Under New Mexico law, shareholders of Bancshares are entitled to exercise dissenters' rights and obtain payment of the fair value of their shares. See the more detailed discussion below under "Rights of Dissenting Shareholders."

     THE BANK. Under federal law shareholders of the Bank are entitled to receive payment of the value of their shares of Bank Common Stock if they dissent from any merger or consolidation for which a vote of the Bank's shareholders is required. See the more detailed discussion below under "Rights of Dissenting Shareholders."

     NORWEST. Under Delaware law a stockholder is generally entitled to receive payment of the appraised value of such stockholder's shares if the stockholder
dissents from a merger or consolidation.   However, appraisal rights are not
available to holders of (a) shares listed on a national securities exchange or held of record by more than 2,000 persons or (b) shares of the corporation surviving a merger, if the Merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required by the terms of the Merger to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (iii) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the Certificate of Incorporation. Because shares of Norwest Common Stock are listed on both the NYSE and the CHX, and Norwest has more than 2,000 stockholders of record, its stockholders are not, subject to the aforementioned exceptions, entitled to any rights of appraisal in connection with mergers or consolidations involving Norwest.

     SPECIAL MEETINGS

     BANCSHARES. Under New Mexico law and Bancshares's Bylaws, a special meeting of shareholders may be called by Bancshares's President or its Board of Directors, and shall be called upon the request of a majority of the Board of Directors or the holders of not less than ten percent of the outstanding shares of Bancshares Common Stock.

     THE BANK. Under federal law and the Bank's Bylaws, a special meeting of shareholders may be called by the Board of Directors or by shareholders owning not less than 25% of the stock of the Bank.

     NORWEST. Under Delaware law and the By-Laws of Norwest, a special meeting of stockholders may be called only by the Chairman of the Board, a Vice Chairman, the President, or a majority of the Board of Directors.

     ANTITAKEOVER STATUTES

     BANCSHARES. The laws of New Mexico do not include any statute that regulates the accumulation of shares of voting stock of, or business combinations with, New Mexico corporations.

     THE BANK. National banking associations are not covered by any specific antitakeover statute. However, the acquisition of more than 5% of the capital stock of a national bank requires the approval of federal regulatory agencies.

     NORWEST. The Delaware antitakeover statute governs business combinations between a publicly held Delaware corporation having certain numbers of stockholders or listed on certain exchanges and an interested stockholder. This statute is designed primarily to regulate the second step of a two-tiered takeover attempt. Delaware law broadly defines a "business combination" as including a merger, sale of assets, issuance of voting stock, and various other types of transactions with an interested stockholder and other related parties. An "interested stockholder" is defined as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. Delaware law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless (a) the board of directors approved the business combination before the stockholder became an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the transaction began, excluding in computing such percentage shares held by certain types of stockholders, or (c) the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved by at least two-thirds of the outstanding voting stock not owned by such stockholder.

     In addition to being subject to the laws of Delaware, Norwest, as a bank holding company, is subject to various provisions of federal law with respect to mergers, consolidations, and certain other corporate transactions.

RIGHTS OF DISSENTING SHAREHOLDERS

     BANCSHARES

     Shareholders of Bancshares are entitled to exercise dissenters' rights under Section 53-15-4 of the New Mexico Business Corporation Act (the "NMBCA"). Shareholders electing to demand the appraisal of their shares must deliver a written objection to the Merger to Bancshares before the taking of the vote on the Merger. If the Merger is approved, the shareholder may, within ten days after the date on which the vote on the Merger is taken, make written demand on Bancshares, as the surviving corporation, for payment of the fair value of the shareholder's shares. Such demand will be sufficient if it reasonably informs Bancshares of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shareholder's shares. Because a proxy or vote against the Merger will not constitute such a demand, a separate written demand is required.


     Within ten days after the Effective Date of the Merger, Bancshares will notify each shareholder who has made a demand for appraisal as of the Effective Date of the Merger. If, within 30 days after the Effective Date of the Merger, the shareholder and Bancshares reach an agreement as to the fair value of the shareholder's shares, Bancshares will remit the fair value payment agreed upon to the shareholder within 90 days after the Effective Date of the Merger. If Bancshares and the shareholder do not agree upon the fair value of the shareholder's shares within such 30-day period, Bancshares is required to file a petition in the Sixth Judicial District Court, County of Grant, State of New Mexico (the "Court"), asking that the Court determine the fair value of the shares. If Bancshares fails to file such a petition, any shareholder demanding appraisal rights may do so on Bancshares behalf. All shareholders asserting appraisal rights will be made parties to any court action filed to determine such fair value. Notwithstanding the foregoing, at any time within 60 days after the Effective Date of the Merger, dissenting shareholders have the right to withdraw their demand for appraisal and to accept the terms offered in the Merger.

     At a hearing on a petition for appraisal, the Court is directed to determine which shareholders have complied with the provisions of Section 53-15-4 and are therefore entitled to appraisal rights. The Court is then directed to appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value of the shares, the Court is required to take into account all relevant factors. The fair value of the shares, as determined by the Court, together with interest, if any, will be required to be paid by Bancshares to all dissenting holders of Bancshares Common Stock who have complied with Section 53-15-4.

     From and after the Effective Date of the Merger, no shareholder who has demanded appraisal rights will be entitled to vote such shareholder's shares of the Bancshares Common Stock for any purpose or to receive payment of dividends or other distributions on such stock.

     Any demands, notices, or other documents required to be sent to Bancshares should be sent to Bancshares at the address at the forepart of this Proxy Statement-Prospectus.

     THE FOREGOING SUMMARY OF DISSENTERS' RIGHTS DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROCEDURE OUTLINED IN THE RELEVANT PROVISIONS OF THE NMBCA, WHICH ARE REPRODUCED IN THEIR ENTIRETY AS EXHIBIT C TO THIS PROXY STATEMENT-PROSPECTUS. FURTHERMORE, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES DESCRIBED ABOVE, ANY SHAREHOLDER WISHING TO EXERCISE THE RIGHT TO AN APPRAISAL MAY WISH TO CONSULT WITH COUNSEL.

     BANK

     Title 12, Section 215, of the United States Code provides that any shareholder of either of the parties to a consolidation involving a national bank who objects to the proposed consolidation has the right to receive payment in cash of the value of such shareholder's shares as of the effective date of the consolidation, if and when the consolidation is consummated, subject to certain conditions. These conditions, in the case of a shareholder of the Bank, are that: (i) the shareholder must have voted against approval of the Consolidation at the Bank Special Meeting or given notice in writing at, or prior to, the Bank Special Meeting to the presiding officer that such shareholder dissents from the proposed Consolidation; (ii) the shareholder must, within 30 days after the effective date of the Consolidation, make a written request for payment to the surviving bank; and (iii) the written request must be accompanied by surrender of the shareholder's stock certificate(s). Any shareholder of the Bank who votes against the Consolidation at the Bank Special Meeting, or who gives notice in writing at, or prior to, the Bank Special Meeting to the presiding officer that such shareholder dissents, will be notified in writing of the effective date of the Consolidation.

Failure to comply with each of the foregoing conditions will result in the loss of the appraisal rights described herein.

     The value of the shares of any dissenting shareholder shall be determined by an appraisal made by a committee of three persons, one to be selected by the majority vote of the dissenting shareholders, one by the Board of Directors of the surviving bank, and the third by the two so chosen. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed is not satisfactory to any dissenting shareholder, that shareholder may, within five days after being notified of the appraised value of such shareholder's shares, appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made which shall be final and binding as to the value of such shares. If a shareholder dissents and, within 90 days from the date of consummation of the Consolidation, one or more of the appraisers is not selected as above provided for any reason, or the appraisers fail to determine the value of such shares, the Comptroller shall, upon written request of any interested party, cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the surviving bank. The value of the shares ascertained shall be promptly paid to the dissenting shareholder by the surviving bank.

     The foregoing summary does not purport to be a complete statement of the provisions of Section 215 and is qualified in its entirety by reference to the relevant provisions of Section 215, the text of which is attached hereto as Exhibit D. Any shareholder of the Bank who desires to exercise dissenters' appraisal rights should carefully review and comply with the relevant provisions of Section 215. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 215 ARE NOT FULLY AND PRECISELY SATISFIED.

     Attached hereto as Appendix E is a copy of Banking Circular 259 regarding the valuation methods used by the Comptroller to estimate the value of a bank's shares when the Comptroller is involved in the appraisal of shares held by dissenting shareholders. The results of appraisals performed by the Comptroller for transactions that were consummated in 1989 and 1986 are also summarized in Appendix E. EACH SHAREHOLDER OF THE BANK SHOULD FULLY CONSIDER APPENDIX E BEFORE DECIDING WHETHER TO EXERCISE DISSENTERS' RIGHTS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The description of certain federal income tax considerations with respect to the Merger and the Consolidation is included solely for the information of shareholders of Bancshares and of the Bank. No information is provided with respect to the consequences of any applicable state, local or foreign tax laws. Applicability of the alternative minimum tax and other tax consequences of the Merger and the Consolidation to a shareholder may depend upon the individual situation of the shareholder. Furthermore, special tax considerations may apply to shareholders who are insurance companies, securities dealers, financial institutions, and foreign persons. Therefore, each shareholder is urged to consult his or her own tax advisor concerning the specific tax consequences of the Merger and the Consolidation to such shareholder.

     It is intended that the Merger and the Consolidation will be treated as reorganizations within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes, (i) no gain or loss will be recognized by the holders of Bancshares Common Stock or

Bank Common Stock upon the receipt of Norwest Common Stock in exchange for such Bancshares Common Stock or Bank Common Stock pursuant to the Merger or the Consolidation, except as discussed below with respect to cash received in lieu of a fractional share interest in Norwest Common Stock; and (ii) the aggregate adjusted tax basis of the shares of Norwest Common Stock received by shareholders of Bancshares or the Bank pursuant to the Merger and the Consolidation will be the same as the aggregate adjusted tax basis of the shares of Bancshares or Bank Common Stock surrendered in exchange therefor (reduced by the amount allocable to fractional share interests for which cash is received); and (iii) the holding period of the shares of Norwest Common Stock received by shareholders of Bancshares or the Bank will include the holding period of the Bancshares Common Stock or the Bank Common Stock exchanged therefor provided the shares of Bancshares or Bank Common Stock were held as a capital asset as of the Effective Time of the Merger or the Effective Time of the Consolidation, as the case may be.

     Consummation of the Merger is conditioned upon receipt by Bancshares and the Bank of the opinion of Rothgerber, Appel, Powers & Johnson to the effect that, on the basis of facts, representations, and assumptions set forth or referred to in such opinion, the material federal income tax consequences of the Merger and the Consolidation under current law will be as set forth above.

     Bancshares and the Bank do not intend to apply for a ruling from the IRS with respect to the federal income tax consequences of the Merger and the Consolidation. Instead, they intend to rely on the tax opinion of legal counsel referred to above. An opinion of counsel is not binding upon the IRS or the courts. The tax opinions will be based upon certain factual assumptions and upon certain representations and assurances made by Bancshares and the Bank.
The tax opinion will not address the consequences of the Merger and the Consolidation on the shareholders under applicable state or local income tax laws.

     One of the requirements for tax-free reorganization treatment is that shareholders of the acquired corporation acquire a substantial and continuing interest in the acquiring corporation. The tax opinion will be based on the assumption that the shareholders of Bancshares and the Bank have no plan or intention at the time of the Merger and the Consolidation to sell or otherwise dispose of an amount of Norwest Common Stock to be received in the Merger or the Consolidation that would reduce their aggregate ownership of Norwest Common Stock to a number of shares having in the aggregate a value at the time of the Merger and the Consolidation of less than 50% of the total value of the Bancshares and Bank Common Stock outstanding immediately prior to the Merger and the Consolidation. For purposes of such determination, shares of Bancshares and Bank Common Stock that are exchanged for cash or other property, or surrendered by dissenters, or exchanged for cash in lieu of the issuance of fractional shares of Norwest Common Stock, will be treated as outstanding shares of Bancshares and Bank Common Stock immediately prior to the Merger and the Consolidation.

     Any cash received by the holders of Bancshares and Bank Common Stock, whether pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Norwest Common Stock, will be treated as having been received in redemption of the shares or fractional share interest so cashed out and will result in taxable gain or loss. The amount of such gain or loss will be the difference between the cash received and the basis of the shares or the fractional share interest surrendered in exchange therefor. Provided the shares or the fractional share was held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be long-term capital gain or loss if the holding period for such shares or fractional share interest was greater than one year.

     Shareholders should also be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, noncompete agreements, consulting arrangements, and other transactions could be reviewed by the IRS and determined to constitute taxable income to specific parties to the Merger or the Consolidation or could be a basis for assertion that reorganization treatment is not appropriate to the Merger or the Consolidation. Furthermore, if the IRS were to establish as to some shareholders that part of the Norwest Common Stock received in the Merger or the Consolidation is severable from the Merger or the Consolidation, resulting in a proportionally increased equity interest being received in the Merger or the Consolidation by other shareholders, the shareholders whose equity interests were deemed to be constructively increased by the Merger or the Consolidation may be treated as having received a taxable stock dividend. Thus, notwithstanding the tax opinion, shareholders should consult with their tax advisors as to the tax consequences of the Merger or the Consolidation.

     Under Section 3406 of the Code, shareholders may be subject to "backup withholding" at the rate of 31% on "reportable payments" to be received by them if they fail to furnish their correct taxpayer identification numbers or for certain other reasons. Norwest will report to these persons and to the IRS for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

     The Code also imposes an alternative minimum tax and excise taxes on certain types of transactions. Applicability of such taxes is usually controlled, in whole or part, by other matters unrelated to the Merger or the Consolidation or by the unique characteristics of the particular taxpayer. Accordingly, shareholders are encouraged to consult their tax advisors if they are or might be subject to such taxes.

Resale of Norwest Common Stock

     The shares of Norwest Common Stock issuable to shareholders of Bancshares and the Bank upon consummation of the Reorganization have been registered under the Securities Act of 1933 (the "Securities Act"). Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Bancshares, the Bank, or Norwest as that term is defined in the rules under the Securities Act. Norwest Common Stock received by those shareholders of Bancshares or of the Bank who are deemed to be "affiliates" of Bancshares or the Bank, as the case may be, may be resold without registration as provided for by Rule 145, or as otherwise permitted under the Securities Act. In the Merger Agreement, Bancshares has agreed to use its best efforts to cause each Bancshares shareholder who is an executive officer or director of Bancshares or who may otherwise reasonably be deemed to be an affiliate of Bancshares to enter into an agreement with Norwest providing that such affiliate will not sell, transfer, or otherwise dispose of the shares of Norwest Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. This Proxy

Statement-Prospectus does not cover any resales of Norwest Common Stock received by affiliates of Bancshares or the Bank.

     The Merger Agreement provides for the filing by Norwest of listing applications with the NYSE and the CHX covering the shares of Norwest Common Stock issuable upon consummation of the Reorganization. It is a condition to the consummation of the Merger that such shares of Norwest Common Stock shall have been authorized for listing on the NYSE and the CHX effective upon official notice of issuance.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN

     For those stockholders who elect to participate in Norwest's Dividend Reinvestment and Optional Cash Payment Plan, dividends on Norwest Common Stock will be reinvested in shares of Norwest Common Stock at market price (as defined). The plan also permits participants to invest through voluntary cash payments, within certain dollar limitations, in additional shares of Norwest Common Stock at the market price (as defined) of such stock at the time of purchase. It is anticipated that after the Effective Times, Norwest will continue to offer its Dividend Reinvestment and Optional Cash Payment Plan and that shareholders of Bancshares and of the Bank who receive Norwest Common Stock in the Reorganization will have the right to participate in the Plan.

ACCOUNTING TREATMENT

     Notwithstanding any provisions of the Merger Agreement to the contrary, Norwest anticipates that it will account for the Reorganization as a purchase transaction in accordance with generally accepted accounting principles.

EXPENSES

     Norwest and Bancshares will each pay their own expenses in connection with the Reorganization, including fees and expenses of their respective accountants and counsel.

                    INFORMATION ABOUT BANCSHARES AND THE BANK

BUSINESS

     Bancshares was incorporated under the laws of the State of New Mexico on July 17, 1979, for the purpose of forming a one-bank holding company. On August 16, 1979, Bancshares acquired The American National Bank of Silver City, which had its main office in Silver City and branches in Hurley, New Mexico, and Bayard, New Mexico. Bancshares became a bank holding company subject to the supervision of the Federal Reserve Board in accordance with the BHCA. The Bank remains subject to the supervision of the OCC and the Federal Deposit Insurance Corporation (the "FDIC"). The Bank remains the only subsidiary of Bancshares.

     The predecessor to the Bank was incorporated as a New Mexico banking corporation on March 2, 1906.

     The Bank engages in the business of general commercial banking primarily in Grant County, New Mexico, as well as portions of Catron, Luna, and Hidalgo Counties. The Bank currently has a main office and three branches. The present main office was opened in March 1983, the Hurley branch in 1974, the Bayard branch in 1973, and the Hudson branch in 1969.

GENERAL BANKING SERVICES

     The Bank conducts a commercial banking business including accepting demand, savings, and time deposits, and making commercial, real estate, and consumer loans. It also offers escrow note collection, issues cashier's checks and money orders, sells traveler's checks, and provides safe deposit boxes and other customary banking services. The Bank does have trust powers.

     The Bank's operation emphasizes retail banking. Most of the Bank's customers are retail customers and small sized businesses. The Bank also emphasizes servicing the needs of local businesses, ranchers, retired individuals, and wage earners.

     Most of the Bank's depositors are attracted from individuals and business related sources. No single person or group of persons provides a material portion of the bank's deposits, the loss of any one or more of which would have a materially adverse effect on the business of the bank.

     In order to attract loan and deposit business from individuals and small sized businesses, branches of the Bank set lobby hours to accommodate local demands. In general, lobby hours are from 9:00 a.m. to 3:00 p.m., Monday through Thursday, and from 9:00 a.m. to 5:00 p.m. on Friday. The Bank also provides Saturday banking from 9:00 a.m. to 12:00 p.m. and all drive-up locations are open 9:00 a.m. to 6:00 p.m., Monday through Friday.

     The Bank offers a 24-hour ATM at its main office. The ATM is linked to several national and regional networks such as CIRRUS, Lynx, and Pulse.

MARKET PRICE AND DIVIDENDS

     There has never been an established public trading market for Bancshares Common Stock or Bank Common Stock. At March 31, 1994, Bancshares had 148 shareholders of record, and the Bank had 15 shareholders of record.

     The following table sets forth the amount of cash dividends paid per share of Bancshares Common Stock and Bank Common Stock in each of the years indicated and for the period ended March 31, 1994. In 1992 two dividend payments were made on Bank Common Stock. There were 109,980 shares of Bancshares's Common Stock and 129,600 shares of the Bank's Common Stock outstanding throughout those periods. See "SUMMARY--Comparative Unaudited Per Share Data."



                                      Cash Dividends Paid per Share
                             ---------------------------------------------
       Period                Bancshares Common Stock     Bank Common Stock
- ------------------------     -----------------------    -------------------
     1992                           $  3.00                   $ 2.80
     1993                             12.00                    12.00
     Three months ended               13.46                    12.64
       March 31, 1994

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF COPPER BANCSHARES, INC.

FINANCIAL REVIEW

GENERAL

The following is management's discussion and analysis of the significant factors affecting Copper Bancshares, Inc.'s financial condition and results of operations. This should be read in conjunction with Copper Bancshares, Inc.'s audited and unaudited financial statements and accompanying footnotes and other selected financial data presented elsewhere herein.

Copper Bancshares, Inc. is a one-bank holding company, which owns 98.84% of the common stock of The American National Bank of Silver City, New Mexico.

FINANCIAL CONDITION

Total assets increased by $1,169,000 during the first three months of 1994 to $100,787,000 at March 31, 1994 following a decrease of $1,734,000 during 1993 to $99,618,000 at December 31, 1993. The 1994 increase is reflected primarily in investment securities while the 1993 decrease was reflected primarily in Federal funds sold and cash.

Loans increased in the first three months of 1994 by $468,000 to $38,658,000 at March 31, 1994 and decreased $1,043,000 during 1993 to
$39,126,000 at December 31, 1993. A decline occured in real estate and consumer loans which was partially offset by an increase in commercial loans.

Investment securities increased in the first three months of 1994 by $2,837,000 to $47,426,000 at March 31, 1994 following an increase of $1,108,000 during 1993 to $44,589,000 at December 31, 1993. Substantially all of the 1994 increase is reflected in U.S. Treasury securities.


COMPARISON OF THREE MONTHS ENDED MARCH 31, 1994 AND 1993

EARNINGS PERFORMANCE

Copper Bancshares, Inc. earned net income of $324,000 and $350,000 for the three months ended March 31, 1994, and 1993 respectively. The 1993 earnings include $45,000 as the "cumulative effect of accounting change", resulting from the adoption by the Company of SFAS No. 109 as of the beginning of its 1993 fiscal year. The annualized return on average assets was 1.29% for the first three months of 1994, compared to 1.41% for the first three months of 1993.
Annualized return on average stockholders' equity was 15.23% for the first three months of 1994, compared to 16.53% for the first three months of 1993. On a per share basis, net income for the first three months of 1994 and 1993 was $2.94 and $3.18 (including $0.41 relating to the cumulative effect of accounting change), respectively.

The following is a condensed summary of the statements of earnings (dollars in thousands):


                                               Three months
                                                  ended
                                                 March 31,
                                                 ---------
                                            1994           1993
- -----------------------------------------------------------------
Net interest income                      $ 1,035        $ 1,086
Provision for loan losses                     15             60
Non-interest income                          124            116
Non-interest expense                         742            754
Net income                                   324            350


NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expenses of significant interest-bearing assets and liabilities:


                                Three months
                                   ended
                                  March 31,
                                 (dollars in        Percentage
                                  thousands)         increase
                                  ----------
                              1994          1993     (decrease)
- ---------------------------------------------------------------
Interest income:
  Loans                       $994        $1,021       ( 2.6)%
  Securities                   548           664       (17.5)
  Federal funds sold            54            31        74.2
  Interest-bearing deposits     13            13         --
  ----------------------------------------------

     Total interest income   1,609         1,729       ( 6.9)
- -------------------------------------------------------------
Interest expense:
  Deposits                     560           627       (10.7)
  Long-term debt                14            16       (12.5)
- ------------------------------------------------

    Total interest expense     574           643       (10.7)
- -------------------------------------------------------------

     NET INTEREST INCOME    $1,035        $1,086       ( 4.7)%
- --------------------------------------------------------------


The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:


                                   Three months ended
                                   March 31, 1994-1993
                                 (dollars in thousands)
- -------------------------------------------------------------
                                       Attributable to change
                                Total  ----------------------
                                change   in volume  in rate
- -------------------------------------------------------------
Interest-earning Assets

Loans                         $(  27)  $(   45)     $    18
Securities                     ( 116)      222       (  338)
Federal funds sold                23    (    3)          26
Interest-bearing deposits          0         0            0
- -----------------------------------------------------------
     TOTAL INTEREST INCOME     ( 120)      174       (  294)
- -----------------------------------------------------------
Interest bearing Liabilities

Deposits                       (  67)   (    6       (   61)
Long-term debt                 (   2)   (    2)
- -------------------------------------------------------------
     TOTAL INTEREST EXPENSE   $(  69)   (    8)     $(   61)
- -------------------------------------------------------------


The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior period's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes:


                                    Three months
                                      ended
                                     March 31,        Percentage
                                   (dollars in        increase
                                    thousands)       (decrease)
                                  -----------------------------
                                   1994       1993      1994/93
- ---------------------------------------------------------------
Loans                            $38,892    $40,708     ( 4.6)%
Securities                        46,008     41,951       9.7
Federal funds sold                 5,740      6,433     (10.8)
Interest-bearing deposits          1,500      1,500        0
- ---------------------------------------------------

  TOTAL AVERAGE
   INTEREST-EARNING ASSETS        92,140     90,592       1.7
- ---------------------------------------------------

Deposits:
Non-interest bearing demand       16,752     14,674      14.2

Interest-bearing demand           25,109     23,852       5.3
Savings                           15,154     13,452      12.7
Time                              33,251     36,954     (10.0)
- ---------------------------------------------------

  TOTAL AVERAGE
   INTEREST-BEARING DEPOSITS      73,514     74,258     ( 1.0)

Long-term debt                       918      1,078     (14.8)
- ---------------------------------------------------

  TOTAL AVERAGE
   INTEREST-BEARING
   LIABILITIES                   $74,432    $75,336     ( 1.2)%
- ---------------------------------------------------


The following table shows the annualized average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:


                                                  Three months
                                                     ended
                                                   March 31,
                                                   ---------
                                                1994       1993
- ---------------------------------------------------------------
Average yield earned:
  Loans                                        10.22%     10.03%
  Securities                                    4.76       6.33
  Federal funds sold                            3.76       1.93
  Interest-bearing deposits                     3.47       3.47

   Total interest-earning assets                6.99       7.63
- ---------------------------------------------------------------

Average rates paid:
  Interest-bearing deposits                     3.05       3.38
  Long-term debt                                6.10       5.94

   Total interest-bearing liabilities           3.08       3.41
- ---------------------------------------------------------------
INTEREST RATE SPREAD                            3.91%      4.22%
- ---------------------------------------------------------------


The following table shows the annualized net yield on interest-earning assets for the three months ended March 31:


                                                  1994     1993
- ---------------------------------------------------------------
  Average yield earned                          6.99%      7.63%
  Interest expense to average earning assets    2.49       2.84
  --------------------------------------------------------------
  NET YIELD ON INTEREST-EARNING ASSETS          4.50%      4.79%
  --------------------------------------------------------------


Net interest income was $1,035,000 for the first three months of 1994, compared with $1,086,000 for the same period of 1993. The decrease is due primarily to lower rates of return on investment securities.

Total interest income decreased to $1,609,000 or 6.99% for the first three months of 1994 as compared to $1,729,000 for the same period of 1993. Average interest-earning assets increased to $92,140,000 for the three months ended March 31, 1994 from $90,592,000 for the three months ended March 31, 1993. Earning assets yield declined to 6.99% for the 1994 period compared to 7.63% for the 1993 period.

Total interest expense for the first three months of 1994 of $574,000 declined from $643,000 for the same period of 1993. This decline was attributed primarily to rates on interest-bearing liabilities declining to 3.05% in 1994, from 3.38% in 1993. The 33 basis point decline from 1993 to 1994 was caused by the general economic and market conditions which moved interest rates lower in 1994.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Copper Bancshares, Inc.'s provision for loan losses was $15,000 and $60,000 for the first three months of 1994 and 1993, respectively.

Net charge-offs were $12,000 for the first three months of 1994 and $84,000 for the same period of 1993. The allowance for loan losses as a percentage of loans was 1.56% and 1.31% at March 31, 1994 and 1993, respectively.

NON-INTEREST INCOME

Non-interest income increased to $124,000 for the first three months of 1994 compared to $116,000 for the same period of 1993.

NON-INTEREST EXPENSE

The following table presents a summary of non-interest expenses (dollars in thousands) and percentage changes:


                                                     Percentage
                                                      increase
                                1994       1993      (decrease)
- ---------------------------------------------------------------
Salaries/employee benefits     $ 411      $ 399           3.0%
Net occupancy expense             48         35          37.1
Other expenses                   283        320         (11.6)
- ---------------------------------------------------------------

  Total                        $ 742      $ 754         ( 1.6)%
- ---------------------------------------------------------------


Total non-interest expenses decreased to $742,000 for the first three months of 1994, compared to $754,000 for the same period of 1993. The decrease reflects the reduction of $30,000 in write-down of other real estate owned.

COMPARISON OF YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

EARNINGS PERFORMANCE

Net earnings for Copper Bancshares, Inc. were $1,451,000 in 1993, $1,062,000 in 1992, and $724,000 in 1991. The increase in net earnings from 1992 to 1993 of $389,000 was due primarily to the reduction in the provision for loan losses of $300,000 and the recognition of a "cumulative effect of accounting change" of $45,000. The increase in net earnings from 1991 to 1992 of $338,000 was primarily due to an increase in net interest income after provision for loan losses. The return on assets was 1.44% in 1993 compared to 1.07% in 1992 and 0.77% in 1991. Return on average stockholders' equity was 16.10% in 1993 compared to 12.38% in 1992 and 9.22% in 1991. On a per share basis, net earnings for the years 1993, 1992 and 1991 were $13.19, $9.66, and $6.58, respectively. The amount for 1993 includes $0.41 relating to the cumulative effect of accounting change. The return on average assets from The American National Bank of Silver City was 1.55% in 1993, 1.18% in 1992 and 0.90% in 1991.

The following is a condensed summary of the statements of operations (dollars in thousands):


                                   1993       1992      1991
    --------------------------------------------------------
    Net interest income          $4,414     $4,080    $3,500
    Provision for loan losses       200        500       345
    Operating income                647        594       540
    Operating expense             3,087      2,909     2,777
    Net income                    1,451      1,062       724


NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earnings assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:


                                              Percentage-increase
                      Dollars (in thousands)      (decrease)
                      ----------------------  -------------------
                       1993    1992    1991    1993/92  1992/91
- ---------------------------------------------------------------
Interest income:
  Loans              $4,355  $4,385  $4,643    ( 0.7)%  ( 5.6)%
  Securities          2,312   2,523   2,027    ( 8.4)    24.5
  Federal funds sold    106     295   1,013    (64.1)   (70.8)
  Interest-bearing
   deposits              49      71     108    (31.0)   (34.3)
- -------------------------------------------

  Total interest
   income             6,822   7,274   7,791    ( 6.2)   ( 6.6)
- -------------------------------------------


Interest expense:
  Deposits            2,347   3,117   4,182    (24.7)   (25.5)
  Long-term debt         61      77     109    (20.8)   (29.4)
- -------------------------------------------

  Total interest
   expense            2,408   3,194   4,291    (24.6)   (25.6)
- -------------------------------------------

NET INTEREST INCOME  $4,414  $4,080  $3,500      8.2%    16.5%
- -------------------------------------------


The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:


                                           1993-1992
                                     (dollars in thousands)
                                        Attributable to change
                                 Total  ----------------------
                                 change   in volume     in rate
- ---------------------------------------------------------------
Interest-earning Assets

Loans                          $(   30)   $(  134)     $   104
Securities                      (  211)        81       (  292)
Federal funds sold              (  189)    (   80)      (  109)
Interest-bearing deposits       (   22)       --        (   22)
- ---------------------------------------------------------------
  TOTAL INTEREST INCOME         (  452)    (  133)      (  319)
- ---------------------------------------------------------------
Interest-bearing Liabilities

Deposits                        (  770)    (  142)      (  628)
Long-term debt                  (   16)    (    7)      (    9)
- ---------------------------------------------------------------
  TOTAL INTEREST EXPENSE       $(  786)   $(  149)     $(  628)
- ---------------------------------------------------------------



                                           1992-1991
                                     (dollars in thousands)
                                         Attributable to change
                              Total      ----------------------
                              change     in volume     in rate
- ----------------------------------------------------------------
Interest-earning Assets

Loans                          $(  258)    $  108      $(  366)
Securities                         496      1,849       (1,353)
Federal funds sold              (  718)    (  489)      (  229)
Interest-bearing deposits       (   37)       --        (   37)
- ---------------------------------------------------------------

  TOTAL INTEREST INCOME         (  517)     1,468       (1,985)
- ---------------------------------------------------------------
Interest-bearing Liabilities

Deposits                        (1,065)       226       (1,291)
Long-term debt                  (   32)    (   10)      (   22)
- ---------------------------------------------------------------

  TOTAL INTEREST EXPENSE       $(1,097)    $  216      $(1,313)
- ---------------------------------------------------------------


The change in interest income/expense attributable to volume reflects the change in volume times the prior year's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior year's volume. The change due to combine rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes:


                                              Percentage increase
                       (Dollars in thousands)     (decrease)
                       ----------------------     ----------
                        1993     1992    1991   1993/92  1992/91
- ----------------------------------------------------------------
Loans                $39,648  $40,985 $40,055   ( 3.3)%    2.3 %
Securities            44,035   38,968  23,972    13.0     62.6
Federal funds sold     6,230    8,555  18,795   (27.1)   (54.4)
Interest-bearing
 deposits              1,500    1,500   1,500     0.0      0.0
- ---------------------------------------------

  TOTAL AVERAGE
  INTEREST-EARNING
  ASSETS              91,413   90,008  84,322     1.6      6.7
- ---------------------------------------------

Deposits:
Non-interest bearing
 demand               15,530   13,092  12,210    19.1      7.2
Interest-bearing
 deposits             24,053   22,642  21,414     6.2      5.7
Savings               14,315   12,221   9,622    17.1     27.0
Time                  35,949   41,058  40,996   (12.4)      .2
- ---------------------------------------------

  TOTAL AVERAGE
  INTEREST-BEARING
  DEPOSITS            74,317   75,921  72,032   ( 2.1)     5.4
- ---------------------------------------------
Long-term debt         1,058    1,168   1,282   ( 9.4)   ( 8.9)
- ---------------------------------------------
  TOTAL AVERAGE
  INTEREST-BEARING
  LIABILITIES        $75,376  $77,089 $73,314   ( 2.2)%    5.1%
- ---------------------------------------------


The following table shows the average interest yield on interest-earning assets and the average interest rate paid on interest-bearing liabilities.


                                        1993      1992     1991
- ---------------------------------------------------------------
Average yield earned:
  Loans                               10.98%     10.70%   11.59%
  Securities                           5.25       6.47     8.46
  Federal funds sold                   1.70       2.95     5.39
  Interest-bearing deposits            3.27       4.73     7.20
   TOTAL INTEREST-EARNING ASSETS       7.46       8.08     9.24
- ---------------------------------------------------------------

Average rates paid:
  Interest-bearing deposits            3.16       4.10     5.81
  Long-term debt                       5.77       6.59     8.50

   TOTAL INTEREST-BEARING LIABILITIES  3.19       4.14     5.85
- ---------------------------------------------------------------

INTEREST RATE SPREAD                   4.27%      3.94%    3.39%
- ----------------------------------------------------------------


The following table shows the net yield on interest-earning assets:


                                      1993       1992       1991
- ----------------------------------------------------------------
Average yield earned                  7.46%      8.08%      9.24%
Interest expense to
 average earning assets               2.63       3.55       5.09
- ----------------------------------------------------------------

Net yield on interest-earning assets  4.83%      4.53%      4.15%
- ----------------------------------------------------------------


Net interest income was $4,414,000 in 1993, compared with $4,080,000 in 1992 and $3,500,000 in 1991. During 1990 interest rates in the United States began a general decline with short-term interest falling faster than long-term rates. This trend continued through 1993.

Total interest income decreased to $6,822,000 or 6.2% in 1993 as compared to $7,274,000 in 1992, which was down from $7,791,000 in 1991. Earning asset yields declined to 7.46% in 1993 as compared to 8.08% and 9.24% in 1992 and 1991.

Total interest expense in 1993 of $2,408,000 declined from $3,194,000 in 1992 which was down from $4,291,000 in 1991. This decline was attributed primarily to rates on interest-bearing liabilities declining to 3.19% in 1993, from 4.14% in 1992 and 5.85% in 1991. The 95 basis point decline from 1992 to 1993 and the 171 basis point decline from 1991 to 1992 were caused by the general economic and market conditions which moved interest rates lower in 1993 and 1992.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Copper Bancshares, Inc.'s provision for loan losses was $200,000, $500,000 and $345,000 in 1993, 1992 and 1991, respectively.

The allowance for loan losses as a percentage of loans was 1.54%, 1.39% and .083% at December 31, 1993, 1992, and 1991, respectively.

NON-INTEREST INCOME

The following table presents a summary of non-interest income (dollars in thousands) and percentage changes:


                                             Percentage increase
                                                  (decrease)
                                             -------------------
                   1993    1992    1991      1993/92     1992/91
- ----------------------------------------------------------------
Service charges
 and fees          $430    $409    $424         5.1%      ( 3.5)%
Other               217     185     116        17.3        59.5
- ---------------------------------------

                   $647    $594    $540         8.9%       10.0%
- ---------------------------------------------------------------


Non-interest income increased 8.9% in 1993 over 1992 due to an increase in service fee rates plus an increase in gain from sale of real estate mortgages to The Federal Home Loan Mortgage Corporation (FHLMC). The increase in non-interest income from 1991 to 1992 was substantially due to the gain realized on the sale of real estate mortgages to FHLMC.

NON-INTEREST EXPENSES

The following table presents a summary of non-interest expenses (dollars in thousands) and percentage changes:


                                               Percentage increase
                                                    (decrease)
                                                    ----------
                       1993    1992    1991     1993/92    1992/91
- ------------------------------------------------------------------
Salaries and employee
 benefits             $1,664  $1,629  $1,581      2.1%        3.0%
Net occupancy expense    153     160     138      5.0         6.7
Other expenses         1,271   1,120   1,058     13.5         5.8
- -------------------------------------------------------------------

  TOTAL               $3,088  $2,909  $2,777      6.2%        4.8%
- ------------------------------------------------------------------


Total non-interest expenses were $3,088,000 in 1993, compared to $2,909,000 in 1992 and $2,777,000 in 1991. The increase in 1993 is largely attributable to an increase in salaries and employee benefits, write-down of other real estate owned and an increase in data processing expenses. The increase in 1992 over 1991 was caused in part by an increase in salaries and employee benefits, write-down of other real estate owned and an increased FDIC insurance assessment. These increases were partially off-set by a decline in other operating expenses.

Salaries and employee benefits increased to $1,664,000 in 1993, compared to $1,629,000 in 1992 and $1,581,000 in 1991. The increase in 1993 and 1992 reflect annual increases in wage rates and in 1993, the annual employer contribution of $25,000 to the company's 401(K) savings plan.

Write-down of other real estate owned of $89,000 was made in 1993 and $61,000 in 1992.

Data processing expenses increased $59,000 or 63.8% in 1993 as a result of the installation of a new data processing system.

FDIC insurance assessment increased $22,000 or 12.8% in 1992 over 1991. The increase was due to the impact of increased premium rates as well as an increased level of deposits.

INCOME TAXES

Copper Bancshares, Inc. adopted SFAS No. 109 ACCOUNTING FOR INCOME TAXES as of the beginning of its 1993 fiscal year. The effect of this change in the method of accounting for income taxes is reported in the financial statements as "cumulative effect of accounting change", which amounted to $45,000. Under the previous method of accounting for income taxes (APB 11), deferred income taxes or credits were computed based upon the difference between taxes computed with and without temporary differences for the current year. These differences were accumulated as the total deferred tax asset or liability. Changes in tax law or rates were only reflected in the calculation for the current year.

Under the accounting methods prescribed by SFAS No. 109, the so-called temporary differences between financial and tax bases of assets and liabilities are accumulated and the income tax consequences of these differences are calculated by applying the current applicable tax rates.

Income taxes for each of the years 1993, 1992, and 1991 was less than the "expected" tax expense computed by applying the applicable federal rates as a result of the following (dollars in thousands):


                              1993           1992          1991
                              ---------------------------------
Federal income tax expense
 at statutory rates           $603           $430          $312
Increase (reduction) in
 taxes resulting from:
 Tax exempt interest          (330)          (241)         (144)
 Other                          77            -0-            17
- ---------------------------------------------------------------
INCOME TAX EXPENSE            $350           $189         $ 185
- ---------------------------------------------------------------


STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In May, 1993, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, which requires that certain impaired loans be measured to reflect the time value of money. SFAS No. 114 is required to be adopted for fiscal years beginning after December 15, 1994. The impact of adoption of the new accounting standards on the Copper Bancshares, Inc.'s financial statements has not yet been determined.

In May 1993, the FASB issued SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement addressed the accounting and reporting for investments by classifying into three categories--securities held to maturity, trading securities, and securities available for sale. The statement is effective for fiscal years beginning after December 15, 1993. All investment securities held at December 31, 1993 and March 31, 1994 are classified as "held-to-maturity".

FUNDING SOURCES AND LIQUIDITY MANAGEMENT

Copper Bancshares, Inc. relies primarily on The American National Bank of Silver City for its source of cash needs. The cash flow from the Bank to Copper Bancshares, Inc. comes in the form of dividends and tax benefits. The American National Bank is restricted in paying dividends due to the general regulatory capital requirements that apply to all banks. See "Capital Management of The American National Bank".

The Board of Directors of The American National Bank of Silver City's investment committee is charged with the responsibility of maintaining an adequate level of liquidity and managing the risks associated with interest rate changes while sustaining stable growth in net interest income. The basic strategy is to minimize interest rate risk through matching the repricing periods of earning assets and interest-bearing liabilities.

CAPITAL MANAGEMENT OF COPPER BANCSHARES, INC.

Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined in such guidelines) to risk-weighted assets and off-balance sheet obligations. Under the rules effective December 31, 1993, all financial institutions are required to maintain a level of core capital (known as tier 1 capital) which must be at least 4.0% of risk-weighted assets, and a minimum level of total capital of at least 8.0% of risk-weighted assets. Tier 1 capital consists principally of stockholders' equity less goodwill. Total capital is comprised of tier 1 capital, certain debt instruments and a portion of the allowance for loan losses. Copper Bancshares, Inc.'s actual risk-based capital requirement and excess risk-based capital at March 31, 1994 and December 31, 1993 (dollars in thousands) are summarized as follows:


                                 March 31, 1994     December 31, 1993
                                 --------------     -----------------
                                 Amount Percent (1) Amount Percent (1)
- -----------------------------------------------------------------------
Tier 1 capital                  $7,950             $9,241

Allowable portion of allowance
 for loan losses                   566                755
- ---------------------------------------------------------------------
Total risk-based capital         8,516   19.60%     9,996     22.51%
- ---------------------------------------------------------------------
Risk-based capital
 requirement                     3,476    8.00      3,553      8.00
- ---------------------------------------------------------------------

Excess risk-based capital       $5,040   11.60%    $6,443     14.51%
- ---------------------------------------------------------------------


(1) Percentage based on risk-weighted assets of $43,448 and $44,414 at March 31, 1994 and December 31, 1993, respectively.


                     COPPER BANCSHARES, INC. AND SUBSIDIARY
                        Selected Statistical Information
         Average Balance Sheets and Average Yields Earned And Rate Paid

The following table sets forth certain selected statistical information and should be read in conjunction with the consolidated financial statements of Copper Bancshares, Inc. and The American National Bank of Silver City (dollars in thousands):


                                    Three months ended March 31
                                    ---------------------------
                                1994                         1993
                       ------------------------   -------------------------
                                         Average                     Average
                       Average           Yield/    Average           Yield/
ASSETS                 Balance Interest  Rate(1)   Balance Interest  Rate(1)
- ----------------------------------------------------------------------------
Securities:
 Taxable              $22,752    $ 284    4.99%    $23,381   $ 405    6.92%
 Non-taxable           23,256      264    4.54      18,570     259    5.58
Loans                  38,892      994   10.22      40,708   1,021   10.03
Federal funds sold      5,740       54    3.76       6,433      31    1.93
Interest-bearing
 deposits               1,500       13    3.47       1,500      13    3.47
- -----------------------------------------------------------------------------
Total Earning Assets   92,140    1,609    6.99      90,592   1,729    7.63
- -----------------------------------------------------------------------------

Allowance for loan
 losses              (    603)                      (   549)
Cash and due from
 banks                  5,070                         5,336
Other assets            3,595                         3,671
- -----------------------------------------------------------------------------
TOTAL ASSETS          100,202                        99,050
- -----------------------------------------------------------------------------

LIABILITIES AND
- ---------------
STOCKHOLDERS' EQUITY
- -----------------------------------------------------------------------------
Non-interest bearing
 deposits              16,752                       14,674

Interest-bearing
 demand deposits       25,109      146    2.33      23,852     141    2.36
Savings deposits       15,154      113    2.98      13,452     109    3.24
Time deposits          33,251      301    3.62      36,954     377    4.08
Long-term borrowing       918       14    6.10       1,078      16    5.94
- ----------------------------------------------------------------------------
Total Interest-bearing
 Liabilities           74,432      574    3.08      75,336     643    3.41
- ----------------------------------------------------------------------------

Other liabilities         422                          480
Minority interest          99                          100
Stockholders' equity    8,497                        8,460
- ----------------------------------------------------------------------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY $100,202                      $99,050
- ----------------------------------------------------------------------------
NET INTEREST INCOME             $1,035                      $1,086
- ----------------------------------------------------------------------------
Interest rate spread                      3.91%                       4.22%
Net interest income to
average earning assets                    4.49%                       4.80%


(1)Yield/rate is annualized


Average yield/rates are stated on a before income tax basis

                     COPPER BANCSHARES. INC. AND SUBSIDIARY
                        Selected Statistical Information
         Average Balance Sheets and Average Yields Earned and Rate Paid

The following table sets forth certain selected statistical information and should be read in conjunction with the consolidated financial statements of Copper Banchares, Inc. and The American National Bank of Silver City (dollars in thousands):


                                   Year Ended December 31,
             -----------------------------------------------------------------
                         1993                 1992              1991
               --------------------- -------------------- --------------------
                           Average               Average             Average
              Average Inte- Yield/  Average Inte- Yield/ Average Inte- Yield/
ASSETS        Balance rest  Rate    Balance rest  Rate   Balance rest  Rate
- ------------------------------------------------------------------------------
Securities:
 Taxable     $23,845 $1,233  5.17% $26,036 $1,734  6.66% $16,790 $1,446 8.62%
 Non-taxable  20,190  1,079  5.34   12,932    789  6.10    7,182    581 8.09
Loans         39,648  4,355 10.98   40,985  4,385 10.70  40,055  4,643 11.59
Federal funds
 sold          6,230    106  1.70    8,555    295  3.45  18,795  1,013  5.39
Int.-bearing
 deposits      1,500     49  3.27    1,500     71  4.73   1,500    108  7.20
- ----------------------------------------------------------------------------
TOTAL EARNING
 ASSETS       91,413  6,822  7.46   90,008  7,274  8.08  84,322  7,791  9.24
- ----------------------------------------------------------------------------
Allowance for
 loan losses  (  581)               (  451)              (  315)
Cash and due
 from banks    5,923                 5,921                6,361
Other Assets   3,730                 3,982                3,848
- ----------------------------------------------------------------------------
TOTAL ASSETS 100,485                99,460               94,221
- ----------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
- -----------------------------------------------------------------------------
Non-int. bearing
 deposits     15,530                13,092               12,210
Int.-bearing
demand dep.   24,053    568  2.37   22,642    727  3.21  21,414    996  4.66
Savings dep.  14,315    418  2.92   12,221    446  3.65   9,622    444  4.61
Time dep.     35,949  1,360  3.78   41,058  1,944  4.73  40,996  2,742  6.69
Long-term
 borrowing     1,058     61  5.77    1,168     77  6.59   1,282    109  8.50
- ----------------------------------------------------------------------------
Total Int.-Bearing
 Liabilities  75,375  2,408  3.19   77,089  3,194  4.14  73,314  4,291  5.85
- ----------------------------------------------------------------------------
Other
 Liabilities     463                   598                  751
Minority Int.    107                   102                   95
Stockholders'
 equity        9,010                 8,579                7,851
- ----------------------------------------------------------------------------
TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY     $100,485               $99,460              $94,221
- -----------------------------------------------------------------------------
NET INTEREST INCOME  $4,414                $4,080               $3,500
- ----------------------------------------------------------------------------
Interest Rate Spread         4.27%                 3.94%                3.39%
Net interest income
 to average earning
 assets                      4.83%                 4.53%                4.15%


Average yield/rates are stated on a before income tax basis

                     COPPER BANCSHARES, INC. AND SUBSIDIARY
                        Selected Statistical Information
                                   Securities

All investment securities are classified as "held-to-maturity".
Following is a table of the carrying value (dollars in thousands) of securities:


                                                       December 31
                                March 31     ---------------------------
                                  1994         1993      1992       1991
- ----------------------------------------     ---------------------------
U.S. Treasury                  $24,058       $21,080   $26,123   $25,084
U. S. government agencies          114           142       234       495
Municipals                      23,199        23,312    17,069     8,795
Other Securities                    55            55        55        81
- ------------------------------------------------------------------------

                               $47,426       $44,589   $43,481   $34,455
- ------------------------------------------------------------------------


The following table reflects the maturity distribution of each investment security category and the approximate weighted-average annual yield at March 31, 1994 (dollars in thousands):


                                             Maturing within
                            ----------------------------------------------
                             Less
                             than       1-5     5-10    More than
                             1 year    years   years     10 years    Total
- --------------------------------------------------------------------------
U. S. Treasury             $ 8,026    $16,032                     $24,058
 Weighted Average Yield      5.04%      4.57%                       4.74%

U. S. Government agencies                                $   114  $   114
 Weighted Average Yield                                    7.99%    7.99%

Municipals                 $ 2,366    $19,443  $ 1,390            $23,199
 Weighted Average Yield      4.22%      4.60%    5.30%              4.60%

Other Securities                                         $    55  $    55
 Weighted Average Yield                                     .50%     .50%
- -------------------------------------------------------------------------

  Total Securities         $10,392    $35,475  $ 1,390   $   169  $47,426
- -------------------------------------------------------------------------

  Weighted Average Yield     4.85%      4.59%    5.30%     5.50%    4.67%
- -------------------------------------------------------------------------


The following is a listing of issuers whose securities included in the portfolio as of March 31, 1994 (dollars in thousands) had an aggregate book value of such securities exceeding ten percent of stockholders' equity:


       Issuer                     Aggregate            Aggregate
       ------                     Book Value           Market Value
                                  ----------           ------------
Silver City NM Cons. Sch. Dist.    $3,212                $3,146
Carlsbad NM Sch District            2,694                 2,694
Albuquerque NM Met Arroyo           3,204                 3,198
Luna Cty NM Sch Dist.                 797                   822
Santa Fe NM Pub Sch Dist.           1,964                 2,036
Gallup NM Plltn. Ctl Rev.           1,000                 1,026


                     COPPER BANCSHARES, INC. AND SUBSIDIARY
                         Selected Statistical Information
                              Securities, Continued


The following table reflects the maturity distribution of each security category and the approximate weighted-average yield at December 31, 1993 (dollars in thousands):


                                        Maturing Within
                       --------------------------------------------------
                       Less than      1-5      5-10     More than
                        1 year        years    years     10 years   Total
- -------------------------------------------------------------------------
U. S. Treasury          $7,022       $14,058                       $21,080
 Weighted average yield  5.85%         4.78%                         5.14%

U.S. government agencies                                 $   142   $   142
 Weighted average yield                                    7.99%     7.99%

Municipals              $2,362       $19,600   $ 1,390             $23,312
 Weighted average yield  4.20%         4.52%     5.30%               4.53%

Other securities                                         $    55   $    55
 Weighted average yield                                     .50%      .50%
- --------------------------------------------------------------------------

  Total Securities      $9,384       $33,618   $ 1,390   $   197   $44,589
- --------------------------------------------------------------------------

  Weighted average
   yield                 5.44%         4.63%     5.30%     5.50%     4.82%
- --------------------------------------------------------------------------


The following is a listing of issuers whose securities included in the portfolio as of December 31, 1993 (dollars in thousands) had an aggregate book value of such securities exceeding ten percent of stockholders' equity:


          Issuer                      Aggregate           Aggregate
          ------                      Book Value         Market Value
                                      ----------         ------------
Silver City NM Cons. Sch Dist.         $3,214              $3,203
Carlsbad NM Sch Dist.                   2,699               2,720
Albuquerque NM Metro Arroyo             3,204               3,228
Santa Fe NM Pub Sch Dist.               1,965               2,079
Gallup NM Plltn. Ctl. Rev.              1,000               1,043


                     COPPER BANCSHARES, INC. AND SUBSIDIARY
                        Selected Statistical Information
                                 Loan Portfolio

The following table classifies loans by major category (dollars in thousands):


                                               December 31
                     March 31   --------------------------------------
                       1994     1993    1992    1991    1990    1989
                     --------   ------------------------------------
Commercial business
and agriculture      $15,855  $15,354 $12,939 $13,515 $10,890 $11,420
Real Estate           12,265   12,714  16,513  16,100  13,844  14,934
Consumer/Personal     10,538   11,058  10,717  12,186  13,574  12,345
- ---------------------------------------------------------------------
 Total Loans         $38,658  $39,126 $40,169 $41,801 $38,308 $38,699
- ---------------------------------------------------------------------


The following table presents maturities of loans as of March 31, 1994 (dollars in thousands):


                               Less than     1-5     More than
                                1 year     years      5 years     Total
- -----------------------------------------------------------------------
1.  Maturities

    a.  Commercial business
         and Agricultural     $ 5,720     $ 5,845    $ 4,290    $15,855
        Real Estate             1,907       3,677      6,685     12,265
        Consumer                  618       9,546        374     10,538
- -----------------------------------------------------------------------
                              $ 8,245     $19,068    $11,349    $38,658


The following tables present maturities of loans as of December 31, 1993 (dollars in thousands):


                               Less than     1-5     More than
                                1 year     years      5 years    Total
- ----------------------------------------------------------------------
1.  Maturities

    a.  Commercial business
         and agricultural     $ 4,000     $ 6,323    $ 5,031    $15,354
        Real Estate             1,663       3,751      7,300     12,714
        Consumer                  360       9,986        712     11,058
- -----------------------------------------------------------------------
                               $6,023     $20,060    $13,043    $39,126


                    COPPER BANCSHARES, INC. AND SUBSIDIARY
                        Selected Statistical Information

                   Nonaccrual, Restructured and Past Due Loans
                             (dollars in thousands)


                             March 31                  December 31
                             --------   --------------------------------
                              1994      1993    1992   1991   1990   1989
- -------------------------------------------------------------------------
Nonaccrual loans                11       177     255    171    367    499
Loans past due more than 90
 days and still accruing        13        34      0      22     96    476
- -------------------------------------------------------------------------


The reduction of interest income for the three months ended March 31, 1994 and the year ended December 31, 1993 for nonaccrual loans was approximately $726 and $12,241, respectively.

                     COPPER BANCSHARES, INC. AND SUBSIDIARY
                        Selected Statistical Information

                     Allocation of Allowance for Loan Losses
                             (dollars in thousands)


                                                   December 31
                                   --------------------------------------
                 March 31, 1994           1993                 1992
              -------------------  ------------------- -------------------
                    Allowance           Allowance            Allowance
                Loans    for loan   Loans    for loan    Loans    for loan
              outstanding  losses  outstanding  losses  outstanding  losses
- ---------------------------------------------------------------------------
Commercial &
 Agricultural  $15,855    $ 242    $15,354   $ 221       $12,939   $ 239
Real Estate     12,265      167     12,714     166        16,513     139
Consumer/Pers.  10,538      196     11,058     214        10,717     182
- ------------------------------------------------------------------------

               $38,658    $ 604    $39,126   $ 601       $40,169   $ 560
- -------------------------------------------------------------------------



                                     December 31
              -----------------------------------------------------------
                     1991                1990                 1989
              ------------------- --------------------- -----------------
                        Allowance           Allowance            Allowance
                Loans    for loan   Loans    for loan    Loans    for loan
              outstanding  losses  outstanding  losses   outstanding  losses
- ----------------------------------------------------------------------------
Commercial &
 Agricultural  $13,515    $ 246    $10,890   $ 145       $11,420   $ 150
Real Estate     16,100       30     13,844      72        14,934      75
Consumer/Pers.  12,186       65     13,574      73        12,345      76
- ------------------------------------------------------------------------
               $41,801    $ 341    $38,308   $ 290       $38,699   $ 301
- ------------------------------------------------------------------------


                       COPPER BANCSHARES, INC. AND SUBSIDIARY
                          Selected Statistical Information

                        Analysis of Allowance for Loan Losses
                               (dollars in thousands)


                                                  December 31
                        March 31     ----------------------------------
                          1994       1993    1992   1991   1990    1989
                        --------     ----------------------------------

Balance beginning of
 period                  $ 601      $ 560   $ 341  $ 290  $ 301   $ 301

Provision for loan
 losses                     15        200     500    345     56     144

Charge-offs:
 Commercial and
  Agricultural               0        110     196     91     14     120
 Consumer                   18        126     113    189     74      61
 Real Estate                 4          0       0     46      0       0
- -----------------------------------------------------------------------
   Total loan losses        22        236     309    326     88     181
- -----------------------------------------------------------------------

Recoveries:
 Commercial and
  Agricultural               0         19       8      7      4       7
 Consumer                    9         58      20     24     17      30
 Real Estate                 1          0       0      1      0       0
- -----------------------------------------------------------------------
   Total recoveries         10         77      28     32     21      37
- -----------------------------------------------------------------------

   Net (recoveries)
    charge-offs             12        159     281    294     67     144
- -----------------------------------------------------------------------

Balance end of period    $ 604      $ 601   $ 560  $ 341  $ 290   $ 301
- -----------------------------------------------------------------------

Net charge-offs as a
 percent of average
 loans                     0.0%       0.4%    0.7%   0.7%   0.2%    0.4%

Allowance for loan
 losses to:
 Total loans at
  period end               1.6        1.5     1.4    0.8    0.8     0.8
 Net charge-offs          12.6x (1)   3.8x    2.0x   1.2x   4.3x    2.1x

Provision for loan
 losses to average
 loans                     0.1 (1)    0.5     1.2    0.9    0.1     0.4


(1) Annualized


                       COPPER BANCSHARES, INC. AND SUBSIDIARY
                          Selected Statistical Information

                    Maturity of Time Deposits of $100,000 or More


                                  At March 31, 1994
                               (dollars in thousands)

                             Within     3-6     6-12   Over 12
                             3 months  months  months  months    Total
- ----------------------------------------------------------------------
Certificates of deposit
 and other time              $7,117    $ 938   $ 964   $ 888    $9,907


                    Maturity of Time Deposits of $100,000 or More


                                At December 31, 1993
                               (dollars in thousands)

                             Within     3-6     6-12   Over 12
                             3 months  months  months  months    Total
- ----------------------------------------------------------------------
Certificates of deposit
 and other time             $10,939    $ 747   $ 702   $ 782   $13,370


                       COPPER BANCSHARES, INC. AND SUBSIDIARY

                          Selected Statistical Information


                     Three months
                     ended March 31,            Year Ended December 31,
                     ----------------         -------------------------------
                     1994       1993          1993         1992         1991
- -----------------------------------------------------------------------------
Return on
 average
 assets              1.29%(1)   1.41%(1)      1.44%        1.07%       0.77%

Return on
 average
 equity             15.23%(1)  16.53%(1)     16.10%       12.38%       9.22%

Average
 equity
 to
Average
 assets              8.48%      8.54%         8.97%        8.63%       8.33%

Dividends
 paid per
 share              $13.46     $12.00        $12.00        $3.00         0


(1) Annualized


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE AMERICAN NATIONAL BANK OF SILVER CITY

GENERAL

The following is management's discussion and analysis of the significant factors affecting The American National Bank of Silver City's financial condition and results of operations. This should be read in conjunction with The American National Bank of Silver City's audited and unaudited financial statements and accompanying footnotes and other selected financial data presented elsewhere herein.

Copper Bancshares, Inc. owns 98.84% of the common stock of The American National Bank of Silver City.

FINANCIAL CONDITION

Total assets increased by $1,183,000 during the first three months of 1994 to $99,875,000 at March 31, 1994 following a decrease of $1,702,000 during 1993 to $98,692,000 at December 31, 1993. The 1993 decrease was reflected in an increase in investment securities. The 1994 increase is reflected primarily in investment securities while the 1993 decrease was reflected in Federal funds sold and cash.

Loans decreased in the first three months of 1994 by $468,000 to $38,658,000 at March 31, 1994 and decreased $1,043,000 during 1993 to $39,126,000 at December 31, 1993. A decline occured in real estate and consumer loans which was partially offset by an increase in commercial loans.

Investment securities increased in the first three months of 1994 by $2,837,000 to $47,426,000 at March 31, 1994 following an increase of $1,108,000 during 1993 to $44,589,000 at December 31, 1993. Substantially all of the 1994 increase is related in U. S. Treasury securities.


COMPARISON OF THREE MONTHS ENDED MARCH 31, 1994 AND 1993

EARNINGS PERFORMANCE

The American National Bank of Silver City earned net income of $348,000 and $374,000 for the three months ended March 31, 1994 and 1993, respectively. The 1993 earnings include $45,000 as the "cumulative effect of an accounting change" resulting from the adoption by the bank of SFAS No. 109 as of the beginning of its 1993 fiscal year. The annualized return on average assets was 1.40% for the first three months of 1994 compared to 1.56% for the first three months of 1993.

Annualized return on average stockholders' equity was 16.19% for the first three months of 1994 compared to 17.27% for the first three months of 1993. On a per share basis net income for the first three months of 1994 and 1993 were $2.68 and $2.88 (including $0.35 relating to the cumulative effect of accounting change) respectively.

The following is a condensed summary of the statements of earnings (dollars in thousands):


                                           Three months
                                              ended
                                             March 31,
                                             ---------
                                       1994           1993
- -----------------------------------------------------------
Net interest income                 $ 1,049          1,102
Provision for loan losses                15             60
Non-interest income                     124            116
Non-interest expense                    732            745
Net income                              348            374


NET INTEREST INCOME
- -------------------

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expenses of significant interest-bearing assets and liabilities:


                               Three months
                                   ended
                                  March 31,
                               (dollars in        Percentage
                                 thousands)        increase
                                 ----------
                            1994          1993     (decrease)
- -------------------------------------------------------------
Interest income:
  Loans                  $   994         1,021       ( 2.6)%
  Federal funds sold          54            31        74.2
  Interest-bearing
   deposits                   13            13         --
  Investments                548           664       (17.5)
- ----------------------------------------------

   Total interest income $ 1,609         1,729       ( 6.9)
- ----------------------------------------------
Interest expense:
  Deposits                   560           627       (10.7)
- ----------------------------------------------
   Total interest expense    560           627       (10.7)
- ----------------------------------------------

     NET INTEREST INCOME   1,049         1,102       ( 4.8)%
- ----------------------------------------------


The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:


                                    Three months ended
                                    March 31, 1994-1993
                                   (dollars in thousands)
                                  -------------------------
                                Total  Attributable to change
                                       ----------------------
                                change   in volume  in rate .
- -------------------------------------------------------------
Interest-earning Assets:
Loans                          $( 27)    $( 45)      $  18
Securities                      (116)      222        (338)
Federal funds sold                23      (  3)         26
Interest-bearing deposits                                0
- ----------------------------------------------------------
    Total interest income       (120)      174        (294)
- -----------------------------------------------------------
Interest-bearing Liabilities

Deposits                        ( 67)     (  6)       ( 61)
- -----------------------------------------------------------
    TOTAL INTEREST EXPENSE     $( 67)    $(  6)      $( 61)


The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior period's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes:


                                   Three months
                                      ended
                                     March 31,        Percentage
                                    (dollars in        increase
                                     thousands)   .   (decrease)
                                   ---------------- ------------
                                 1994        1993      1994/93
- --------------------------------------------------------------
Loans                           $38,892     $40,708      ( 4.6)%
Securities                       46,008      41,951        9.7
Federal funds sold                5,740       6,433      (10.8)
Interest-bearing deposits         1,500       1,500        --
- ---------------------------------------------------

  TOTAL AVERAGE
   INTEREST-EARNING ASSETS       92,140      90,592        1.7
- ---------------------------------------------------

Deposits:
 Non-interest bearing demand     16,753      14,678       14.1

 Interest-bearing demand         25,115      23,898        5.1
 Savings                         15,154      13,452       12.7
 Time                            33,252      36,954      (10.0)
- ---------------------------------------------------
  TOTAL AVERAGE
   INTEREST-BEARING DEPOSITS    $73,521     $74,304        1.1%
- ---------------------------------------------------


The following table shows the annualized average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:

                                                 Three months
                                                     ended
                                                   March 31,
                                                   ---------
                                                1994      1993
- --------------------------------------------------------------
Average yield earned:
  Loans                                        10.22%    10.03%
  Securities                                    4.76      6.33
  Federal funds sold                            3.76      1.93
  Interest-bearing deposits                     3.47      3.47

   Total interest-earning assets                6.99      7.63
- ---------------------------------------------------------------

Average rates paid:
  Interest-bearing deposits                     3.05      3.36

   Total interest-bearing liabilities           3.05      3.36
- --------------------------------------------------------------

INTEREST RATE SPREAD                            3.94%     4.27%
- ---------------------------------------------------------------


The following table shows the annualized net yield on interest-earning assets for the three months ended March 31:


                                                1994      1993
- --------------------------------------------------------------
Average yield earned                            6.99%     7.63%
Interest expense to average earning assets      2.42      2.76
- ---------------------------------------------------------------

NET YIELD ON INTEREST-EARNING ASSETS          4.57%     4.87%
- -------------------------------------------------------------


Net interest income was $1,049,000 for the first three months of 1994, compared with $1,102,000 for the same period of 1993. The decrease is due primarily to lower rates of return on investment securities.

Total interest income decreased to $1,609,000 or 6.9% for the first three months of 1994 as compared to $1,729,000 for the same period of 1993. Average interest-earning assets increased to $92,140,000 for the three months ended March 31, 1994 from $90,592,000 for the three months ended March 31, 1993. Earning asset yields declined to 6.99% for the 1994 period compared to 7.63% for the 1993 period.

Total interest expense for the first three months of 1994 of $560,000 declined from $627,000 for the same period of 1993. This decline was attributed primarily to rates on interest-bearing liabilities declining to 3.05% in 1994, from 3.36% in 1993. The 31 basis point decline from 1993 to 1994 was caused by the general economic and market conditions which moved interest rates lower in 1994.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. The American National Bank of Silver City's provision for loan losses was $15,000 and $60,000 for the first three months of 1994 and 1993, respectively.

Net charge-offs were $12,000 for the first three months of 1994 and net charge-offs were $84,000 for the same period of 1993. The allowance for loan losses as a percentage of loans was 1.56% and 1.31% at March 31, 1994 and 1993, respectively.


NON-INTEREST INCOME

Non-interest income increased to $124,000 for the first three months of 1994 compared to $116,000 for the same period of 1993.

NON-INTEREST EXPENSE

The following table presents a summary of non-interest expenses (dollars in thousands) and percentage changes:


                                                     Percentage
                                                      increase
                                  1994         1993  (decrease)
- ---------------------------------------------------------------
Salaries/employee benefits      $  411        $ 399      3.0%
Net occupancy expense               48           35     37.1
Other expenses                     274          311    (11.9)
- -------------------------------------------------------------

                                $  733        $ 745    ( 1.6)%
- --------------------------------------------------------------


Total non-interest expenses decreased to $733,000 for the first three months of 1994, compared to $745,000 for the same period of 1993. The decrease is due to the write down of other real estate owned.

COMPARISON OF YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991

EARNINGS PERFORMANCE

Net earnings for The American National Bank of Silver City were $1,544,000 in 1993, $1,163,000 in 1992 and $842,000 in 1991. The increase in net earnings from 1992 to 1993 of $381,000 was due primarily to a reduction in the provision for loan losses of $300,000 and the recognition of a "cumulative effect of an acccounting change" of $45,000. The increase in net earnings from 1991 to 1992 of $321,000 was primarily due to an increase in net interest income after provision for loan losses. The return on average assets was 1.55% in 1993 compared to 1.18% in 1992 and

0.90% in 1991. Return on average stockholders' equity was 16.70% in 1993 compared to 13.14% in 1992 and 10.29% in 1991. On a per share basis, net earnings for the years 1993, 1992, and 1991 were $11.91, $8.97, and $6.50, respectively. The earnings per share amount for 1993 includes $0.35 relating to the cumulative effective of accounting change.

The following is a condensed summary of the statements of earnings (dollars in thousands):


                                     1993       1992      1991
- --------------------------------------------------------------
Net interest income                 4,474      4,156     3,607
Provision for loan losses             200        500       345
Other income                          647        594       540
Operating expense                   3,051      2,872     2,739
Net income                          1,544      1,163       842


NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earnings assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:


                                                Percentage-increase
                      Dollars (in thousands)     (decrease)
                      ----------------------    -------------------
                        1993     1992    1991   1993/92    1992/91
- -------------------------------------------------------------------
Interest income:
  Loans               4,355    4,385   4,643     ( 0.7)       5.6
  Securities          2,312    2,523   2,027     ( 8.4)      24.5
  Federal funds sold    106      295   1,013     (64.1)     (70.8)
  Interest-bearing
   deposits              49       71     108     (31.0)     (34.3)

  Total interest
   income             6,822    7,274   7,791     ( 6.2)      (6.6)
- -------------------------------------------------------------------

Interest expense:
  Deposits            2,348    3,118   4,184     (24.7)     (25.5)
- -------------------------------------------------------------------

  Total interest
   expense            2,348    3,118   4,184     (24.7)     (25.5)
- -------------------------------------------------------------------

  NET INTEREST INCOME 4,474    4,156   3,607       7.7       15.2
- -------------------------------------------------------------------

The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:


                                           1993-1992
                                     (dollars in thousands)   .
                                 ------------------------------
                                 Total  Attributable to change.
                                        ------------------------
   Interest-earning Assets       change   in volume     in rate
- ---------------------------------------------------------------
Loans                            ( 30)      (134)          104
Securities                       (211)        81        (  292)
Federal funds sold               (189)      ( 82)       (  109)
Interest-bearing deposits        ( 22)        0         (   22)
- ---------------------------------------------------------------

  TOTAL INTEREST INCOME          (452)      (133)       (  319)
- ---------------------------------------------------------------

  Interest-bearing Liabilities                                .
- ---------------------------------------------------------------

Deposits                         (770)      (142)       (  628)

  TOTAL INTEREST EXPENSE         (770)      (142)       (  628)
- ---------------------------------------------------------------

                                           1992-1991
                                     (dollars in thousands)   .
                                 ------------------------------
                                 Total  Attributable to change.
                                        ------------------------
   Interest-earning Assets       change   in volume     in rate
- ---------------------------------------------------------------

Loans                            (  258)      108        (  366)
Securities                          496     1,849        (1,353)
Federal funds sold               (  718)     (489)       (  229)
Interest-bearing deposits        (   37)       0         (   37)
- ----------------------------------------------------------------

  TOTAL INTEREST INCOME          (  517)    1,468        (1,985)
- ----------------------------------------------------------------

  Interest-bearing Liabilities                                 .
- ----------------------------------------------------------------

Deposits                         (1,066)      226        (1,291)
- ----------------------------------------------------------------

  TOTAL INTEREST EXPENSE         (1,066)      226        (1,291)
- ----------------------------------------------------------------


The change in interest income/expense attributable to volume reflects the change in volume times the prior year's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior year's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes:


                                              Percentage increase
                         Dollars (in thousands)     (decrease)
                         ---------------------      ----------
                        1993     1992    1991   1993/92  1992/91
- ----------------------------------------------------------------
Loans                $39,648  $40,985 $40,055    ( 3.3)%    2.3%
Securities            44,035   38,968  23,972     13.0     62.6
Federal funds sold     6,230    8,555  18,795    (27.1)   (54.4)
Interest-bearing
 deposits              1,500    1,500   1,500      --       --
  TOTAL AVERAGE
  INTEREST-EARNING
  ASSETS              91,413   90,008  84,322      1.6      6.7
- ---------------------------------------------------------------
Deposits:
Non-interest bearing
 demand               15,535   13,096  12,211     18.6     27.2

Interest-bearing
 demand               24,070   22,653  21,430      6.3      5.7
Savings               14,315   12,221   9,622     17.1     27.0
Time                  35,949   41,058  40,996    (12.4)   ( 0.2)
- ----------------------------------------------------------------
  Total average
  interest-bearing
  deposits            74,334   75,932  72,048    ( 2.1)     4.7
- ----------------------------------------------------------------
  TOTAL AVERAGE
  INTEREST-BEARING
  LIABILITIES         74,334   75,432  72,049    ( 2.1)     4.7
- ---------------------------------------------------------------


The following table shows the average interest yield on interest-earning assets and the average interest rate paid on interest-bearing liabilities.


                                            1993      1992     1991
- -------------------------------------------------------------------
Average yield earned:
  Loans                                    10.98%    10.70%   11.59%
  Securities                                5.25      6.47     8.46
  Federal funds sold                        1.70      3.45     5.39
  Interest-bearing deposits                 3.27      4.73     7.20
    Total interest-earning assets           7.46      8.08     9.24
- -------------------------------------------------------------------

Average rates paid:
  Interest-bearing deposits                 3.16      4.11     5.81

    Total interest-bearing liabilities      3.16      4.11     5.81
- -------------------------------------------------------------------

INTEREST RATE SPREAD                        4.30%     3.95%    3.43%
- --------------------------------------------------------------------


                                       76

The following table shows the net yield on interest-earning assets:

                                      1993       1992       1991
- ----------------------------------------------------------------
Average yield earned                  7.46%      8.08%      9.24%
Interest expense to
 average earning assets               2.57       3.46       4.96
- ----------------------------------------------------------------

Net yield on interest-earning assets  4.89%      4.62%      4.28%
- -----------------------------------------------------------------


Net interest income was $4,474,000 in 1993, compared with $4,156,000 in 1992 and $3,607,000 in 1991. During 1990 interest rates in the United States began a general decline with short-term interest falling faster than long-term rates. This trend continued through 1993.

Total interest income decreased to $6,822,000 or 6.2% in 1993 as compared to $7,274,000 in 1992, which was down from $7,791,000 in 1991. Earning asset
yields declined to 7.46% in 1993 as compared to   8.08% and 9.24% in 1992 and
1991, respectively.

Total interest expense in 1993 of $2,348,000 declined from $3,118,000 in 1992 which was down from $4,184,000 in 1991. This decline was attributed primarily to rates on interest-bearing liabilities declining to 3.16% in 1993, from 4.11% in 1992 and 5.81% in 1991. The 95 basis point decline from 1992 to 1993 and the 171 basis point decline from 1991 to 1992 were caused by the general economic and market conditions which moved interest rates lower in 1993 and 1992.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. The American National Bank of Silver City's provision for loan losses was $200,000, $500,000 and $345,000 in 1993, 1992 and 1991,
respectively. The reduction in the provision is the result of improved asset quality.

The allowance for loan losses as a percentage of loans was 1.54%, 1.39% and 0.83% at December 31, 1993, 1992, and 1991, respectively.

NON-INTEREST INCOME

The following table presents a summary of non-interest income (dollars in thousands) and percentage changes:


                                                  Percentage increase
                                                       (decrease)   .
                                                  -------------------
                        1993    1992    1991      1993/92     1992/91
- ---------------------------------------------------------------------
Service charges
 and fees            $   430   $ 409   $ 424         5.1%      ( 3.5)%
Other                    217     185     116        17.3        59.5
- ---------------------------------------------------------------------
                     $   647   $ 594   $ 540         8.9%       10.0%
- --------------------------------------------------------------------

Non-interest income increased 8.9% in 1993 over 1992 due to an increase in service fee rates plus an increase in gain from sale of real estate mortgages to the Federal Home Loan Mortgage Corporation (FHLMC). The increase in non-interest income from 1991 to 1992 was substantially due to the gain realized on the sale of real estate mortages to FHLMC.

NON-INTEREST EXPENSES

The following table presents a summary of non-interest expenses (dollars in thousands) and percentage changes:

                                            Percentage increase
                                                 (decrease)
                                            -------------------
                      1993    1992    1991  1993/92     1992/91
- ---------------------------------------------------------------
Salaries and employee
 benefits            $1,664  $1,629  $1,581    2.1%        3.0%
Occupancy expense       153     161     138    5.0        16.7
Other operating
 expenses             1,234   1,082   1,020   14.0         6.1
- --------------------------------------------------------------
Total Non-interest
 expenses            $3,051  $2,872  $2,739    6.2%        4.9%
- ---------------------------------------------------------------


Total non-interest expenses were $3,051,000 in 1993, compared to $2,872,000 in 1992 and $2,739,000 in 1991. The increase in 1993 is largely attributable to an increase in salaries and employee benefits, write-down of other real estate owned, and increased data processing expenses. The increase in 1992 over 1991 was caused in part by an increase in salaries and employee benefits, write-down of other real estate owned and an increased FDIC insurance assessment. These increases were partially offset by a decline in other operating expenses.

Salaries and employee benefits increased to $1,664,000 in 1993 compared to $1,629,000 in 1992 and $1,581,000 in 1991. The increases in 1993 and 1992 reflect annual increases in wage rates and in 1993, the annual employer contribution of $25,000 in to the Bank's 401(K) savings plan.

Write-down of other real estate owned of $89,000 was made in 1993 and $61,000 in 1992.

Data processing expenses increased $59,000 or 63.8% in 1993 as a result of the installation of a new data processing system.

FDIC insurance assessment increased $22,000 or 12.8% in 1992 over 1991. The increase was due to the impact of increased premium rates as well as an increased level of deposits.

INCOME TAXES

The American National Bank of Silver City adopted SFAS No. 109 ACCOUNTING FOR INCOME TAXES as of the beginning of its 1993 fiscal year. The effect of this change in the method of accounting for income taxes is reported in the financial statements as "cumulative effect of accounting change", which amounted to $45,000. Under the previous method of accounting for income taxes (APB 11), deferred income taxes or credits were computed based upon the difference between taxes computed with and without temporary differences for the current year. These differences were accumulated as the total deferred tax asset or liability. Changes in tax law or rates were only reflected in the calculation for the current year.

Under the accounting methods prescribed by SFAS No. 109, the so-called temporary differences between financial and tax bases of assets and liabilities are accumulated and the income tax consequences of these differences are calculated by applying the current applicable tax rates.

Income taxes for each of the years 1993, 1992 and 1991 was less than the "expected" tax expense computed by applying the applicable federal rates as a result of the following (dollars in thousands):

                                 1993           1992          1991
                                 ---------------------------------
Federal income tax expense
 at statutory rates              $635           $468          $362
Increase (reduction) in
 taxes resulting from:
  Tax-exempt interest            (330)          (241)         (144)
  Other                            65           ( 12)            4
- ------------------------------------------------------------------
INCOME TAX EXPENSE               $370           $215          $222
- ------------------------------------------------------------------


STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In May, 1993, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, which requires that certain impaired loans be measured to reflect the time value of money. SFAS No. 114 is required to be adopted for fiscal years beginning after December 15, 1994. The impact of adoption of the new accounting standards on The American National Bank of Silver City's financial statements has not yet been determined.

In May 1993, the FASB issued SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement addressed the accounting and reporting for investments by classifying into three categories--securities held to maturity, trading securities, and securities for sale. The statement is effective for fiscal years beginning after December 15, 1993. All investment securities held by The American National Bank of Silver City are classified as "held-to-maturity".

FUNDING SOURCES AND LIQUIDITY MANAGEMENT

The assets of The American National Bank of Silver City are primarily funded through the use of borrowings in the form of deposits. The maintenance of an adequate level of liquidity is necessary to ensure that sufficient funds are available to meet customers' loan demand and deposit withdrawals. The sources of asset liquidity consist of federal funds, maturing loans and investment securities.

The Board of Directors of The American National Bank of Silver City is charged with the responsibility of maintaining an adequate level of liquidity and managing the risks associated with interest rate changes while sustaining stable growth in net interest income. The basic strategy is to minimize interest rate risk through matching the repricing periods of earning assets and interest-bearing liabilities.

CAPITAL MANAGEMENT OF THE AMERICAN NATIONAL BANK OF SILVER CITY

Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined in such guidelines) to risk-weighted assets and off-balance sheet obligations. Under the rules effective December 31, 1992, all financial institutions are required to maintain a level of core capital (known as tier 1 capital) which must be at least 4.0% of risk-weighted assets, and a minimum level of total capital of at least 8.0% of risk-weighted assets. Tier 1 capital consists principally of stockholders' equity less goodwill. Total capital is comprised of tier 1 capital, certain debt instruments and a portion of the allowance for loan losses. The American National Bank of Silver City's actual risk-based capital requirement and excess risk-based capital at March 31, 1994 and December 31, 1993 (dollars in thousands) are summarized as follows:

                                 March 31, 1994     December 31, 1993
                                 ------------------------------------
                                 Amount Percent (1) Amount Percent (1)
- -----------------------------------------------------------------------
Tier 1 capital                  $7,950             $9,241

Allowable portion of allowance
 for loan losses                   604                601
- ---------------------------------------------------------------------

Total risk-based capital         8,554   17.5%      9,842    20.3%
- ---------------------------------------------------------------------

RISK-BASED CAPITAL
 REQUIREMENT                     3,907    8.00      3,887     8.00
- ---------------------------------------------------------------------

EXCESS RISK-BASED CAPITAL       $4,647    9.5%     $5,955    12.3%
- ---------------------------------------------------------------------

(1) Percentage based on risk-weighted assets of $48,841 and $48,586 at March 31, 1994 and December 31, 1993, respectively.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY
                        Selected Statistical Information
         Average Balance Sheets and Average Yields Earned And Rate Paid

The following table sets forth certain selected statistical information and should be read in conjunction with the financial statements of The American National Bank of Silver City (dollars in thousands):

                                    Three months ended March 31
                                    ---------------------------
                                 1994                          1993
- -------------------------------------------------  ---------------------------
                                        Average                     Average
                       Average           Yield/    Average           Yield/
ASSETS                 Balance Interest  Rate(1)   Balance Interest  Rate(1)
- ----------------------------------------------------------------------------
Securities:
 Taxable              $22,752    $ 284    4.99%    $23,381   $ 405    6.92%
 Non-taxable           23,256      264    4.54      18,570     259    5.58
Loans                  38,892      994   10.22      40,708   1,021   10.03
Federal funds sold      5,740       54    3.76       6,433      31    1.93
Int-bearing deposits    1,500       13    3.47       1,500      13    3.47
- --------------------------------------------------------------------------

Total Earning Assets   92,140    1,609    6.99      90,592   1,729    7.63
- --------------------------------------------------------------------------

Allowance for loan
 losses               (   603)                      (  549)
Cash and due from
 banks                  5,070                         5,336
Other assets            2,676                         2,716
- ----------------------------------------------------------------------------
TOTAL ASSETS           99,283                        98,095
- ---------------------------------------------------------------------------


LIABILITIES AND
STOCKHOLDERS' EQUITY
- ----------------------------------------------------------------------------

Non-interest bearing
 deposits              16,753                       14,678

Interest-bearing
 demand deposits       25,115      146    2.33      23,898     141    2.38
Savings deposits       15,154      113    2.98      13,452     109    3.24
Time deposits          33,251      301    3.62      36,954     377    4.08
- --------------------------------------------------------------------------
Total Interest-bearing
 liabilities           73,520      560    3.05      74,304     627    3.38
- --------------------------------------------------------------------------

Other Liabilities         415                          452
Stockholders' equity     8,595                        8,661
- ---------------------------------------------------------------------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY    99,283                       98,095
- ---------------------------------------------------------------------------

NET INTEREST INCOME             $1,049                      $1,102
- --------------------------------------------------------------------------

Interest rate spread                      3.94%                       4.25%
Net interest income to
average earning assets                    4.55%                       4.87%

(1)Yield/rate is annualized
Average yield/rates are on a before income tax basis

                    THE AMERICAN NATIONAL BANK OF SILVER CITY
                        Selected Statistical Information
         Average Balance Sheets and Average Yields Earned and Rate Paid

The following table sets forth certain selected statistical information and should be read in conjunction with the financial statements of The American National Bank of Silver City (dollars in thousands):

                             Year Ended December 31,
                  ------------------------------------------------
                      1993                 1992                   1991
            ---------------------------------------------------------------
                          Average               Average              Average
             Average Inte- Yield/  Average Inte- Yield/ Average  Inte-Yield/
ASSETS        Balance rest  Rate    Balance rest  Rate   Balance rest  Rate
- ---------------------------------------------------------------------------
Securities:
  Taxable     23,845  1,233  5.17   26,036  1,734  6.66  16,790  1,446  8.62
  Non-taxable 20,190  1,079  5.34   12,932    789  6.10   7,182    581  8.09
Loans         39,648  4,355 10.98   40,985  4,385 10.70  40,055  4,643 11.59
Federal funds
 sold          6,230    106  1.70    8,555    295  3.45  18,795  1,013  5.39
Int.-bearing
 deposits      1,500     49  3.27    1,500     71  4.73   1,500    108  7.20
- ----------------------------------------------------------------------------
TOTAL EARNING
 ASSETS       91,413  6,822  7.46   90,008  7,274  8.08  84,322  7,791  9.24
- ----------------------------------------------------------------------------
Allowance for
 loan losses  (  581)               (  451)              (  315)
Cash and due
 from banks    5,923                 5,922                6,366
Other Assets   2,788                 2,964                2,798
Total Assets  99,543                98,443               93,171
- ----------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
- -----------------------------------------------------------------------------
Non-int. bearing
 deposits     15,535                13,096               12,221

Int.-bearing
demand dep.   24,070    570  2.37   22,653    728  3.21  21,430    998  4.66
Savings dep.  14,315    418  2.92   12,221    446  3.65   9,622    444  4.61
Time dep.     35,949  1,360  3.78   41,058  1,944  4.73  40,996  2,742  6.69
- ----------------------------------------------------------------------------
Total Int.-Bearing
 Liabilities  74,334  2,348  3.16   75,932  3,118  4.11  72,048  4,184  5.81
- ----------------------------------------------------------------------------
Other
 Liabilities     428                   563                  731
Stockholders'
 equity        9,246                 8,852                8,181
- ----------------------------------------------------------------------------
TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY       99,543                98,443               93,171
- -----------------------------------------------------------------------------

NET INTEREST INCOME  $4,474                $4,156               $3,607
- ----------------------------------------------------------------------------
Interest Spread              4.30%                 3.97%                3.43%
Net Interest Income to average
 earning assets              4.89%                 4.62%                4.28%


Average yield/rates are on a before income tax basis.

                      AMERICAN NATIONAL BANK OF SILVER CITY
                        Selected Statistical Information
                                   Securities

All investment securities are classified as "held-to-maturity".
Following is a table of the carrying value (dollars in thousands) of securities:

                                                     December 31
                              March 31        --------------------------
                                1994           1993      1992      1991
- ------------------------------------------------------------------------
U.S. Treasury                  $24,058       $21,080   $26,123   $25,084
U.S. government agencies           114           142       234       495
Municipals                      23,199        23,312    17,069     8,795
Other Securities                    55            55        55        81
- -------------------------------------------------------------------------

                               $47,426       $44,589   $43,481   $34,455
- -------------------------------------------------------------------------

The following table reflects the maturity distribution of each investment security category and the approximate weighted-average annual yield at March 31, 1994 (dollars in thousands):

                                            Maturing within
                             ---------------------------------------------
                             Less
                             than       1-5     5-10    More than
                             1 year    years   years     10 years    Total
- --------------------------------------------------------------------------
U. S. Treasury             $ 8,026    $16,032                      $24,058
 Weighted average yield      5.04%      4.57%                        4.74%

U. S. Government agencies                                $   114   $   114
 Weighted average yield                                    7.99%     7.99%

Municipals                 $ 2,366    $19,443  $ 1,390             $23,199
 Weighted average yield      4.22%      4.60%    5.30%               4.60%

Other Securities                                         $    55   $    55
 Weighted average yield                                     .50%      .50%
- --------------------------------------------------------------------------

  Total Securities         $10,392    $35,475  $ 1,390   $   169   $47,426
- --------------------------------------------------------------------------

  Weighted average yield     4.85%      4.59%    5.30%     5.50%     4.67%
- --------------------------------------------------------------------------

The following is a listing of issuers whose securities included in the portfolio as of March 31, 1994 (dollars in thousands) had an aggregate book value of such securities exceeding ten percent of stockholders' equity:


                                  Aggregate            Aggregate
       Issuer                     Book Value           Market Value
       ------                     ----------           ------------
Silver City NM Cons. Sch. Dist.    $3,212                $3,146
Carlsbad NM Sch District            2,694                 2,694
Albuquerque NM Met Arroyo           3,204                 3,198
Luna Cty NM Sch Dist.                 797                   822
Santa Fe NM Pub Sch Dist.           1,964                 2,036
Gallup NM Plltn. Ctl Rev.           1,000                 1,026

                      AMERICAN NATIONAL BANK OF SILVER CITY
                         Selected Statistical Information
                              Securities, Continued


The following table reflects the maturity distribution of each security category and the approximate weighted-average yield at December 31, 1993 (dollars in thousands):

                                        Maturing Within
                        -------------------------------------------------
                        Less than      1-5      5-10     More than
                        1 year        years    years     10 years   Total
- -------------------------------------------------------------------------
U. S. Treasury          $7,022       $14,058                       $21,080
 Weighted average yield  5.85%         4.78%                         5.14%

U.S. government agencies                                 $   142   $   142
 Weighted average yield                                    7.99%     7.99%

Municipals              $2,362       $19,600   $ 1,390             $23,312
 Weighted average yield  4.20%         4.52%     5.30%               4.53%

Other securities                                         $    55   $    55
 Weighted average yield                                     .50%      .50%
- --------------------------------------------------------------------------

  Total Securities      $9,384       $33,618   $ 1,390   $   197   $44,589
- --------------------------------------------------------------------------

  Weighted average
   yield                 5.44%         4.63%     5.30%     5.50%     4.82%
- --------------------------------------------------------------------------


The following is a listing of issuers whose securities included in the portfolio as of December 31, 1993 (dollars in thousands) had an aggregate book value of such securities exceeding ten percent of stockholders' equity:


          Issuer                      Aggregate           Aggregate
          ------
                                      Book Value         Market Value
                                      ----------         ------------
Silver City NM Cons. Sch Dist.         $3,214              $3,203
Carlsbad NM Sch Dist.                   2,699               2,720
Albuquerque NM Metro Arroyo             3,204               3,228
Santa Fe NM Pub Sch Dist.               1,965               2,079
Gallup NM Plltn. Ctl. Rev.              1,000               1,043


                      AMERICAN NATIONAL BANK OF SILVER CITY
                        Selected Statistical Information
                                 Loan Portfolio

The following table classifies loans by major category (dollars in thousands):

                     March 31                  December 31
                                ------------------------------------
                       1994     1993    1992    1991    1990    1989
- --------------------------------------------------------------------
Commercial business
and agriculture      $15,855  $15,354 $12,939 $13,515 $10,890 $11,420
Real Estate           12,265   12,714  16,513  16,100  13,844  14,934
Consumer/Personal     10,538   11,058  10,717  12,186  13,574  12,345
- ---------------------------------------------------------------------
 Total Loans         $38,658  $39,126 $40,169 $41,801 $38,308 $38,699
- ---------------------------------------------------------------------

The following table presents maturities of loans as of March 31, 1994 (dollars in thousands):

                               Less than       1-5     More than
                                1 year       years      5 years   Total
- -----------------------------------------------------------------------
1.  Maturities

    a.  Commercial business
         and Agricultural      $ 5,720     $ 5,845     $ 4,290   $15,855
        Real Estate              1,907       3,677       6,685    12,265
        Consumer                   618       9,546         374    10,538
- ------------------------------------------------------------------------

                               $8,245      $19,068     $11,345   $38,658
- ------------------------------------------------------------------------

The following tables present maturities of loans as of December 31, 1993 (dollars in thousands):

                               Less than     1-5     More than
                                1 year     years      5 years    Total
- ----------------------------------------------------------------------
1.  Maturities

    a.  Commercial business
         and agricultural      $ 4,000    $ 6,323    $ 5,031   $15,354
        Real Estate              1,663      3,751      7,300    12,714
        Consumer                   360      9,986        712    11,058
- ----------------------------------------------------------------------

                               $ 6,023    $20,060    $13,043   $39,126
- ----------------------------------------------------------------------

                      AMERICAN NATIONAL BANK OF SILVER CITY
                        Selected Statistical Information

                   Nonaccrual, Restructured and Past Due Loans
                             (dollars in thousands)

                             March 31                  December 31
                             --------  ----------------------------------
                              1994      1993    1992   1991   1990   1989
- -------------------------------------------------------------------------
Nonaccrual loans                11       177     255    171  3,675     49
Loans past due more than 90
 days and still accruing        13        34      0      22     96     49
- -------------------------------------------------------------------------

The reduction of interest income for the three months ended March 31, 1994 and the year ended December 31, 1993 for nonaccrual loans was approximately $726 and $12,241, respectively.

                      AMERICAN NATIONAL BANK OF SILVER CITY
                        Selected Statistical Information

                     Allocation of Allowance for Loan Losses
                             (dollars in thousands)


                                                 December 31
                                    --------------------------------------
                 March 31, 1994           1993                1992
              --------------------  --------------------------------------
                        Allowance           Allowance           Allowance
                Loans    for loan   Loans    for loan    Loans    for loan
              outstanding  losses  outstanding  losses  outstanding  losses
- ---------------------------------------------------------------------------
Commercial &
 Agricultural    $15,585   $ 242      $15,354   $ 221      $12,939  $ 239
Real Estate       12,265     167       12,714     166       16,513    139
Consumer/Personal 10,538     196       11,058     214       10,717    182
- -------------------------------------------------------------------------

                 $38,658   $ 604      $39,126   $ 601      $40,169  $ 560
- -------------------------------------------------------------------------


                                     December 31
              ---------------------------------------------------------------
                      1991               1990                   1989
              ---------------------------------------------------------------
                         Allowance           Allowance              Allowance
                Loans    for loan   Loans    for loan    Loans      for loan
              outstanding  losses  outstanding  losses   outstanding  losses
- -----------------------------------------------------------------------------
Commercial &
 Agricultural    $13,515   $ 246      $10,890   $ 145       $11,420 $ 150
Real Estate       16,100      30       13,844      72        14,934    75
Consumer/Personal 12,186      65       13,574      73        12,345    76
- -----------------------------------------------------------------------------

                 $41,801   $ 341      $38,308   $ 290       $38,699 $ 301
- -----------------------------------------------------------------------------

                        AMERICAN NATIONAL BANK OF SILVER CITY
                          Selected Statistical Information

                        Analysis of Allowance for Loan Losses
                               (dollars in thousands)

                         March 31                December 31
                                  --------------------------------------
                           1994       1993    1992   1991   1990    1989
                         -----------------------------------------------
Balance beginning of
 period                  $ 601      $ 560   $ 341  $ 290  $ 301   $ 301

Provision for loan
 losses                     15        200     500    345     56     144

Charge-offs:
 Commercial and
  Agricultural               0        110     196     91     14     120
 Consumer/Personal          18        126     113    189     74      61
 Real Estate                 4          0       0     46      0       0
- -----------------------------------------------------------------------
   Total loan losses        22        236     309    326     88     181
- -------------------------------------------------------------------------

Recoveries:
 Commercial and
  Agricultural               0         19       8      7      4       7
 Consumer/Personal           9         58      20     24     17      30
 Real Estate                 1          0       0      1      0       0
- -----------------------------------------------------------------------

   Total recoveries         10         77      28     32     21      37
- -----------------------------------------------------------------------

   Net charge-offs          12        159     281    294     67     144
- -----------------------------------------------------------------------

Balance end of period    $ 604      $ 601   $ 560  $ 341  $ 290   $ 301
- -----------------------------------------------------------------------

Net charge-offs as a
 percent of average
 loans                     0.0%       0.4%    0.7%   0.7%   0.2%    0.4%

Allowance for loan
 losses to:
 Total loans at
  period end               1.6        1.5     1.4    0.8    0.8     0.8
 Net charge-offs          12.6x (1)   3.8x    2.0x   1.2x   4.3x    2.1x

Provision for loan
 losses to average
 loans                     0.1 (1)    0.5     1.2    0.9    0.1     0.4

(1) Annualized

                        AMERICAN NATIONAL BANK OF SILVER CITY
                          Selected Statistical Information

                    Maturity of Time Deposits of $100,000 or More

                                  At March 31, 1994
                               (dollars in thousands)

                             Within     3-6     6-12   Over 12
                             3 months  months  months  months    Total
- ----------------------------------------------------------------------
Certificates of deposit
 and other time              $7,117    $ 938   $ 964   $ 888   $9,907


                    Maturity of Time Deposits of $100,000 or More

                                At December 31, 1993
                               (dollars in thousands)

                             Within     3-6     6-12   Over 12
                             3 months  months  months  months    Total
- ----------------------------------------------------------------------
Certificates of deposit
 and other time             $10,939     $ 747  $ 702    $ 782  $13,370


                      AMERICAN NATIONAL BANK OF SILVER CITY, NM

                          Selected Statistical Information


                     Three months
                     ended March 31,      Year Ended December 31,
                     ---------------  -------------------------------
                     1994       1993      1993        1992       1991
- ----------------------------------------------------------------------
Return on
 average
 assets              1.40%(1)   1.56%(1)  1.55%       1.18%      0.90%

Return on
 average
 equity             16.19%(1)  17.27%(1) 16.70%      13.14%     10.29%

Average
 equity
 to
Average
 assets              8.66%      8.83%     9.29%       8.99%      8.78%

Dividends
 paid per
 share              $12.64    $12.00    $12.00       $2.80      $2.31

(1) Annualized

                        CERTAIN REGULATORY CONSIDERATIONS

GENERAL


     As a bank holding company, Norwest is subject to the supervision of the Federal Reserve Board. Norwest's banking subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. All of Norwest's banking subsidiaries are insured, and therefore are subject to regulation, by the FDIC. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

     Norwest is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of Norwest, and thus the right of Norwest's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Norwest in its capacity as a creditor may be recognized. The principal sources of Norwest's revenues are dividends and fees from its subsidiaries.

DIVIDEND RESTRICTIONS

     Various federal and state statutes and regulations limit the amount of dividends the subsidiary banks can pay to Norwest without regulatory approval. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulation, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions Norwest's national bank subsidiaries could have declared, as of March 31, 1994, without obtaining prior regulatory approval, aggregate dividends of at least $375.5 million. The payment of dividends by any subsidiary bank may also be affected by other factors, such as the maintenance of adequate capital for such subsidiary bank.

     If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

     Norwest's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to Norwest and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank to Norwest or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Norwest and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

     The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when Norwest may not have the resources to provide it. Any capital loans by Norwest to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     Federal law (12 U.S.C. Section 55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to banks chartered by such states. Norwest, as the sole shareholder of certain of its subsidiary banks, is subject to such provisions.

CAPITAL REQUIREMENTS

     In January 1989, the Federal Reserve Board issued final risk-based capital guidelines for bank holding companies, such as Norwest. The new guidelines, which became effective December 31, 1990, were phased in over two years. The minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common equity, retained earnings, and a limited amount of noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of loan and lease loss reserves. In addition, the Federal Reserve Board approved in August 1990 final minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies and state member banks. These guidelines provide for a minimum leverage ratio of 3% for bank holding companies and state member banks that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies and state member banks will be required to maintain a leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. Each of Norwest's banking subsidiaries is also subject to capital requirements adopted by applicable regulatory agencies which are substantially similar to the foregoing. At March 31, 1994, Norwest's Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 10.15% and 12.65%, respectively, and Norwest's leverage ratio for the quarter ended March 31, 1994, was 6.97%. Neither Norwest nor any subsidiary bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

     The Federal Reserve Board has adopted changes to its risk-based and leverage ratio requirements applicable to bank holding companies and state chartered member banks that require that all intangibles, including core deposit intangibles, purchased mortgage servicing rights ("PMSRs"), and purchased credit card relationships ("PCCRs") be deducted from Tier 1 capital. The changes, however, grandfather identifiable assets (other than PMSRs and PCCRs) acquired on or before February 19, 1992, and permit the inclusion of readily marketable PMSRs and PCCRs in Tier 1 capital to the extent that (i) PMSRs and PCCRs do not exceed 50% of Tier 1 capital and (ii) PCCRs do not exceed 25% of Tier 1 capital. For such purposes, PMSRs and PCCRs each would be included in Tier 1 capital only up to the lesser of (i) 90% of their fair market value (which must be determined quarterly) and (ii) 100% of the remaining unamortized book value of such assets. The OCC has adopted substantially similar regulations. In the opinion of management, the foregoing changes have not had a material impact on the results of operations of Norwest.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

     In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

     Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution's capital tier will depend upon where its capital levels are in relation to various relevant capital measures, which will include a risk- based capital measure and a leverage ratio capital measure, and certain other factors.

     A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below any such measure, and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critical capital level must be a level of tangible equity equal to not less than 2% of total assets and not more than 65% of the minimum leverage ratio to be prescribed by regulation (except to the extent that 2% would be higher than such 65% level). An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating.

     Under regulations adopted pursuant to the foregoing provisions, for an institution to be well capitalized it must have a Tier 1 risk-based capital ratio of a least 6%, a total risk-based capital ratio of at least 10%, and a leverage ratio of at least 5%, and not be subject to any specific capital order or directive. For an institution to be adequately capitalized it must have a Tier 1 risk-based capital ratio of at least 4%, a total risk-based capital ratio of at least 8%, and a leverage ratio of a least 4% (and in some cases 3%). As of March 31, 1994, all of Norwest's banking subsidiaries were well capitalized.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     FDICIA directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares, and such other standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies, has adopted a final rule and guidelines with respect to external and internal audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. The FDIC has also issued proposed rules prescribing standards relating to certain other of the management and operational standards listed above. The full impact of such rule and guidelines and proposed standards on the Corporation cannot yet be ascertained.

     FDICIA also contains a variety of other provisions that may affect the operations of Norwest, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

     Under other regulations promulgated under FDICIA a bank cannot accept brokered deposits (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is "well capitalized" or (ii) it is "adequately capitalized" and receives a waiver from the FDIC. A bank is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a ratio of Tier 1 capital to risk- adjusted assets of at least 6%, and a ratio of total capital to risk-adjusted assets of at least 10%, and is not otherwise in a "troubled condition" as specified by the appropriate federal regulatory agency. A bank is defined to be "adequately capitalized" if it meets all of its minimum capital requirements. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notices to affected depositors. In addition, a bank that is "adequately capitalized" and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is "well capitalized." At March 31, 1994, all of Norwest's banking subsidiaries were well capitalized and therefore were not subject to these restrictions.

FDIC INSURANCE

     Effective January 1, 1993, the deposit insurance assessment rate for the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF") increased as part of the adoption by the FDIC of a transitional risk- based assessment system. In June 1993, the FDIC published final regulations making the transitional system permanent effective January 1, 1994, but left open the possibility that it may consider expanding the range between the highest and lowest assessment rates at a later date. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized, or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B, or
C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF or SAIF member institution will be assigned an annual FDIC assessment rate ranging from 0.23% per annum (for well capitalized Subgroup A institutions) to 0.31% (for undercapitalized Subgroup C institutions). Adequately capitalized institutions will be assigned assessment rates ranging from 0.26% to 0.30%. Norwest incurred $72.4 million of FDIC insurance expense in 1993. Because of decreases in the reserves of the BIF and SAIF due to the increased number of bank failures in recent years, it is possible the BIF and SAIF premiums will be further increased and it is possible that there may be a special assessment. Any such further increase or special assessment would also decrease net income, and a special assessment could have a material adverse effect on the results of operations of Norwest.


                                     EXPERTS

     The consolidated financial statements of Norwest and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Bancshares and subsidiary as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, have been included herein in reliance upon the report of Bock, Rutherford & Company, independent certified public accountants, included herein and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL OPINION

     A legal opinion to the effect that the shares of Norwest Common Stock offered hereby, when issued in accordance with the Merger Agreement, will be validly issued and fully paid and nonassessable, has been rendered by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest. At March 31, 1994, Mr. Stroup was the beneficial owner of approximately 106,971 shares and held options to acquire 215,931 additional shares of Norwest Common Stock.


                      MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to the executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters concerning Norwest is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, and Form 10-K/A dated May 13, 1994, which are incorporated in this Proxy Statement-Prospectus by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Shareholders of Bancshares desiring copies of such documents may contact Norwest at its address or phone number indicated under "AVAILABLE INFORMATION" above.

                          INDEX TO FINANCIAL STATEMENTS
                                       OF
                             COPPER BANCSHARES, INC.
                  AND THE AMERICAN NATIONAL BANK OF SILVER CITY

- -------------------------------------------------------------------------------

COPPER BANCSHARES, INC CONSOLIDATED FINANCIAL STATEMENTS:
  Independent Auditor's Report.                                            F-2

  Consolidated Balance Sheet as of March 31, 1994 (unaudited)
  and December 31, 1993 and December 31, 1992.                             F-3

  Consolidated Statements of Earnings for the three-month
  periods ended March 31, 1994 (unaudited) and 1993 (unaudited).           F-4

  Consolidated Statements of Earnings for the years ended
  December 31, 1993, 1992 and 1991.                                        F-6

  Consolidated Statements of Changes in Stockholders' Equity
  for the three-month period ended March 31, 1994 (unaudited)
  and the years ended December 31, 1993, 1992 and 1991.                    F-8

  Consolidated Statements of Cash Flows for the three-month
  periods ended March 31, 1994 (unaudited) and 1993 (unaudited).           F-9

  Consolidated Statements of Cash Flows for the years ended
  December 31, 1993, 1992 and 1991.                                        F-10

  Notes to Consolidated Financial Statements.                              F-11


THE AMERICAN NATIONAL BANK OF SILVER CITY:
  Independent Auditor's Report.                                            F-23

  Balance Sheet as of March 31, 1994 (unaudited) and
  December 31, 1993 and December 31, 1992.                                 F-24

  Statements of Earnings for the three-month periods ended
  March 31, 1994 (unaudited) and 1993 (unaudited).                         F-25

  Statements of Earnings for the years ended December 31, 1993,
  1992 and 1991.                                                           F-26

  Statements of Changes in Stockholders' Equity for the
  three-month period ended March 31, 1994 (unaudited) and
  the years ended December 31, 1993, 1992, and 1991.                       F-27

  Statements of Cash Flows for the three-month periods ended
  March 31, 1994 (unaudited) and 1993 (unaudited).                         F-28

  Statements of Cash flows for the years ended December 31, 1993,
  1992 and 1991.                                                           F-29

  Notes to Financial Statements.                                           F-30

                             COPPER BANCSHARES, INC.

             -------------------------------------------------------


                        CONSOLIDATED FINANCIAL STATEMENTS
                                      with
                          INDEPENDENT AUDITOR'S REPORT

                     YEARS ENDED DECEMBER 31, 1993 AND 1992

                         ------------------------------

                                                                 January 6, 1994

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
Copper Bancshares, Inc.
Silver City, New Mexico

          We have audited the accompanying consolidated balance sheets of Copper Bancshares, Inc. as of December 31, 1993 and 1992, and the related statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Copper Bancshares, Inc. at December 31, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.





                                             BOCK, RUTHERFORD & CO.

                             COPPER BANCSHARES, INC.

                           CONSOLIDATED BALANCE SHEET




                                                                ASSETS

                                                                                 December 31,
                                                             March 31,    ---------------------------
                                                               1994           1993           1992
                                                           ------------       -----          ----
                                                            (Unaudited)

Cash and due from banks                                   $  4,440,444    $ 5,699,286   $  6,146,707
Federal funds sold                                           5,840,000      5,640,000      6,820,000
Interest-bearing deposits with banks                         1,500,000      1,500,000      1,500,000
Federal income taxes refundable                                    --           4,507            --
Investment securities                                       47,426,153     44,589,063     43,480,786
Loans, net of allowance for loan losses of
  $604,040, $601,043 and $560,233, respectively             38,054,424     38,524,987     39,609,185
Bank premises and equipment, net                             1,594,604      1,623,800      1,585,983
Goodwill (less accumulated amortization of
  $522,730, $513,789 and $478,024, respectively)               906,489        915,430        951,195
Interest receivable                                            851,361      1,055,879      1,002,228
Other real estate                                               12,083            --         155,000
Other assets                                                   161,481         64,861        100,980
                                                          ------------    -----------   ------------

                                                          $100,787,039    $99,617,813   $101,352,064
                                                          ------------    -----------   ------------
                                                          ------------    -----------   ------------

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits:
    Demand:  Non-interest bearing                         $ 17,053,337    $16,449,599   $ 14,610,877
                 Interest bearing                           25,428,513     24,788,849     23,317,862
    Savings                                                 16,041,094     14,266,939     14,362,498
    Time                                                    32,966,009     33,536,581     38,361,426
                                                          ------------    -----------   ------------

                                                            91,488,953     89,041,968     90,652,663
  Long-term debt                                               858,404        978,404      1,138,404
  Accrued interest payable                                     231,701        265,878        341,962
  Federal income taxes payable                                  70,780            --          40,956
  Other liabilities                                            126,126        148,793        126,039
                                                          ------------    -----------   ------------

                                                            92,775,964     90,435,043     92,300,024
                                                          ------------    -----------   ------------

Minority interest in equity of subsidiary                       92,016        106,953        107,081
                                                          ------------    -----------   ------------

Stockholders' equity:
  Common stock, $1.00 par value per share
    Authorized - 120,000 shares
    Outstanding - 109,980 shares                               109,980        109,980        109,980
  Surplus                                                      748,965        748,965        748,965
  Retained earnings                                          7,060,114      8,216,872      8,086,014
                                                          ------------    -----------   ------------

                                                             7,919,059      9,075,817      8,944,959
                                                          ------------    -----------   ------------

                                                          $100,787,039    $99,617,813   $101,352,064
                                                          ------------    -----------   ------------
                                                          ------------    -----------   ------------


                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             COPPER BANCSHARES, INC.

                       CONSOLIDATED STATEMENT OF EARNINGS



                                                                Three months ended March 31,
                                                                ----------------------------
                                                                    1994           1993
                                                                    ----           ----
                                                                 (Unaudited)    (Unaudited)

Interest income:
  Interest and fees on loan                                     $   993,882    $ 1,021,469
  Interest on federal funds sold                                     54,019         30,516
  Interest on deposits with bank                                     12,866         13,315
  Interest on investment securities:
    Taxable                                                         284,404        405,243
    Exempt from income taxes                                        263,911        258,910
                                                                -----------    -----------

                                                                  1,609,082      1,729,453

Interest expense on deposits                                        559,795        627,014
                                                                -----------    -----------

Net interest income                                               1,049,287      1,102,439

Provision for loan losses                                            15,000         60,000
                                                                -----------    -----------

Net interest income after provision for loan losses               1,034,287      1,042,439
                                                                -----------    -----------

Other income:
  Service charges on deposit accounts                               107,325         89,422
  Other                                                              16,397         26,500
                                                                -----------    -----------

                                                                    123,722        115,922
                                                                -----------    -----------

Other expenses:
  Salaries and employee benefits                                    411,208        398,917
  Interest expense on long-term debt                                 14,411         16,281
  Occupancy of bank premises                                         48,054         34,547
  Equipment                                                          24,084         25,984
  Amortization of goodwill                                            8,941          8,941
  Other operating expenses                                          249,782        255,810
  Write down of other real estate owned                                 --          30,000
                                                                -----------    -----------

                                                                    756,480        770,480
                                                                -----------    -----------

Earnings before income taxes, cumulative effect
  of accounting change and minority interest                        401,529        387,881

Income taxes                                                         73,933         79,500
                                                                -----------    -----------

Earnings before cumulative effect of accounting
  change and minority interest                                      327,596        308,381

(Continued)


                             COPPER BANCSHARES, INC.

                       CONSOLIDATED STATEMENT OF EARNINGS

                                   (Continued)


                                                                Three months ended March 31,
                                                                ----------------------------
                                                                    1994           1993
                                                                    ----           ----
                                                                 (Unaudited)    (Unaudited)

Cumulative effect of accounting change                          $       --     $    45,435
                                                                -----------    -----------

Earnings before minority interest                                   327,596        353,816

Minority interest in earnings of subsidiary                           4,023         4 ,244
                                                                -----------    -----------

Net earnings                                                    $   323,573    $   349,572
                                                                -----------    -----------
                                                                -----------    -----------

Earnings per common share:
  Earnings before cumulative effect of
    accounting change                                                 $2.94          $2.77

  Cumulative effect of accounting change                                --             .41
                                                                      -----          -----

  Net earnings                                                        $2.94          $3.18
                                                                      -----          -----
                                                                      -----          -----



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             COPPER BANCSHARES, INC.

                       CONSOLIDATED STATEMENT OF EARNINGS



                                                                          Year ended December 31,
                                                                 ----------------------------------------
                                                                    1993           1992           1991
                                                                    ----           ----           ----

Interest income:
  Interest and fees on loan                                      $4,354,547     $4,385,059     $4,642,644
  Interest on federal funds sold                                    105,922        295,448      1,013,079
  Interest on deposits with bank                                     49,142         70,772        107,992
  Interest on investment securities:
    Taxable                                                       1,233,135      1,733,891      1,445,787
    Exempt from income taxes                                      1,078,795        788,855        581,690
                                                                -----------    -----------    -----------

                                                                  6,821,541      7,274,025      7,791,192
Interest expense on deposits                                      2,346,637      3,116,916      4,182,321
                                                                -----------    -----------    -----------

Net interest income                                               4,474,904      4,157,109      3,608,871

Provision for loan losses                                           200,000        500,000        345,000
                                                                -----------    -----------    -----------

Net interest income after provision
  for loan losses                                                 4,274,904      3,657,109      3,263,871
                                                                -----------    -----------    -----------

Other income:
  Service charges on deposit accounts                               429,662        409,407        424,235
  Other                                                             216,911        184,462        116,250
                                                                -----------    -----------    -----------

                                                                    646,573        593,869        540,485
                                                                -----------    -----------    -----------

Other expenses:
  Salaries and employee benefits                                  1,664,337      1,629,222      1,580,509
  Interest expense on long-term debt                                 60,769         77,099        109,492
  Occupancy of bank premises                                        152,806        160,444        138,035
  Equipment                                                         109,125        117,438        128,021
  Amortization of goodwill                                           35,765         36,561         35,765
  Other operating expenses                                        1,036,948        904,340        893,911
  Write down of other real estate owned                              88,745         61,046            --
                                                                -----------    -----------    -----------

                                                                  3,148,495      2,986,150      2,885,733
                                                                -----------    -----------    -----------

Earnings before income taxes, cumulative
  effect of accounting change and minority
  interest                                                        1,772,982      1,264,828        918,623

Income taxes                                                        349,928        188,985        184,887
                                                                -----------    -----------    -----------


Earnings before cumulative effect of
  accounting change and minority
  interest                                                        1,423,054      1,075,843        733,736

(Continued)


                             COPPER BANCSHARES, INC.

                       CONSOLIDATED STATEMENT OF EARNINGS

                                   (Continued)


                                                                          Year ended December 31,
                                                                 ----------------------------------------
                                                                    1993           1992           1991
                                                                    ----           ----           ----

Cumulative effect of accounting change                          $    45,435  $         --   $         --
                                                                -----------    -----------    -----------

Earnings before minority interest                                 1,468,489      1,075,843        733,736

Minority interest in earnings of subsidiary                          17,871         13,456          9,745
                                                                -----------    -----------    -----------

Net earnings                                                     $1,450,618     $1,062,387     $  723,991
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Earnings per common share:
  Earnings before cumulative effect of
    accounting change                                                $12.78          $9.66          $6.58

  Cumulative effect of accounting change                                .41            --             --
                                                                     ------          -----          -----

  Net earnings                                                       $13.19          $9.66          $6.58
                                                                     ------          -----          -----
                                                                     ------          -----          -----



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             COPPER BANCSHARES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY




                                                          Common stock
                                                     -----------------------                    Retained
                                                      Shares        Amount         Surplus      earnings
                                                      ------        ------         ------       --------

Balance at December 31, 1991                         109,980       $109,980       $748,965    $ 7,353,567

  Net earnings for the year                              --             --             --       1,062,387
  Cash dividend paid - $3.00
    per share                                            --             --             --        (329,940)
                                                     -------       --------       --------    -----------

Balance at December 31, 1992                         109,980        109,980        748,965      8,086,014

  Net earnings for the year                              --             --             --       1,450,618
  Cash dividend paid - $12.00
    per share                                            --             --             --      (1,319,760)
                                                     -------       --------       --------    -----------

Balance at December 31, 1993                         109,980        109,980        748,965      8,216,872

  Net earnings for the period                            --             --             --         323,573
  Cash dividend paid - $13.46
    per share                                            --             --             --      (1,480,331)
                                                     -------       --------       --------    -----------

Balance at March 31, 1994
  (unaudited)                                        109,980       $109,980       $748,965    $ 7,060,114
                                                     -------       --------       --------    -----------
                                                     -------       --------       --------    -----------




                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             COPPER BANCSHARES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                Three months ended March 31,
                                                                ----------------------------
                                                                     1994           1993
                                                                     ----           ----
                                                                  (Unaudited)    (Unaudited)

 Cash flows from operating activities:
  Net earnings                                                  $   323,573    $   349,572
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                                  45,358         49,120
      Provision for loan losses                                      15,000         60,000
      Deferred income taxes (credits)                                (1,353)       (45,435)
      Minority interest in earnings, net of
        dividends paid                                              (14,937)       (13,756)
      Write down of other real estate owned                             --          30,000
      Changes in operating assets and liabilities:
        Decrease in accrued interest receivable                     204,518        197,569
        Premium amortization - securities                            42,731         48,860
        Discount accretion - securities                              (4,772)       (22,577)
        Increase in other assets                                    (96,789)       (25,666)
        Decrease in accrued expenses and other liabilities          (55,491)       (38,798)
        Increase in income taxes payable/refundable                  75,288         22,510
                                                                -----------    -----------

Net cash provided by operating activities                           533,126        611,399
                                                                -----------    -----------

Cash flows from investing activities:
  Proceeds from sales/maturities of investment securities         2,118,406      8,801,248
  Purchase of investment securities                              (4,993,456)    (5,767,547)
  Net (increase) decrease in loans made to customers                455,563     (1,158,312)
  Purchase of bank equipment                                         (7,052)        (9,644)
  Proceeds from sale of equipment and other real estate                 --           7,946
  Acquisition of other real estate                                  (12,083)           --
                                                                -----------    -----------

Net cash provided (used) by investing activities                 (2,438,622)     1,873,691
                                                                -----------    -----------

Cash flows from financing activities:
  Net increase (decrease) in demand and savings deposits          3,017,557       (627,110)
  Net decrease in time deposits                                    (570,572)    (2,814,918)
  Dividend paid                                                  (1,480,331)    (1,319,760)
  Payment on long-term debt                                        (120,000)       (120,000)
                                                                -----------    -----------

Net cash provided (used) by financing activities                    846,654     (4,881,788)
                                                                -----------    -----------

Net decrease in cash and cash equivalents                        (1,058,842)    (2,396,698)

Cash and cash equivalents at beginning of period                 11,339,286     12,966,707
                                                                -----------    -----------

Cash and cash equivalents at end of period                      $10,280,444    $10,570,009
                                                                -----------    -----------
                                                                -----------    -----------



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             COPPER BANCSHARES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS



                                                                          Year ended December 31,
                                                                ------------------------------------------
                                                                    1993           1992           1991
                                                                    ----           ----           ----

 Cash flows from operating activities:
  Net earnings                                                 $  1,450,618    $ 1,062,387    $   723,991
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation and amortization                                 214,915        191,727        175,922
      Provision for loan losses                                     200,000        500,000        345,000
      Deferred income taxes (credits)                               (41,808)      (115,582)        (4,509)
      Minority interest in earnings, net of
         dividends paid                                                (128)         9,255          6,280
      Write down of other real estate owned                          88,745         61,046            --
      Changes in operating assets and liabilities:
        Decrease (increase) in accrued interest
          receivable                                                (53,651)       134,910       (549,383)
        Premium amortization - securities                           176,375        182,227        120,392
        Discount accretion - securities                             (39,147)       (19,310)       (30,266)
        Decrease (increase) in other assets                          35,444         85,986        (16,430)
        Decrease in accrued expenses and other
          liabilities                                               (11,522)      (104,333)      (121,654)
        Increase (decrease) in income taxes payable/
          refundable                                                (45,463)        40,957         89,909
                                                               ------------   ------------    -----------

Net cash provided by operating activities                         1,974,378      2,029,269        559,434
                                                               ------------   ------------    -----------

Cash flows from investing activities:
  Proceeds from sales/maturities of investment
    securities                                                   15,343,904     11,864,055      3,733,350
  Purchase of investment securities                             (16,589,409)   (21,052,523)   (24,789,362)
  Net (increase) decrease in loans made to customers                884,198      1,350,389     (3,786,100)
  Purchase of bank equipment                                       (224,238)      (101,074)      (183,616)
  Proceeds from sale of equipment and other real
    estate                                                           74,201            --          24,354
                                                               ------------   ------------    -----------

Net cash used by investing activities                              (511,344)    (7,939,153)   (25,001,374)
                                                               ------------   ------------    -----------

Cash flows from financing activities:
  Net increase in demand and savings deposits                     3,214,150      8,674,068        742,303
  Net increase (decrease) in time deposits                       (4,824,845)    (5,393,200)     5,516,453
  Dividend paid                                                  (1,319,760)      (329,940)           --
  Payment on long-term debt                                        (160,000)       (59,916)      (167,000)
                                                               ------------   ------------    -----------

Net cash provided (used) by financing activities                 (3,090,455)     2,891,012      6,091,756
                                                               ------------   ------------    -----------

Net decrease in cash and cash equivalents                        (1,627,421)    (3,018,872)   (18,350,184)

Cash and cash equivalents at beginning of period                 12,966,707     15,985,579     34,335,763
                                                               ------------   ------------    -----------

Cash and cash equivalents at end of period                     $ 11,339,286   $ 12,966,707    $15,985,579
                                                               ------------   ------------    -----------
                                                               ------------   ------------    -----------



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                             COPPER BANCSHARES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Data as of and for the three month periods ended
                 March 31, 1994 and March 31, 1993 is unaudited)

SIGNIFICANT ACCOUNTING POLICIES

          The Company follows generally accepted accounting principles and reporting practices applicable to the banking industry. Descriptions of the significant accounting policies followed are summarized below.

INTERIM FINANCIAL STATEMENTS

          The balance sheet as of March 31, 1994 and the statements of earnings, stockholders' equity, and cash flows for the three month periods ended March 31, 1994 and 1993 are unaudited. However, in the opinion of management, these financial statements include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation of the Bank's financial position. The results of operations for the unaudited three-month period ended March 31, 1994 are not necessarily indicative of the results which may be expected for the entire year of 1994.

ORGANIZATIONAL DATA

          Copper Bancshares, Inc. is a one-banking holding company formed in 1979 under the regulations of the Bank Holding Company Act of 1956 as amended. Copper Bancshares, Inc. owns approximately 99% of the capital stock of The American National Bank of Silver City.


          The consolidated financial statements include the accounts of the company and its subsidiary bank. All material intercompany transactions have been eliminated.

INVESTMENT SECURITIES

          Investment securities represent various investments made in debt securities with the intent of holding the security until maturity. These investments are carried at cost adjusted for amortization of premiums and accretion of discounts.

INTEREST INCOME ON LOANS

          Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. The unearned discount on discounted consumer loans is recognized as income using the sum-of-the-month-digits method.

LOAN ORIGINATION FEES AND COSTS

          Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan. These fees and costs were not material.

ALLOWANCE FOR LOAN LOSSES

          The provision for loan losses charged to operating expense is management's judgement of the amount necessary to maintain the allowance for loan losses at levels sufficient to cover possible losses in the collection of loans.

BANK PREMISES AND EQUIPMENT

          Bank premises and equipment are stated at cost less allowances for depreciation. Provisions for depreciation are computed by the straight-line method using estimated useful lives of ten to fifty years for bank buildings and five to ten years for furniture and equipment.

GOODWILL

          Goodwill represents the purchase price of the Company's investment in The American National Bank of Silver City stock that exceeded the book value of the shares acquired at the date of acquisition. The amount of goodwill recognized is being amortized by the straight-line method over a period of forty years.

INCOME TAXES

          Deferred income taxes are provided for items of income and expense recognized in different time periods for income tax and financial statement purposes.

          Copper Bancshares, Inc. files consolidated income tax returns with its subsidiary. The subsidiary is charged by Copper Bancshares, Inc. for its share of the consolidated income taxes on a basis that would have been paid if the subsidiary had filed on a separate entity basis.

          The Company adopted SFASB No. 109, "Accounting for Income Taxes," as of the beginning of its 1993 fiscal year. This statement requires, among other things, the recognition of future tax benefits or charges, measured by enacted tax rates, attributable to temporary differences between financial statement and income tax basis of assets and liabilities. These temporary differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), allowances for loan losses and purchase discounts on investment securities. Prior to the adoption of SFASB No. 109, the Company accounted for income taxes according to APB No. 11.

EARNINGS PER COMMON SHARE

          Earnings per common share are computed on the average number of shares outstanding during the year.

CASH AND CASH EQUIVALENTS

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents which includes federal funds sold.

INVESTMENT SECURITIES

          The carrying amounts of investment securities and their approximate market values were as follows:



                                         Carrying      Unrealized     Unrealized       Market
                                          amount          gains         losses          value
                                         --------      ----------     ----------       ------


March 31, 1994:

U.S. Treasury securities               $24,057,999       $ 88,401       $ 85,150    $24,061,250
U.S. Government agency
  securities                               113,818          3,196             --        117,014
State and political
  subdivision securities                23,199,336        367,499        120,259     23,446,576
Other securities                            55,000             --             --         55,000
                                       -----------       --------       --------    -----------

                                       $47,426,153       $459,096       $205,409    $47,679,840
                                       -----------       --------       --------    -----------
                                       -----------       --------       --------    -----------

December 31, 1993:

U.S. Treasury securities               $21,079,554       $243,403        $ 2,957    $21,320,000
U.S. Government agency
  securities                               142,263          6,766             --        149,029
State and political
  subdivision securities                23,312,246        609,988         39,269     23,882,965
Other securities                            55,000            --             --          55,000
                                       -----------       --------       --------    -----------

                                       $44,589,063       $860,157        $42,226    $45,406,994
                                       -----------       --------       --------    -----------
                                       -----------       --------       --------    -----------

December 31, 1992:

U.S. Treasury securities               $26,123,165       $336,444        $22,578    $26,437,031
U.S. Government agency
  securities                               233,532          4,257             --        237,789
State and political
  subdivision securities                17,069,089        532,620         39,590     17,562,119
Other securities                            55,000            --             --          55,000
                                       -----------       --------       --------    -----------

                                       $43,480,786       $873,321        $62,168    $44,291,939
                                       -----------       --------       --------    -----------
                                       -----------       --------       --------    -----------


          Securities with a carrying amount of $19,704,479 at March 31, 1994, $19,741,879 at December 31, 1993 and $18,534,474 at December 31, 1992, were pledged as collateral for public deposits. The related market values were $19,859,601, $20,131,974 and $18,976,277, respectively.

          Management views these securities as long-term investments which they intend to hold until maturity.

          The maturities of investment securities were as follows:


                                             March 31, 1994               December 31, 1993
                                       ---------------------------   ---------------------------
                                        Carrying                      Carrying
                                         amount       Market Value     amount       Market Value
                                       -----------    ------------   -----------    ------------

Due in one year or less                $10,391,986    $10,434,862    $ 9,383,564    $ 9,472,598
Due from one to five years              34,141,214     34,324,190     32,283,897     32,918,734
Due from five to ten years               2,775,008      2,801,031      2,776,070      2,865,798
Due after ten years                        117,945        119,757        145,532        149,864
                                       -----------    -----------    -----------    -----------

                                       $47,426,153    $47,679,840    $44,589,063    $45,406,994
                                       -----------    -----------    -----------    -----------
                                       -----------    -----------    -----------    -----------



LOANS

          Loans consisted of the following at:

                                                                           December 31,
                                                        March 31,   ---------------------------
                                                          1994           1993           1992
                                                       ----------        ----           ----

Real estate loans                                     $12,264,943    $12,713,938    $16,513,416
Commercial and industrial loans                        15,854,811     15,354,133     12,939,104
Installment and personal loans                         12,074,791     12,780,026     12,397,512
Overdrafts                                                 44,951          4,939          5,458
                                                      -----------    -----------    -----------

                                                       40,239,496     40,853,036     41,855,490
                                                      -----------    -----------    -----------

Less:
  Unearned discounts                                    1,581,032      1,727,006      1,686,072
  Allowance for loan losses                               604,040        601,043        560,233
                                                      -----------    -----------    -----------

                                                        2,185,072      2,328,049      2,246,305
                                                      -----------    -----------    -----------

                                                      $38,054,424    $38,524,987    $39,609,185
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------



          Loans on which accrual of interest has been discontinued amounted to $10,815 at March 31, 1994, $177,110 and $255,039 at December 31, 1993 and 1992,
respectively. If interest on those loans had been accrued, such income would have approximated $726, $12,241 and $18,548, respectively.

          Changes in the allowance for loan losses were as follows:

                                                                           December 31,
                                                        March 31,   ---------------------------
                                                          1994           1993           1992
                                                       ----------        ----           ----

Balance at beginning of period                           $601,043      $ 560,233      $ 341,253
Provision for losses                                       15,000        200,000        500,000
Loans charged off                                         (22,300)      (235,708)      (310,211)
Recovery on loans previously charged off                   10,297         76,518         29,191
                                                      -----------    -----------    -----------

Balance at end of period                                 $604,040      $ 601,043      $ 560,233
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------


BANK PREMISES AND EQUIPMENT

          Following is a summary of bank premises and equipment at:


                                                                           December 31,
                                                        March 31,   ---------------------------
                                                          1994           1993           1992
                                                       ----------        ----           ----

Land                                                   $  261,866     $  261,866     $  261,866
Bank building                                           1,600,271      1,600,271      1,600,271
Equipment                                                 984,673        976,618        988,213
                                                      -----------    -----------    -----------

                                                        2,846,810      2,838,755      2,850,350
Less accumulated depreciation                           1,252,206      1,214,955      1,264,367
                                                      -----------    -----------    -----------

                                                       $1,594,604     $1,623,800     $1,585,983
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------



TIME DEPOSITS

          Included in time deposits are certificates of deposit issued in amounts of $100,000 or more with their remaining maturities as follows:


                                                                           December 31,
                                                        March 31,   ---------------------------
                                                          1994           1993           1992
                                                       ----------        ----           ----

Three months or less                                   $7,116,661    $10,938,559    $12,140,523
Three through six months                                  938,186        747,492      1,715,194
Six through twelve months                                 963,837        701,688        450,000
Over twelve months                                        888,251        782,300        892,684
                                                      -----------    -----------    -----------

                                                       $9,906,935    $13,170,039    $15,198,401
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------



INCOME TAXES

          Deferred income taxes are recorded for temporary differences between items of income or expense reported in the financial statements and those reported for income tax purposes. The differences relate principally to depreciation deductions, allowance for loan losses and discounts on investment securities.

          Deferred income tax provision (credit) for the three months ended March 31, 1994 was ($1,353) and for the year ended December 31, 1993 and 1992 $3,627 and ($115,582), respectively.

          Accumulated deferred income taxes of $32,766 at March 31, 1994 and $34,120 and $75,928 at December 31, 1993 and 1992, respectively, are included in other liabilities.

          The total expense for the periods was less than the amount computed by applying the statutory U.S. Federal income tax rate to income before taxes as a result of the following:


                                                 March 31,                          December 31,
                                          -----------------------      ---------------------------------------
                                            1994           1993           1993           1992           1991

Federal income tax expense
  at statutory rates                      $136,520       $131,880      $ 602,814      $ 430,042      $ 312,331
Increase (reductions) in taxes
  resulting from:
    Tax exempt interest                    (79,837)       (74,781)      (330,189)      (241,343)      (143,740)
    Other                                   17,250         22,401         77,303            286         16,296
                                          --------       --------      ---------      ---------      ---------

Income tax expense                        $ 73,933       $ 79,500      $ 349,928      $ 188,985      $ 184,887
                                          --------       --------      ---------      ---------      ---------
                                          --------       --------      ---------      ---------      ---------



LONG-TERM DEBT

          The long-term debt was refinanced in January 1992 to be paid in semi-annual payments of $59,916 plus interest to be adjusted annually to the Citibank prime rate (5.6% at 3/31/94). The debt is secured by all stock owned by the Company in The American National Bank of Silver City. Payments due under the refinancing in the next five years are as follows:



                        Year                           Amount due
                        ----                           ----------

                        1995                            $119,832
                        1996                             119,832
                        1997                             119,832
                        1998                             119,832
                        1999                             119,832
                        Thereafter                       259,244
                                                        --------

                                                        $858,404
                                                        --------
                                                        --------


RELATED-PARTY TRANSACTIONS

          At March 31, 1994 and December 31, 1993 and 1992, directors, officers, and employees were indebted to the Bank in the amount of $1,827,753, $1,926,018 and $1,626,261, respectively. All such loans were made in the ordinary course of business.

SUPPLEMENTARY CASH FLOW INFORMATION


                                                 March 31,                          December 31,
                                          -----------------------      ---------------------------------------
                                            1994           1993           1993           1992           1991

Cash and cash equivalents
  are summarized as follows:
    Cash and due from banks            $ 4,440,444    $ 4,525,010    $ 5,699,286    $ 6,146,707    $ 5,695,579
    Federal funds sold                   5,840,000      6,045,000      5,640,000      6,820,000     10,290,000
                                       -----------    -----------    -----------    -----------    -----------

                                       $10,280,444    $10,570,010    $11,339,286    $12,966,707    $15,985,579
                                       -----------    -----------    -----------    -----------    -----------
                                       -----------    -----------    -----------    -----------    -----------



                                                 March 31,                          December 31,
                                          -----------------------      ---------------------------------------
                                            1994           1993           1993           1992           1991

Cash paid during the period/
  year for:
    Interest                           $   608,383   $    697,086    $ 2,484,763    $ 3,334,890    $ 4,414,785
                                       -----------    -----------    -----------    -----------    -----------
    Income taxes                       $        --   $     56,990    $   351,408    $   173,861    $   274,796
                                       -----------    -----------    -----------    -----------    -----------



SIGNIFICANT CONCENTRATION OF CREDIT RISK

          The Bank recognizes its primary market area to be within Grant and Catron Counties of New Mexico (Silver City is located in Grant County.) The economical climate of this market area is dependent, to a large degree, upon the success of its agricultural and copper industry base. The Bank maintains a diversified loan portfolio with greater concentration in residential, commercial and consumer loans.

COMMITMENTS

          The Bank has outstanding commitments for the extension of credit of $200,000 and $942,000 at December 31, 1993 and 1992, respectively. There were no outstanding commitments at March 31, 1994. The Bank has contingent liabilities arising in the normal course of business which are not reflected in the accompanying financial statements. There were no standby letters of credit outstanding at March 31, 1994 or December 31, 1993 and 1992.

CUMULATIVE EFFECT OF ACCOUNTING CHANGE

          The Company adopted SFASB No. 109 "Accounting for Income Taxes" as of the beginning of its 1993 fiscal year. The effect of this change in the method of accounting for income taxes is reported in these financial statements as "cumulative effect of accounting change." Under the previous method of accounting for income taxes (APB 11), deferred income taxes or credits were computed based upon the difference between taxes computed with and without temporary differences for the current year. These differences were accumulated as the total deferred tax asset or liability. Changes in tax law or "rates" were only reflected in the calculation for the current year.

          Under the accounting methods prescribed by SFASB No. 109, the so-called temporary differences between financial and tax bases of assets and liabilities are accumulated and the income tax consequences of these differences are calculated by applying the current applicable tax rates.

401(K) SAVINGS PLAN FOR THE AMERICAN NATIONAL BANK

          Effective September 1, 1992, the Bank adopted a 401(K) savings plan whereby employees may elect to make contributions pursuant to a salary reduction agreement. The Bank may make discretionary contributions to the plan. A contribution of $25,000 was made for 1993. No contribution was made for 1992 nor during the three months ended March 31, 1994 and 1993.

REGULATORY MATTERS

          The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends, as of December 31, 1993, that the Bank could declare, without the approval of the Comptroller of the Currency, amounted to approximately $1,642,000. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At March 31, 1994 and December 31, 1993, the Bank is required to have minimum Tier 1 and Total capital ratios of 8.0%. The Bank's actual ratios at those dates were 8.51 and 17.51, 9.36 and 20.26, respectively.

OTHER OPERATING INFORMATION



                                            Three months ended
                                                 March 31,                     Year Ended December 31,
                                          -----------------------      ---------------------------------------
                                            1994           1993           1993           1992           1991

Other income:
  Insurance Commissions                   $ 10,297       $ 24,451     $  106,043       $103,306       $102,091
  Gain (loss) sale of mortgage
    notes                                  (20,781)            --         99,080         58,747             --
  Other                                     26,881          2,049         11,788         22,409         14,159
                                          --------       --------     ----------       --------       --------

                                          $ 16,397       $ 26,500     $  216,911       $184,462       $116,250
                                          --------       --------     ----------       --------       --------
                                          --------       --------     ----------       --------       --------

Other operating expenses:
  Advertising                             $  5,582       $  9,869    $    33,233       $ 27,677       $ 24,741
  Insurance                                  5,679          9,755         33,779         32,385         35,293
  Professional fees                          5,452         14,090         53,194         51,830         47,577
  Stationery and supplies                   27,684         30,129        114,746        109,038        116,701
  Data processing                           48,045         32,574        151,306         92,522         90,567
  Public relations and travel               12,295         16,339         80,321         64,558         45,943
  Directors expense                         20,670         17,832         79,859         60,321         53,499
  Postage                                   22,278         23,000         82,787         73,796         65,335
  FDIC insurance assessment                 48,658         49,280        194,738        193,298        171,114
  Telephone                                 12,266         10,220         45,513         41,821         38,509
  Examination fees                          10,493         10,363         40,468         34,678         29,259
  Other                                     30,680         32,359        127,004        122,416        175,373
                                          --------       --------     ----------       --------       --------

                                          $249,782       $255,810     $1,036,948       $904,340       $893,911
                                          --------       --------     ----------       --------       --------
                                          --------       --------     ----------       --------       --------


CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

                                  BALANCE SHEET


                                                                      December 31,
                                                   March 31,   ---------------------------
                                                     1994           1993           1992
                                                   ---------        ----           ----

ASSETS

Cash                                             $     1,693   $     11,685   $     29,215
Investment in The American National Bank
  of Silver City                                   7,858,193      9,133,700      9,144,759
Goodwill (net of accumulated amortization)           906,489        915,430        951,195
Other assets                                          91,883         17,872         26,113
                                                  ----------    -----------    -----------

                                                  $8,858,258    $10,078,687    $10,151,282
                                                  ----------    -----------    -----------
                                                  ----------    -----------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Long-term debt                                  $  858,404    $   978,404    $ 1,138,404
  Accrued interest payable                            10,014         24,466         26,963
  Federal income taxes payable                        70,780             --         40,956
                                                  ----------    -----------    -----------

                                                     939,198      1,002,870      1,206,323
                                                  ----------    -----------    -----------

Stockholders' equity:
  Common stock                                       109,980        109,980        109,980
  Surplus                                            748,965        748,965        748,965
  Retained earnings                                7,060,114      8,216,872      8,086,014
                                                  ----------    -----------    -----------

                                                   7,919,059      9,075,817      8,944,959
                                                  ----------    -----------    -----------

                                                  $8,858,257    $10,078,687    $10,151,282
                                                  ----------    -----------    -----------
                                                  ----------    -----------    -----------



                              STATEMENT OF EARNINGS



                                                                 Three months ended March 31,
                                                                 ----------------------------
                                                                     1994           1993
                                                                     ----           ----

Income:
  Interest                                                        $      18      $     474
                                                                   --------       --------

Expenses:
  Interest                                                           14,411         16,281
  Amortization of goodwill                                            8,941          8,941
  Other                                                                 169            239
                                                                   --------       --------

                                                                     23,521         25,461
                                                                   --------       --------
Loss before income taxes and equity
  in earnings of subsidiary                                         (23,503)       (24,987)

Income taxes - credit                                                 3,400          5,000
                                                                   --------       --------

                                                                    (20,103)       (19,987)

Equity in earnings of subsidiary                                    343,677        324,126
                                                                   --------       --------

Net earnings                                                       $323,574       $304,139
                                                                   --------       --------
                                                                   --------       --------


                              STATEMENT OF EARNINGS


                                                          Year Ended December 31,
                                                 -----------------------------------------
                                                     1993           1992           1991
                                                     ----           ----           ----

 Income:
  Interest                                      $      1,274    $       614     $    1,432
                                                  ----------     ----------      ---------

Expenses:
  Interest                                            60,769         77,099        109,492
  Amortization of goodwill                            35,765         35,766         35,765
  Other                                                  745            795          1,595
                                                  ----------     ----------      ---------

                                                      97,279        113,660        146,852
                                                  ----------     ----------      ---------

Loss before income taxes and equity
  in earnings of subsidiary                          (96,005)      (113,046)      (145,420)

Income taxes - credit                                 20,482         26,275         37,191
                                                  ----------     ----------      ---------

                                                     (75,523)       (86,771)      (108,229)

Equity in earnings of subsidiary                   1,526,141      1,149,158        832,220
                                                  ----------     ----------      ---------

Net earnings                                      $1,450,618     $1,062,387      $ 723,991
                                                  ----------     ----------      ---------
                                                  ----------     ----------      ---------




                             STATEMENT OF CASH FLOWS



                                                                 Three months ended March 31,
                                                                 ----------------------------
                                                                     1994           1993
                                                                     ----           ----

Cash flows from operating activities:
  Net earnings                                                  $   323,574    $   304,139
  Adjustments to reconcile net earnings to net cash
    provided by operating activities:
      Equity in earnings of subsidiary net of cash
        dividends received                                        1,275,507      1,213,074
      Amortization                                                    9,110          9,110
      Increase in other assets                                      (78,687)       (49,918)
      Decrease in accrued interest                                  (14,452)       (15,245)
      Increase in income taxes payable                               75,287         22,510
                                                               ------------   ------------

Net cash provided by operating activities                         1,590,339      1,483,670
                                                               ------------   ------------

Cash flows from financing activities:
  Dividends paid                                                 (1,480,331)    (1,319,760)
  Payment on long-term debt                                        (120,000)      (120,000)
                                                               ------------   ------------

Net cash used by financing activities                            (1,600,331)     1,439,760
                                                               ------------   ------------

Net increase (decrease) in cash                                      (9,992)        43,910

Cash at beginning of period                                          11,685         29,215
                                                               ------------   ------------

Cash at end of period                                          $      1,693   $     73,125
                                                               ------------   ------------
                                                               ------------   ------------


                             STATEMENT OF CASH FLOWS



                                                                         Year Ended December 31,
                                                                -----------------------------------------
                                                                    1993           1992           1991
                                                                    ----           ----           ----

Cash flows from operating activities:
  Net earnings                                                  $ 1,450,618     $1,062,387     $  723,991
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Equity in earnings of subsidiary net of
        cash dividends received                                      36,440         36,440         35,765
      Amortization                                                    7,566         62,964        (53,224)
      Decrease (increase) in other assets                            (2,497)        22,794        (50,784)
      Increase (decrease) in accrued interest                       (40,956)        23,543         17,255
      Increase (decrease) in income taxes payable                    11,059       (790,478)      (536,309)
                                                               ------------    -----------    -----------

Net cash provided by operating activities                         1,462,230        417,650        136,694
                                                               ------------    -----------    -----------

Cash flows from financing activities:
  Dividends paid                                                 (1,319,760)      (329,940)           --
  Payment on long-term debt                                        (160,000)       (59,916)      (167,000)
                                                               ------------    -----------    -----------

Net cash used by financing activities                            (1,479,760)      (389,856)      (167,000)
                                                               ------------    -----------    -----------

Net increase (decrease) in cash                                     (17,530)        27,794        (30,306)

Cash at beginning of period                                          29,215          1,421        (31,727)
                                                               ------------    -----------    -----------

Cash at end of period                                          $     11,685    $    29,215    $     1,421
                                                               ------------    -----------    -----------
                                                               ------------    -----------    -----------




SUBSEQUENT EVENT

          On March 3, 1994, the Company and Norwest Corporation (Norwest) entered into an Agreement and Plan of Reorganization (the Agreement) whereby a wholly-owned subsidiary of Norwest will merge into Company. All of the Company's outstanding common stock will be exchanged for Norwest common stock. The number of shares of Norwest common stock to be received in exchange for the Company's common stock is 518,473 shares. The outstanding common stock of the Company 's subsidiary bank not owned by the Company will be exchanged for 6,527 shares of Norwest common stock.

          The Agreement requires that, prior to the effective date of the merger, the Company shall, among other things, conduct its business and the business of its subsidiary in its ordinary and usual manner, extend credit in accordance with existing lending policies, except that aggregated amounts exceeding an established amount must have prior approval of Norwest and comply in all material respects with controlling laws, regulations, etc. The Agreement also, during this time, restrict, without prior written consent of Norwest, certain actions including the mortgage or pledging of its property, making of investments, declaration or payment of dividends and selling or otherwise disposing of its assets or property other than in the ordinary course of business.

RECLASSIFICATION

          Certain items of income and expense as reported in prior years have been reclassified to conform with current classifications.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                       ___________________________________


                              FINANCIAL STATEMENTS
                                      with
                          INDEPENDENT AUDITOR'S REPORT

                     YEARS ENDED DECEMBER 31, 1993 AND 1992

                              _____________________

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                       ___________________________________


                              FINANCIAL STATEMENTS
                                       and
                            SUPPLEMENTARY INFORMATION
                                      with
                          INDEPENDENT AUDITOR'S REPORT

                     YEARS ENDED DECEMBER 31, 1993 AND 1992

                              _____________________

                                                                 January 6, 1994

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
The American National Bank of Silver City
Silver City, New Mexico

          We have audited the accompanying balance sheets of The American National Bank of Silver City, (a 99% owned subsidiary of Copper Bancshares, Inc.) as of December 31, 1993 and 1992, and the related statements of earnings, stockholders' equity, and cash flows for the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The American National Bank of Silver City, (a 99% owned subsidiary of Copper Bancshares, Inc.) as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.





                                        BOCK, RUTHERFORD & CO.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                                  BALANCE SHEET

                                      ASSET

                                                                   December 31,
                                              March 31,    --------------------------
                                                1994           1993           1992
                                              ---------        ----           ----
                                             (Unaudited)
Cash and due from banks                     $ 4,440,444    $ 5,699,286   $  6,146,707
Federal funds sold                            5,840,000      5,640,000      6,820,000
Interest-bearing deposits with banks          1,500,000      1,500,000      1,500,000
Investment securities                        47,426,153     44,589,063     43,480,786
Loans, net of allowance for loan losses
  of $604,040, $601,043 and $560,233,
  respectively                               38,054,424     38,524,987     39,609,185
Bank premises and equipment, net              1,594,604      1,623,800      1,585,983
Interest receivable                             851,361      1,055,879      1,002,228
Other real estate                                12,083            --         155,000
Other assets                                    155,575         58,786         94,230
                                            -----------    -----------   ------------
                                            $99,874,644    $98,691,801   $100,394,119
                                            -----------    -----------   ------------
                                            -----------    -----------   ------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities:
  Deposits:
    Demand:  Non-interest bearing           $17,055,030    $16,450,632   $ 14,618,980
                 Interest bearing            25,428,513     24,799,501     23,338,974
    Savings                                  16,041,094     14,266,939     14,362,498
    Time                                     32,966,009     33,536,581     38,361,426
                                            -----------    -----------   ------------

                                             91,490,646     89,053,653     90,681,878

  Accrued interest payable                      221,686        241,412        314,999
  Other liabilities                             212,103        156,083        145,401
                                            -----------    -----------   ------------

                                             91,924,435     89,451,148     91,142,278
                                            -----------    -----------   ------------

Stockholders' equity:
  Common stock, $5 par value
    Authorized and issued - 129,600 shares      648,000        648,000        648,000
  Surplus                                       852,000        852,000        852,000
  Undivided profits                           6,450,209      7,740,653      7,751,841
                                            -----------    -----------   ------------

                                              7,950,209      9,240,653      9,251,841
                                            -----------    -----------   ------------

                                            $99,874,644    $98,691,801   $100,394,119
                                            -----------    -----------   ------------
                                            -----------    -----------   ------------


                     The accompanying notes are an integral
                        part of the financial statements.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                              STATEMENT OF EARNINGS


                                                         Three months ended March 31,
                                                         ----------------------------
                                                               1994           1993
                                                               ----           ----
                                                            (Unaudited)    (Unaudited)
Interest income:
  Interest and fees on loans                                $  993,882     $1,021,469
  Interest on federal funds sold                                54,019         30,516
  Interest on deposits with bank                                12,866         13,315
  Interest on investment securities:
    Taxable                                                    284,404        405,243
    Exempt from income taxes                                   263,911        258,910
                                                            ----------     ----------
                                                             1,609,082      1,729,453

Interest expense on deposits                                   559,813        627,488
                                                            ----------     ----------

Net interest income                                          1,049,269      1,101,965

Provision for loan losses                                       15,000         60,000
                                                            ----------     ----------

Net interest income after provision for loan losses          1,034,269      1,041,965
                                                            ----------     ----------

Other income:
  Service charges on deposit accounts                          107,325         89,425
  Other                                                         16,397         26,500
                                                            ----------     ----------

                                                               123,722        115,925
                                                            ----------     ----------

Other expenses:
  Salaries and employee benefits                               411,208        398,917
  Occupancy of bank premises                                    48,054         34,547
  Equipment                                                     24,084         25,984
  Other operating expenses                                     249,612        255,571
  Write-down of other real estate owned                            --          30,000
                                                            ----------     ----------

                                                               732,958        745,019
                                                            ----------     ----------

Earnings before income taxes and cumulative effect
  of accounting change                                         425,033        412,871

Income taxes                                                    77,333         84,500
                                                            ----------     ----------

Earnings before cumulative effect of accounting
  change                                                       347,700        328,371

Cumulative effect of accounting change                             --          45,435
                                                            ----------     ----------

Net earnings                                                $  347,700     $  373,806
                                                            ----------     ----------
                                                            ----------     ----------

Earnings per common share:
  Earnings before cumulative effect of accounting
    change                                                       $2.68          $2.53
  Cumulative effect of accounting change                           --             .35
                                                            ----------     ----------

  Net earnings                                                   $2.68          $2.88
                                                            ----------     ----------
                                                            ----------     ----------


                     The accompanying notes are an integral
                        part of the financial statements.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                              STATEMENT OF EARNINGS


                                                      Year ended December 31,
                                             ----------------------------------------
                                                1993           1992           1991
                                                ----           ----           ----
Interest income:
  Interest and fees on loans                 $4,354,547     $4,385,059     $4,642,644
  Interest on federal funds sold                105,922        295,448      1,013,079
  Interest on deposits with bank                 49,142         70,772        107,992
  Interest on investment securities:
    Taxable                                   1,233,135      1,733,891      1,445,787
    Exempt from income taxes                  1,078,795        788,855        581,690
                                            -----------     ----------     ----------
                                              6,821,541      7,274,025      7,791,192

Interest expense on deposits                  2,347,911      3,117,530      4,183,753
                                            -----------     ----------     ----------

Net interest income                           4,473,630      4,156,495      3,607,439

Provision for loan losses                       200,000        500,000        345,000
                                            -----------     ----------     ----------

Net interest income after provision for
  loan losses                                 4,273,630      3,656,495      3,262,439
                                            -----------     ----------     ----------

Other income:
  Service charges on deposit accounts           429,662        409,407        424,235
  Other                                         216,911        184,462        116,250
                                            -----------     ----------     ----------

                                                646,573        593,869        540,485
                                            -----------     ----------     ----------

Other expenses:
  Salaries and employee benefits              1,664,337      1,629,222      1,580,509
  Occupancy of bank premises                    152,806        160,444        138,035
  Equipment                                     109,125        117,438        128,021
  Other operating expenses                    1,036,203        904,340        892,316
  Write-down of other real estate owned          88,745         61,046            --
                                            -----------     ----------     ----------

                                              3,051,216      2,872,490      2,738,881
                                            -----------     ----------     ----------

Earnings before income taxes and
  cumulative effect of accounting change      1,868,987      1,377,874      1,064,043

Income taxes                                    370,410        215,260        222,078
                                            -----------     ----------     ----------

Earnings before cumulative effect of
  accounting change                           1,498,577      1,162,614        841,965

Cumulative effect of accounting change           45,435            --             --
                                            -----------     ----------     ----------

Net earnings                                 $1,544,012     $1,162,614     $  841,965
                                            -----------     ----------     ----------
                                            -----------     ----------     ----------

Earnings per common share:
  Earnings before cumulative effect of
    accounting change                            $11.56          $8.97          $6.50
  Cumulative effect of accounting change            .35            --             --
                                            -----------     ----------     ----------

  Net earnings                                   $11.91          $8.97          $6.50
                                            -----------     ----------     ----------
                                            -----------     ----------     ----------


                     The accompanying notes are an integral
                        part of the financial statements.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                   Common stock
                                                -------------------                 Undivided
                                                Shares      Amount      Surplus      profits
                                                ------      ------      -------      -------
Balance at December 31, 1991                    129,600    $648,000    $852,000    $ 6,952,107

  Net earnings for the year                         --          --          --       1,162,614
  Cash dividend paid - $2.80
    per share                                       --          --          --        (362,880)
                                                -------    --------    --------    -----------
Balance at December 31, 1992                    129,600     648,000     852,000      7,751,841

  Net earnings for the year                         --          --          --       1,544,012
  Cash dividend paid - $12.00
    per share                                       --          --          --      (1,555,200)
                                                -------    --------    --------    -----------

Balance at December 31, 1993                    129,600     648,000     852,000      7,740,653

  Net earnings for the period                       --          --          --         347,700
  Cash dividend paid - $12.64
    per share                                       --          --          --      (1,638,144)
                                                -------    --------    --------    -----------

Balance at March 31, 1994 (unaudited)           129,600    $648,000    $852,000    $ 6,450,209
                                                -------    --------    --------    -----------
                                                -------    --------    --------    -----------


                     The accompanying notes are an integral
                        part of the financial statements.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                             STATEMENT OF CASH FLOWS

                      DECREASE IN CASH AND CASH EQUIVALENTS


                                                         Three months ended March 31,
                                                         ----------------------------
                                                               1994           1993
                                                               ----           ----
                                                            (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net earnings                                             $   347,700    $   373,806
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation                                              36,248         40,008
      Provision for loan losses                                 15,000         60,000
      Deferred income taxes (credits)                           (1,354)       (45,435)
      Write-down of other real estate owned                        --          30,000
      Changes in operating assets and liabilities:
        Decrease in accrued interest receivable                204,518        197,569
        Premium amortization - securities                       42,731         48,860
        Discount accretion - securities                         (4,772)       (22,577)
        (Increase) in other assets                             (96,789)       (25,666)
        Increase in other liabilities                           57,374         64,911
        Decrease in accrued interest payable                   (19,726)       (38,547)
                                                           -----------    -----------
Net cash provided by operating activities                      580,930        682,929
                                                           -----------    -----------

Cash flows from investing activities:
  Proceeds from maturities of investment securities          2,118,406      8,801,248
  Purchase of investment securities                         (4,993,456)    (5,767,547)
  Net (increase) decrease in loans made to customers           455,563     (1,158,312)
  Purchase of bank equipment                                    (7,052)        (9,644)
  Proceeds from sale of equipment and other real
    estate owned                                                   --           7,946
  Acquisition of other real estate                             (12,083)           --
                                                           -----------    -----------

Net cash provided (used) by investing activities            (2,438,622)     1,873,691
                                                           -----------    -----------

Cash flows from financing activities:
  Net increase (decrease) in demand and savings deposits     3,007,566       (583,200)
  Net decrease in time deposits                               (570,572)    (2,814,918)
  Dividend paid                                             (1,638,144)    (1,555,200)
                                                           -----------    -----------

Net cash provided (used) by financing activities               798,850     (4,953,318)
                                                           -----------    -----------

Net decrease in cash and cash equivalents                   (1,058,842)    (2,396,698)

Cash and cash equivalents at beginning of period            11,339,286     12,966,707
                                                           -----------    -----------

Cash and cash equivalents at end of period                 $10,280,444    $10,570,009
                                                           -----------    -----------
                                                           -----------    -----------


                     The accompanying notes are an integral
                        part of the financial statements.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                             STATEMENT OF CASH FLOWS

                      DECREASE IN CASH AND CASH EQUIVALENTS



                                                                    Year ending December 31,
                                                           -----------------------------------------
                                                               1993           1992           1991
                                                               ----           ----           ----
 Cash flows from operating activities:
  Net earnings                                             $ 1,544,012    $ 1,162,614    $   841,965
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation                                             178,475        155,166        140,157
      Provision for loan losses                                200,000        500,000        345,000
      Deferred income taxes (credits)                          (41,808)      (115,582)        (4,509)
      Write-down of other real estate owned                     88,745         61,046            --
      Changes in operating assets and liabilities:
        Decrease (increase) in accrued interest
          receivable                                           (53,651)       134,910       (549,383)
        Premium amortization - securities                      176,375        182,227        120,392
        Discount accretion - securities                        (39,147)       (19,310)       (30,266)
        Decrease (increase) in other assets                     35,444          3,780        (16,430)
        Increase (decrease) in other liabilities                52,490         73,317        (52,622)
        Decrease in accrued interest payable                   (73,587)      (163,669)       (72,188)
                                                           -----------    -----------    -----------

Net cash provided by operating activities                    2,067,348      1,974,499        722,116
                                                           -----------    -----------    -----------

Cash flows from investing activities:
  Proceeds from maturities of investment securities         15,343,904     11,864,055      3,733,350
  Purchase of investment securities                        (16,589,409)   (21,052,523)   (24,789,362)
  Net (increase) decrease in loans made to
    customers                                                  884,198      1,350,389     (3,786,100)
  Purchase of bank equipment                                  (224,238)      (101,074)      (183,616)
  Proceeds from sale of equipment and other
    real estate owned                                           74,201            --          24,354
                                                           -----------    -----------    -----------

Net cash used by investing activities                         (511,344)    (7,939,153)   (25,001,374)
                                                           -----------    -----------    -----------

Cash flows from financing activities:
  Net increase in demand and savings deposits                3,196,620      8,701,862        711,997
  Net increase (decrease) in time deposits                  (4,824,845)    (5,393,200)     5,516,453
  Dividend paid                                             (1,555,200)      (362,880)      (299,376)
                                                           -----------    -----------    -----------

Net cash provided (used) by financing activities            (3,183,425)     2,945,782      5,929,074
                                                           -----------    -----------    -----------

Net decrease in cash and cash equivalents                   (1,627,421)    (3,018,872)   (18,350,184)

Cash and cash equivalents at beginning of period            12,966,707     15,985,579     34,335,763
                                                           -----------    -----------    -----------

Cash and cash equivalents at end of period                 $11,339,286    $12,966,707    $15,985,579
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------


                     The accompanying notes are an integral
                        part of the financial statements.

                    THE AMERICAN NATIONAL BANK OF SILVER CITY

                          NOTES TO FINANCIAL STATEMENTS

               (Data as of and for the three months periods ended
                      March 31, 1994 and 1993 is unaudited)


SIGNIFICANT ACCOUNTING POLICIES

          The Bank follows generally accepted accounting principles and reporting practices applicable to the banking industry. Descriptions of the significant accounting policies followed are summarized below.

INTERIM FINANCIAL STATEMENTS

          The balance sheet as of March 31, 1994 and the statements of earnings, stockholders' equity, and cash flows for the three month periods ended March 31, 1994 and 1993 are unaudited. However, in the opinion of management, these financial statements include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation of the Bank's financial position. The results of operations for the unaudited three-month period ended March 31, 1994 are not necessarily indicative of the results which may be expected for the entire year of 1994.

INVESTMENT SECURITIES

          Investment securities represent various investments made in debt securities with the intent of holding the security until maturity. These investments are carried at cost adjusted for amortization of premiums and accretion of discounts.

INTEREST INCOME ON LOANS

          Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid accrued interest is reversed. The unearned discount on discounted consumer loans is recognized as income using the sum-of-the-month- digits method.

LOAN ORIGINATION FEES AND COSTS

          Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield on the related loan. These fees and costs were not material.

ALLOWANCE FOR LOAN LOSSES

          The provision for loan losses charged to operating expense is management's judgement of the amount necessary to maintain the allowance for loan losses at levels sufficient to cover possible losses in the collection of loans.

BANK PREMISES AND EQUIPMENT

          Bank premises and equipment are stated at cost less allowances for depreciation. Provisions for depreciation are computed by the straight-line method using estimated useful lives of ten to fifty years for bank buildings and five to ten years for furniture and equipment.

INCOME TAXES

          The bank files consolidated income tax returns with its parent. The parent charges the Bank for its share of the income taxes on a basis that would have been paid had the Bank filed on a separate entity basis.

          The Bank adopted SFASB No. 109, "Accounting for Income Taxes," as of the beginning of its 1993 fiscal year. This statement requires, among other things, the recognition of future tax benefits or charges, measured by enacted tax rates, attributable to temporary differences between financial statement and income tax basis of assets and liabilities. These temporary differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes), allowances for loan losses and purchase discounts on investment securities. Prior to the adoption of SFASB No. 109, the Bank accounted for income taxes according to APB No. 11.

ORGANIZATIONAL DATA

          The American National Bank of Silver City is a subsidiary of Copper Bancshares, Inc., a one-bank holding company founded in 1979 under the regulations of the Bank Holding Company Act of 1956 as amended. Copper Bancshares, Inc. owns approximately 99% of The American National Bank of Silver City.

CASH AND CASH EQUIVALENTS

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents which includes federal funds sold.

EARNINGS PER COMMON SHARE

          Earnings per common share are computed on the average number of shares outstanding during the year.

INVESTMENT SECURITIES

          The carrying amounts of investment securities and their approximate market values were as follows:


                                   Carrying       Unrealized     Unrealized      Market
                                    amount          gains          losses        value
                                   --------       ----------     ----------      ------
March 31, 1994:

U.S. Treasury securities          $24,057,999       $ 88,401       $ 85,150    $24,061,250
U.S. Government agency
  securities                          113,818          3,196            --         117,014
State and political
  subdivision securities           23,199,336        367,499        120,259     23,446,576
Other securities                       55,000            --             --          55,000
                                  -----------       --------       --------    -----------

                                  $47,426,153       $459,096       $205,409    $47,679,840
                                  -----------       --------       --------    -----------
                                  -----------       --------       --------    -----------

December 31, 1993:

U.S. Treasury securities          $21,079,554       $243,403        $ 2,957    $21,320,000
U.S. Government agency
  securities                          142,263          6,766            --         149,029
State and political
  subdivision securities           23,312,246        609,988         39,269     23,882,965
Other securities                       55,000            --             --          55,000
                                  -----------       --------        -------    -----------

                                  $44,589,063       $860,157        $42,226    $45,406,994
                                  -----------       --------        -------    -----------
                                  -----------       --------        -------    -----------

December 31, 1992:

U.S. Treasury securities          $26,123,165       $336,444        $22,578    $26,437,031
U.S. Government agency
  securities                          233,532          4,257            --         237,789
State and political
  subdivision securities           17,069,089        532,620         39,590     17,562,119
Other securities                       55,000            --             --          55,000
                                  -----------       --------        -------    -----------

                                  $43,480,786       $873,321        $62,168    $44,291,939
                                  -----------       --------        -------    -----------
                                  -----------       --------        -------    -----------


          Securities with a carrying amount of $19,704,479 at March 31, 1994, $19,741,879 at December 31, 1993 and $18,534,474 at December 31, 1992, were pledged as collateral for public deposits. The related market values were $19,859,601, $20,131,974 and $18,976,277, respectively.

          Management views these securities as long-term investments which they intend to hold until maturity.

          The maturities of investment securities were as follows:


                                       March 31, 1994               December 31, 1993
                                  --------------------------    --------------------------
                                    Carrying                      Carrying
                                     amount     Market Value       amount     Market Value
                                    --------    ------------      --------    ------------
Due in one year or less           $10,391,986    $10,434,862    $ 9,383,564    $ 9,472,598
Due from one to five years         34,141,214     34,324,190     32,283,897     32,918,734
Due from five to ten years          2,775,008      2,801,031      2,776,070      2,865,798
Due after ten years                   117,945        119,757        145,532        149,864
                                  -----------    -----------    -----------    -----------

                                  $47,426,153    $47,679,840    $44,589,063    $45,406,994
                                  -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------


LOANS

          Loans consisted of the following at:


                                                                        December 31,
                                                   March 31,    --------------------------
                                                     1994           1993           1992
                                                   --------         ----           ----
Real estate loans                                $12,264,943    $12,713,938    $16,513,416
Commercial and industrial loans                   15,854,811     15,354,133     12,939,104
Installment and personal loans                    12,074,791     12,780,026     12,397,512
Overdrafts                                            44,951          4,939          5,458
                                                 -----------    -----------    -----------

                                                  40,239,496     40,853,036     41,855,490
                                                 -----------    -----------    -----------

Less:
  Unearned discounts                               1,581,032      1,727,006      1,686,072
  Allowance for loan losses                          604,040        601,043        560,233
                                                 -----------    -----------    -----------

                                                   2,185,072      2,328,049      2,246,305
                                                 -----------    -----------    -----------

                                                 $38,054,424    $38,524,987    $39,609,185
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------


          Loans on which accrual of interest has been discontinued amounted to $10,815 at March 31, 1994, $177,110 and $255,039 at December 31, 1993 and 1992,
respectively. If interest on those loans had been accrued, such income would have approximated $726, $12,241 and $18,548, respectively.

          Changes in the allowance for loan losses were as follows:


                                                                        December 31,
                                                   March 31,    --------------------------
                                                     1994           1993           1992
                                                   --------         ----           ----
Balance at beginning of period                      $601,043      $ 560,233      $ 341,253
Provision for losses                                  15,000        200,000        500,000
Loans charged off                                    (22,300)      (235,708)      (310,211)
Recovery on loans previously charged off              10,297         76,518         29,191
                                                    --------      ---------      ---------

Balance at end of period                            $604,040      $ 601,043      $ 560,233
                                                    --------      ---------      ---------
                                                    --------      ---------      ---------


BANK PREMISES AND EQUIPMENT

      Following is a summary of bank premises and equipment at:


                                                                        December 31,
                                                   March 31,     -------------------------
                                                     1994           1993           1992
                                                   --------         ----           ----
Land                                              $  261,866     $  261,866     $  261,866
Bank building                                      1,600,271      1,600,271      1,600,271
Equipment                                            984,673        976,618        988,213
                                                  ----------     ----------     ----------

                                                   2,846,810      2,838,755      2,850,350
Less accumulated depreciation                      1,252,206      1,214,955      1,264,367
                                                  ----------     ----------     ----------

                                                  $1,594,604     $1,623,800     $1,585,983
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------


TIME DEPOSITS

          Included in time deposits are certificates of deposit issued in amounts of $100,000 or more with their remaining maturities as follows:



                                                                        December 31,
                                                   March 31,    --------------------------
                                                     1994           1993           1992
                                                   --------         ----           ----

Three months or less                              $7,116,661    $10,938,559    $12,140,523
Three through six months                             938,186        747,492      1,715,194
Six through twelve months                            963,837        701,688        450,000
Over twelve months                                   888,251        782,300        892,684
                                                  ----------    -----------    -----------

                                                  $9,906,935    $13,170,039    $15,198,401
                                                  ----------    -----------    -----------
                                                  ----------    -----------    -----------


INCOME TAXES

          Deferred income taxes are recorded for temporary differences between items of income or expense reported in the financial statements and those reported for income tax purposes. The differences relate principally to depreciation deductions, allowance for loan losses and discounts on investment securities.

          Deferred income tax provision (credit) for the three months ended March 31, 1994 was ($1,353) and for the year ended December 31, 1993 and 1992 $3,627 and ($115,582), respectively.

          Accumulated deferred income taxes of $32,766 at March 31, 1994 and $34,120 and $75,928 at December 31, 1993 and 1992, respectively, are included in other liabilities.

          The total expense for the periods was less than the amount computed by applying the statutory U.S. Federal income tax rate to income before taxes as a result of the following:


                                           March 31,                           December 31,
                                     -----------------------      ---------------------------------------
                                      1994           1993           1993           1992           1991
                                      ----           ----           ----           ----           ----
Federal income tax expense
  at statutory rates                 $144,511       $140,375      $ 635,456      $ 468,477      $ 361,775
Increase (reductions) in taxes
  resulting from:
    Tax exempt interest               (79,837)       (74,781)      (330,189)      (241,343)      (143,740)
    Other                              12,659         18,906         65,142        (11,874)         4,043
                                     --------       --------      ---------      ---------      ---------

Income tax expense                   $ 77,333       $ 84,500      $ 370,409      $ 215,260      $ 222,078
                                     --------       --------      ---------      ---------      ---------
                                     --------       --------      ---------      ---------      ---------


CUMULATIVE EFFECT OF ACCOUNTING CHANGE

          The Bank adopted SFASB No. 109 "Accounting for Income Taxes" as of the beginning of its 1993 fiscal year. The effect of this change in the method of accounting for income taxes is reported in these financial statements as "cumulative effect of accounting change." Under the previous method of accounting for income taxes (APB 11), deferred income taxes or credits were computed based upon the difference between taxes computed with and without temporary differences for the current year. These differences were accumulated as the total deferred tax asset or liability. Changes in tax law or rates were only reflected in the calculation for the current year.

          Under the accounting methods prescribed by SFASB No. 109, the so-called temporary differences between financial and tax bases of assets and liabilities are accumulated and the income tax consequences of these differences are calculated by applying the current applicable tax rates.

RELATED-PARTY TRANSACTIONS

          At March 31, 1994 and December 31, 1993 and 1992, directors, officers, and employees were indebted to the Bank in the amount of $1,827,753, $1,926,018 and $1,626,261, respectively. All such loans were made in the ordinary course of business.

SUPPLEMENTARY CASH FLOW INFORMATION


                                           March 31,                           December 31,
                                  --------------------------    -----------------------------------------
                                      1994           1993           1993           1992           1991
                                      ----           ----           ----           ----           ----
Cash and cash equivalents
  are summarized as follows:
    Cash and due from banks       $ 4,440,444    $ 4,525,010    $ 5,699,286    $ 6,146,707    $ 5,695,579
    Federal funds sold              5,840,000      6,045,000      5,640,000      6,820,000     10,290,000
                                  -----------    -----------    -----------    -----------    -----------

                                  $10,280,444    $10,570,010    $11,339,286    $12,966,707    $15,985,579
                                  -----------    -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------    -----------

Cash paid during the year
  for:
    Interest                      $   579,539    $   666,034    $ 2,421,498    $ 3,281,199    $ 4,255,941
                                  -----------    -----------    -----------    -----------    -----------
  Income taxes                    $       --     $    34,582    $   378,855    $   294,067    $   271,509
                                  -----------    -----------    -----------    -----------    -----------


SIGNIFICANT CONCENTRATION OF CREDIT RISK

          The Bank recognizes its primary market area to be within Grant and Catron Counties of New Mexico (Silver City is located in Grant County.) The economical climate of this market area is dependent, to a large degree, upon the success of its agricultural and copper industry base. The Bank maintains a diversified loan portfolio with greater concentration in residential, commercial and consumer loans.

COMMITMENTS

          The Bank has outstanding commitments for the extension of credit of $200,000 and $942,000 at December 31, 1993 and 1992, respectively. There were no outstanding commitments at March 31, 1994. The Bank has contingent liabilities arising in the normal course of business which are not reflected in the accompanying financial statements. There were no standby letters of credit outstanding at March 31, 1994 or December 31, 1993 and 1992.

401(K) SAVINGS PLAN

          Effective September 1, 1992, the Bank adopted a 401(K) savings plan whereby employees may elect to make contributions pursuant to a salary reduction agreement. The Bank may make discretionary contributions to the plan. A contribution of $25,000 was made for 1993. No contribution was made for 1992 nor during the three months ended March 31, 1994 and 1993.

REGULATORY MATTERS

          The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency. Under such restrictions, the Bank may not, without the prior approval of the Comptroller of the Currency, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years. The dividends, as of December 31, 1993, that the Bank could declare, without the approval of the Comptroller of the Currency, amounted to approximately $1,642,000. The Bank is also required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by the banking regulators. At March 31, 1994 and December 31, 1993, the Bank is required to have minimum Tier 1 and Total capital ratios of 8.0%. The Bank's actual ratios at those dates were 8.51 and 17.51, 9.36 and 20.26, respectively.

OTHER OPERATING INFORMATION

          Other income and other expense is as follows:


                                       Three months ended
                                           March 31,                      Year ended December 31,
                                     -----------------------     ----------------------------------------
                                      1994           1993           1993           1992           1991
                                      ----           ----           ----           ----           ----
Other income:
  Insurance Commissions              $ 10,297       $ 24,451     $  106,043       $103,306       $102,091
  Gain (loss) sale of
    mortgage notes                    (20,781)           --          99,080         58,747            --
  Other                                26,881          2,049         11,788         22,409         14,159
                                     --------       --------     ----------       --------       --------

                                     $ 16,397       $ 26,500     $  216,911       $184,462       $116,250
                                     --------       --------     ----------       --------       --------
                                     --------       --------     ----------       --------       --------



                                       Three months ended
                                           March 31,                      Year ended December 31,
                                     -----------------------    -----------------------------------------
                                      1994           1993           1993           1992           1991
                                      ----           ----           ----           ----           ----
Other operating expenses:
  Advertising                        $  5,582       $  9,869    $    33,233         27,677         24,741
  Insurance                             5,679          9,755         33,779         32,385         35,293
  Professional fees                     5,452         14,090         53,194         51,830         47,577
  Stationery and supplies              27,684         30,129        114,746        109,038        116,701
  Data processing                      48,045         32,574        151,306         92,522         90,567
  Public relations and travel          12,295         16,339         80,321         64,558         45,943
  Directors expense                    20,670         17,832         79,859         60,321         53,499
  Postage                              22,278         23,000         82,787         73,796         65,335
  FDIC insurance assessment            48,658         49,280        194,738        193,298        171,114
  Telephone                            12,266         10,220         45,513         41,821         38,509
  Examination fees                     10,493         10,363         40,468         34,678         29,259
  Other                                30,510         32,120        126,259        122,416        173,778
                                     --------       --------     ----------       --------       --------

                                     $249,612       $255,571     $1,036,203       $904,340       $892,316
                                     --------       --------     ----------       --------       --------
                                     --------       --------     ----------       --------       --------


SUBSEQUENT EVENT

          On March 3, 1994, the parent company of the Bank and Norwest Corporation (Norwest) entered into an Agreement and Plan of Reorganization (the Agreement) whereby a wholly-owned subsidiary of Norwest will merge into Company. All of the parent company's outstanding common stock will be exchanged for Norwest common stock. The number of shares of Norwest common stock to be received in exchange for the parent company's common stock is 518,473 shares. The outstanding common stock of the Bank that is not owned by the parent company is to be exchanged for 6,527 shares of Norwest common stock.

          The Agreement requires that, prior to the effective date of the merger, the Bank and its parent company shall, among other things, conduct their business in their ordinary and usual manner, extend credit in accordance with existing lending policies, except that aggregated amounts exceeding an established amount must have prior approval of Norwest and comply in all material respects with controlling laws, regulations, etc. The Agreement also, during this time restrict, without prior written consent of Norwest, certain actions including the mortgage or pledging of its property, making of investments, declaration or payment of dividends and selling or otherwise disposing of its assets or property other than in the ordinary course of business.

RECLASSIFICATION

          Certain items of income and expense as reported in prior years have been reclassified to conform with current classifications.

                                   APPENDIX A



                      AGREEMENT AND PLAN OF REORGANIZATION,

                                       AND

                          AGREEMENT AND PLAN OF MERGER

                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the 3rd day of March, 1994, by and between Copper Bancshares, Inc. ("Company"), a New Mexico corporation, The American National Bank of Silver City, a national banking association ("Bank"), and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

     WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest will merge with and into Company (the "Merger") pursuant to an agreement of merger (the "Merger Agreement") in substantially the form attached hereto as Exhibit A, which provides, among other things, for the conversion and exchange of the shares of all of the common stock of Company of the par value of $1.00 per share ("Company Common Stock") outstanding immediately prior to the time the Merger becomes effective in accordance with the provisions of the Merger Agreement (the "Effective Time of the Merger") into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock"),

     WHEREAS, Norwest desires that, immediately following the Merger, the Bank will consolidate with a wholly-owned subsidiary of Norwest ("Norwest Bank") under the charter of Bank (the "Consolidation") pursuant to an agreement of consolidation (the "Consolidation Agreement") in substantially the form attached hereto as Exhibit B, which provides, among other things, for the conversion and exchange of the shares of voting common stock of the Bank, of the par value of $100 per share, outstanding immediately prior to the time the Consolidation becomes effective in accordance with the provisions of the Consolidation Agreement and owned by shareholders other than Company ("Bank Common Stock") into shares of Norwest Common Stock.

     NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.   BASIC PLAN OF REORGANIZATION.

     (a) EXCHANGE OF SHARES. Shares of Company Common Stock and Bank Common Stock outstanding immediately prior to the Effective Time of the Merger and the Effective Time of the Consolidation (as defined below), as the case may be (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for 525,000 shares of Norwest Common Stock ("Aggregate Norwest Shares").

     (b) MERGER. Subject to the terms and conditions contained herein on the Closing Date, a wholly owned subsidiary of Norwest (the "Merger Co.") will be merged by statutory merger with and into Company pursuant to the Merger Agreement, with Company as the surviving corporation, in which Merger each share of Company Common Stock outstanding immediately prior to the Effective Time of the Merger (other than shares as to which statutory dissenters' rights have been exercised) will be converted into and exchanged for the number of shares of

Norwest Common Stock determined by dividing 518,473 by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger. The Effective Time of the Merger shall occur upon the filing of the Certificate of Merger with the New Mexico Secretary of State (which filing shall occur on the Closing Date) or at such time thereafter as Norwest and Company may agree in writing to provide in the Certificate of Merger referred to in Section 1(f) hereof.

     (c) CONSOLIDATION. Following the Effective Time of the Merger and on the terms and subject to the conditions set forth in this Agreement and the Consolidation Agreement:

          (i) the Bank will consolidate with Norwest Bank under the charter of Bank.

         (ii) Each share of Bank Common Stock outstanding immediately prior to the Effective Time of the Consolidation owned by shareholders other than the Company (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 6,527 by the number of shares of Bank Common Stock outstanding immediately prior to the Effective Time of the Consolidation.

        (iii) The Consolidation shall become effective at 12:01 a.m. on the date specified in the Certificate of Approval of Consolidation to be issued by the Office of the Comptroller of the Currency, which date shall be the first business day after the Effective Date of the Merger (the "Effective Time of the Consolidation").

     (d) NORWEST COMMON STOCK ADJUSTMENTS. If between the date hereof and the Effective Time of the Merger shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Common Stock into which a share of Company Common Stock or Bank Common Stock shall be converted pursuant to subparagraphs (b) or (c) above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock or Bank Common Stock as the case may be, into which a share of Company Common Stock or Bank Common Stock, as the case may be, shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of Company Common Stock or Bank common Stock, as the case may be, would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the Effective Time of Merger.

     (e) FRACTIONAL SHARES. No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the Effective Time of the Merger.

     (f) MECHANICS OF CLOSING MERGER. Subject to the terms and conditions set forth herein, the Merger Agreement shall be executed and it or Articles of Merger or a Certificate of Merger shall be filed with the Secretaries of State of the States of New Mexico and Delaware 10 business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The Effective Time of the Merger shall be 11:59 p.m., New Mexico time on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Company pursuant to the Merger Agreement.

     The closing of the transactions contemplated by this Agreement and the Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

     2. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to Norwest as follows:

     (a) ORGANIZATION AND AUTHORITY. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Company and the Bank taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Company is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Company has furnished Norwest true and correct copies of its articles of incorporation and by-laws, as amended.

     (b) COMPANY'S SUBSIDIARIES. The only subsidiary of Company is the Bank, 128,100 shares of the outstanding capital stock of which, are owned directly or indirectly by Company. No equity security of Bank is or may be required to be issued by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which Bank is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. Section 55 (1982) and the New Mexico Business Corporation Act, all of such shares so owned by Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Bank is a national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of the United States, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on Schedule 2(b), Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c) CAPITALIZATION. The authorized capital stock of Company consists of 120,000 shares of common stock, $1.00 par value, of which 109,980 shares were outstanding and no shares were held in the treasury and the authorized capital stock of the Bank consists 129,600 of voting common stock, $5.00 par value, of which 129,600 shares are issued and outstanding which amounts constitutes the maximum number of shares of Company Common Stock and Bank Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock or Bank Common Stock) that would be outstanding as of the Effective Date of the Merger or the Effective Date of the Consolidation, as the case may be, if all options, warrants, conversion rights and other rights with respect thereto were exercised. All of the outstanding shares of capital stock of Company and Bank have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Company or Bank to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Company or Bank. Since December 31, 1990 no shares of Company capital stock or Bank capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Company or Bank and, except as set forth on
Schedule 2(c), no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Company or Bank.

     (d) AUTHORIZATION. Company and Bank each has the corporate power and authority to enter into this Agreement and the Merger Agreement and Consolidation Agreement, as the case may be, and, subject to any required approvals of its shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreement and Consolidation Agreement, as the case may be, by Company and Bank and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Company and Bank.
Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Company and Bank as may be required by statute or regulation, this Agreement and the Merger Agreement and the Consolidation Agreement are valid and binding obligations of Company or Bank, as the case may be, enforceable against Company or Bank in accordance with their respective terms.

     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Company of this Agreement or the Merger Agreement and Consolidation Agreement as the case may be, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Company or Bank, as the case may be, with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Company or Bank under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or Bank is a party or by which it may be bound, or to which Company or Bank or any of the properties or assets of Company or Bank may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Company, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Company or Bank or any of their respective properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, Bank Merger Act, or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), and filings required to effect the Merger under New Mexico and Delaware law, and filings required to effect the Consolidation with the Office of the Comptroller of the Currency ("OCC"), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the transactions contemplated by this Agreement, the Merger Agreement or the Consolidation Agreement.

     (e) COMPANY FINANCIAL STATEMENTS. The consolidated statements of financial condition of Company and Bank as of December 31, 1991 and 1992 and related consolidated statements of income, shareholders' equity and cash flows for the three years ended December 31, 1992, together with the notes thereto, certified by Bock, Rutherford & Co. for the fiscal year ended December 31, 1992 and the unaudited consolidated statements of financial condition of Company and Bank as of September 30, 1993 and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the 9 months then ended (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Company and Bank at the dates and the consolidated results of operations and cash flows of Company and Bank for the periods stated therein.

     (f) REPORTS. Company and Bank have filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the Federal Deposit Insurance Corporation (the "FDIC"), (iv) the United States Comptroller of the Currency (the "Comptroller") and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Company Reports". As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Company Reports have been made available to Norwest by Company.

     (g) PROPERTIES AND LEASES. Except as may be reflected in the Company Financial Statements and except for any lien for current taxes not yet delinquent, Company and Bank have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Company's consolidated balance sheet as of September 30, 1993 for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Company or Bank pursuant to which Company or Bank, as lessee, leases real or personal property, which leases are described on Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Company or Bank or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Company's and Bank's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) TAXES. Each of Company and the Bank has filed all federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Company and the Bank for the fiscal year ended December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Company nor Bank is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Company or Bank which has not been settled, resolved and fully satisfied. Each of Company and Bank has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The consolidated balance sheet as of September 30, 1993, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Company and Bank with respect to all periods through the date thereof.

     (i) ABSENCE OF CERTAIN CHANGES. Since September 30, 1993 there has been no change in the business, financial condition or results of operations of Company or Bank, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and Bank taken as a whole.

     (j) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 2(j), neither Company nor Bank is a party or subject to any of the following (whether written or oral, express or implied):

          (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Company or Bank);

         (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

        (iii)  any labor contract or agreement with any labor union;

         (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Company or Bank to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Company or Bank may carry on its business (other than as may be required by law or applicable regulatory authorities);

          (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

         (vi)  any lease (except as set forth on Schedule 2(g)).

     (k) LITIGATION AND OTHER PROCEEDINGS. Company has furnished Norwest copies of (i) all attorney responses to the request of the independent auditors for Company with respect to loss contingencies as of September 30, 1993 in connection with the Company Financial Statements, and (ii) a written list of legal and regulatory proceedings filed against Company or Bank since said date. Neither Company nor Bank is a party to any pending or, to the best knowledge of Company and Bank, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and Bank taken as a whole.

     (l) INSURANCE. Company and Bank is presently insured, and during each of the past five calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) COMPLIANCE WITH LAWS. Company and Bank has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Company or Bank; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Company, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Company and Bank of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Except as set forth on
Schedule 2(m), neither Company nor Bank is subject to any cease and desist order, written agreement or memorandum of understanding with, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of federal or state governmental authorities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), nor, to the best of their knowledge, have any of them been advised by any Bank

Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, or board resolutions. Neither Company nor Bank is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Company or Bank which reasonably could be expected to have a material adverse effect on the business or properties of Company and Bank taken as a whole.

     (n) LABOR. No work stoppage involving Company or Bank is pending or, to the best knowledge of Company, threatened. Neither Company nor Bank is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Company or such Bank. Employees of Company and Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  MATERIAL INTERESTS OF CERTAIN PERSONS.  Except as set forth on
Schedule 2(o), to the best knowledge of Company no officer or director of Company or Bank, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Company or Bank.

     Schedule 2(o) sets forth a correct and complete list of (i) all "covered transactions" (as defined in 12 U.S.C. Sections 371c and 371c-1) and (ii) any loan from Company or Bank to any present officer, director, employee, affiliate or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Company's or Bank's Board of Directors.

     (p)  COMPANY BENEFIT PLANS.

          (i) The only "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Company or Bank acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Company or Bank are those set forth on Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

         (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Company or Bank have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. Company knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Plan may not have been amended to comply with the Tax Reform Act of 1986 (the "TRA") and other recent legislation and regulations, although each such Plan is within the remedial amendment period during which retroactive amendment may be made.

        (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan for the plan year ending December 31, 1992, exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

         (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Company, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of Company, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Company and Bank taken as a whole.

          (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

         (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

        (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement or Consolidation Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Company or Bank under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q) PROXY STATEMENT, ETC. None of the information regarding Company and Bank supplied or to be supplied by Company for inclusion in (i) a Registration Statement on Form S-4 to be filed with the SEC by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of Company Common Stock and Bank Common Stock pursuant to the provisions of the Merger Agreement and Consolidation Agreement (the "Registration Statement"),
(ii) the proxy statement to be mailed to Company's and Bank's shareholders in connection with the meetings to be called to consider the Merger and

Consolidation (the "Proxy Statement") and (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement or Consolidation Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meetings of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Company and Bank are responsible for filing with the SEC and any other regulatory authority in connection with the Merger and Consolidation will comply as to form in all material respects with the provisions of applicable law.

     (r) REGISTRATION OBLIGATIONS. Except as set forth on Schedule 2(r), neither Company nor Bank is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s) BROKERS AND FINDERS. Neither Company nor Bank nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Company or Bank in connection with this Agreement and the Merger Agreement and Consolidation Agreement or the transactions contemplated hereby and thereby.

     (t) ADMINISTRATION OF TRUST ACCOUNTS. Company and Bank each has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Company and Bank taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Company, Bank, nor any director, officer or employee of Company or Bank has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Company and Bank taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u) NO DEFAULTS. Neither Company nor Bank is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Company and Bank, taken as a whole. To the best of Company's knowledge, all parties with whom Company or Bank has material leases, agreements or contracts or who owe to Company or Bank material obligations other than with respect to those arising in the ordinary course of the banking business of Bank are in compliance therewith in all material respects.

     (v)  ENVIRONMENTAL LIABILITY.

          (i) There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition of, on Company or Bank, any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Company's knowledge, threatened against Company or Bank the result of which has had or could reasonably be expected to have a material adverse effect upon Company and Bank taken as a whole; to the best of Company's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Company's knowledge neither Company nor Bank is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

         (ii) Except as disclosed on Schedule 2(v), neither Company nor Bank nor any of the buildings or properties owned or leased by Company or Bank is in violation of any applicable environmental protection laws and regulations which violations would individually or in the aggregate, have a material adverse effect on the Company and Bank taken as a whole; and neither Company nor Bank has received any notice of any such violation. To the best of the Company's and Bank's knowledge, except as described on
     Schedule 2(v), no hazardous substances, hazardous wastes, pollutants or contaminants have been deposited or disposed of in, on or under Company or Bank's properties during the period Company or Bank has owned, occupied, managed, controlled or operated such properties.

        (iii) Except as set forth on Schedule 2(v), during the period of time such properties have been owned by Company or Bank, such properties have not been used as a dump or gasoline service station, and no hazardous substances have been deposited, disposed of or allowed to be deposited or disposed of in, on or under such properties.

         (iv) Except as disclosed on Schedule 2(v), the storage, transportation, handling, use or disposal, if any, of hazardous substances on or under the Company's and Bank's property and/or disposal elsewhere, if any, of hazardous substances generated on from such property is currently, and at all times has been, in compliance with all applicable environmental laws.

     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to Company as follows:

     (a) ORGANIZATION AND AUTHORITY. Norwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     (b) NORWEST SUBSIDIARIES. Schedule 3(b) sets forth a complete and correct list as of December 31, 1993, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. Section 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c) NORWEST CAPITALIZATION. The authorized capital stock of Norwest consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on December 31, 1993, 1,131,250 shares of 10.24% Cumulative Preferred Stock at $100 stated value and 1,143,750 shares of Cumulative Convertible Preferred Stock, Series B, at $200 stated value were outstanding, and (ii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on December 31, 1993, 292,174,867 shares were outstanding and 1,956,803 shares were held in the treasury.

     (d) AUTHORIZATION. Norwest has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement, the Merger Agreement or the Consolidation Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

     Neither the execution, delivery and performance by Norwest of this Agreement, the Merger Agreement or the Consolidation Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any

Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act, the Bank Merger Act, or the HSR Act, and filings required to effect the Merger under New Mexico and Delaware law, and filings required to effect the Consolidation with the OCC, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement, the Merger Agreement or the Consolidation Agreement.

     (e) NORWEST FINANCIAL STATEMENTS. The consolidated statements of financial condition of Norwest and Norwest's subsidiaries as of December 31, 1992 and 1993 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as amended by Form 8 dated March 3, 1993 (the "Norwest 10-K") as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f) REPORTS. Since December 31, 1989, Norwest and each Norwest Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) PROPERTIES AND LEASES. Except as may be reflected in the Norwest Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in

Norwest's consolidated balance sheet as of December 31, 1993 included in Norwest's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property that has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h) TAXES. Each of Norwest and the Norwest Subsidiaries has filed all material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

     (i) ABSENCE OF CERTAIN CHANGES. Since December 31, 1993, there has been no change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j) COMMITMENTS AND CONTRACTS. Except as set forth on Schedule 3(j), as of the date hereof neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

          (i)  any labor contract or agreement with any labor union;

         (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any

     Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

        (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

     (k) LITIGATION AND OTHER PROCEEDINGS. Neither Norwest nor any Norwest Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (l) INSURANCE. Norwest and each Norwest Subsidiary is presently insured or self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m) COMPLIANCE WITH LAWS. Norwest and each Norwest Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (n) LABOR. No work stoppage involving Norwest or any Norwest Subsidiary is pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  NORWEST BENEFIT PLANS.

          (i) As of the date hereof, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on
     Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

         (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Norwest Plans to which the qualification requirements of Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Norwest Plan may not have been amended to comply with TRA and other recent legislation and regulations, although each such Norwest Plan is within the remedial amendment period during which retroactive amendment may be made.

        (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan for the plan year ending December 31, 1993, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

         (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

          (v) Except as set forth on Schedule 3(o), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

         (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

        (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (p) REGISTRATION STATEMENT, ETC. None of the information regarding Norwest and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreement will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (q) BROKERS AND FINDERS. Neither Norwest nor any Norwest Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (r) NO DEFAULTS. Neither Norwest nor any Norwest Subsidiary is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Norwest Subsidiaries are in compliance therewith in all material respects.

     (s) ENVIRONMENTAL LIABILITY. There is no legal, administrative, or other proceeding, claim, or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Norwest or any Norwest Subsidiary of any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     (t) MERGER CO. As of the Closing Date, Merger Co. will be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business.

     4. COVENANTS OF COMPANY. Company covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company, and Bank will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Norwest, make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $100,000; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Company and Bank the non-compliance with which reasonably could be expected to have a material adverse effect on Company and Bank taken as a whole; and permit Norwest and its representatives (including KPMG Peat Marwick) to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Company herein expressed.

     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Merger, Company and Bank will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $25,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less; amend or terminate any Plan except as required by law; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend, except dividends declared by the Bank for the purpose of and in an amount necessary to make scheduled payments of principal and interest on debt of the Company; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Company; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of Bank; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     (c) The Board of Directors of Company and Bank will duly call, and will cause to be held not later than forty-five (45) days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, but in no event later than 22 "business days" (defined as any day on which the SEC accepts documents for filing) after the date Norwest proposes to mail its prospectus to shareholders of Company and Bank, a meeting of their respective shareholders and will direct that this Agreement and the Merger Agreement or Consolidation Agreement, as the case may be, be submitted to a vote at such meeting. The Board of Directors of Company and Bank will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the New Business Corporation Act and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreement or Consolidation Agreement, as the case may be, and (iii) use its best efforts to solicit from its shareholders proxies in favor thereof.

     (d) Company and Bank will furnish or cause to be furnished to Norwest all the information concerning Company and Bank and its subsidiaries required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement. Any financial statement for any fiscal year provided under this paragraph must include the audit opinion and the consent of KPMG Peat Marwick to use such opinion in such Registration Statement. Any interim quarterly financial information provided under this paragraph must have been reviewed by KPMG Peat Marwick in accordance with generally accepted auditing standards and Company must provide Norwest with a copy of such review report.

     (e) Company and Bank will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Company and Bank to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest.

     (f) Company and Bank will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) Company and Bank will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to Company and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Company's and Bank's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to Company, in the public domain, or later acquired by Company from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither Company, nor Bank, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Company or Bank,
(ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of Company or Bank except in the ordinary course of business, or (iv) to merge, consolidate or otherwise combine with Company or Bank. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Company or Bank concerning any of the foregoing, Company or Bank will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

     (i) Company shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (j) Company and Bank will take all action necessary or required (i) to terminate or amend, if requested by Norwest, all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, (ii) to amend the Plans to comply with the provisions of the TRA and regulations thereunder and other applicable law, and (iii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger, provided that Company and Bank will not be required to submit such application to the Internal Revenue Service if the Internal Revenue Service does not accept such applications prior to the Effective Date of the Merger.

     (k) Neither Company nor Bank shall take any action which with respect to Company would disqualify the Merger as a "pooling of interests" for accounting purposes.

     (l) Company shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Norwest by each executive officer, director or shareholder of Company who may reasonably be deemed an "affiliate" of Company within the meaning of such term as used in Rule 145 under the Securities Act.

     (m) Company shall establish such additional accruals and reserves as may be necessary to conform Company's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Company's business following the Merger and to provide for the costs and expenses relating to the consummation by Company of the Merger and the other transactions contemplated by this Agreement.

     (n) Company will cooperate with and will permit and will cause any leasee of any property of Company or Bank to cooperate and permit Norwest to obtain such Phase I and Phase II , underground storage tank leak and seepage tests and other similar environmental reports as Norwest may request for properties of Company and Bank, the cost of which shall be the responsibility of Norwest. Norwest agrees, subject to the timely cooperation of Company and Bank, to conduct such tests on the property described on Schedule 2(v) within 60 days after the date of this Agreement.

     (o) At the request and direction of Norwest, Company will engage it's CPA firm or the internal audit department of Norwest to perform a circularization of Bank customer deposit and loan accounts and a substantiation/reconciliation of material balance sheet accounts. The fees, scope and timing of these activities will be subject to advance approval by Norwest.

     5. COVENANTS OF NORWEST. Norwest covenants and agrees with Company and Bank as follows:

     (a) From the date hereof until the Effective Time of the Merger, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to Company and Bank all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of Company and Bank, or in any statement or application made by Company and Bank to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of Company and Bank pursuant to the Merger Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Company and Bank shareholders, at the time of the Company shareholders' and Bank shareholders' meetings referred to in paragraph 4(c) hereof and at the Effective Time of the Merger the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; PROVIDED, HOWEVER, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Company or Bank for use in the Registration Statement or the Prospectus.

     (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreement and Consolidation Agreement on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of Company and Bank pursuant to this Agreement and the Merger Agreement will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreement, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of Company and Bank pursuant to the Merger Agreement and Consolidation Agreement are and will be free of any preemptive rights of the stockholders of Norwest.

     (f) Norwest will file all documents required to obtain prior to the Effective Time of the Merger and Effective Time of the Consolidation all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Company to obtain all such approvals and consents required by Company.

     (h) Norwest will hold in confidence all documents and information concerning Company and Bank furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Company (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Company.

     (i) Norwest will file any documents or agreements required to be filed in connection with the Merger and Consolidation under the New Mexico Business Corporation Act and the Delaware General Corporation Law and applicable federal law.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (k) Norwest shall consult with Company as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (l) Norwest shall give Company written notice of receipt of the regulatory approvals referred to in paragraph 7(e).

     (m) For a period not exceeding fifteen days prior to the Closing Date, Norwest will permit Company and its representatives to examine its books, records and properties and interview officers, employees and agents of Norwest at all reasonable times when it is open for business. No such examination by Company or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Norwest herein expressed.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF COMPANY AND BANK. The obligation of Company to effect the Merger and of Bank to effect the Consolidation shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by
Company:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Norwest shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it and Merger Co. and Norwest Bank at or before the Time of Filing.

     (c) Company shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreement and Consolidation shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company required for approval of a plan of merger in accordance with the provisions of Company's or Bank's Articles of Incorporation and the New Mexico Business Corporation Act and federal law, as the case may be.

     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (g) The shares of Norwest Common Stock to be delivered to the stockholders of Company and Bank pursuant to this Agreement and the Merger Agreement shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange upon official notice of issuance.

     (h) Company and Bank shall have received an opinion, dated the Closing Date, of counsel to Company and Bank, substantially to the effect that, for federal income tax purposes: (i) the Merger (of a wholly owned subsidiary of Norwest into Company) will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and the Consolidation (of Norwest Bank into Bank) will be a reorganization within the meaning of Section 368(a)(1)(B) of the Code; (ii) no gain or loss will be recognized by the holders of Company Common Stock or Bank Common Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of Company and Bank will be the same as the basis of Company common Stock or Bank Common Stock, as the case may be, exchanged therefor; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Company and Bank will include the holding period of the Company Common Stock or Bank Common Stock, as the case may be, provided such shares of Company Common Stock were held as a capital asset as of the Effective Time of the Merger.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (j) No party hereto shall have terminated this Agreement as permitted herein.

     (k) There shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or in the over-the-counter market, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Company and the Bank taken as a whole as if made at the Time of Filing.

     (b) Company shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

     (c) This Agreement and the Merger Agreement and Consolidation Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company and Bank required for approval of a plan of merger in accordance with the provisions of Company's Articles of Incorporation and the New Mexico Business Corporation Act and under federal law.

     (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Merger signed by the Chairman or President and by the Secretary or Assistant Secretary of Company, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

     (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and Consolidation Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Company or Bank that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest.

     (f) Company and Bank shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Company's or Bank's business required for the consummation of the Merger and Consolidation, and Company and Bank shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger and Consolidation.

     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (h) The Merger shall qualify as a "pooling of interests" for accounting purposes and Norwest shall have received from KPMG Peat Marwick opinions to that effect.

     (i) At any time since the date hereof the total number of shares of Company Common Stock and Bank Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock or Bank Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Norwest, shall not have exceeded 109,980 and 129,600, respectively.

     (j) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     (k) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of Company a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Norwest, to the effect that:

          (i) the interim quarterly financial statements of Company included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Company;

         (ii) the amounts reported in the interim quarterly financial statements of Company agree with the general ledger of Company;

        (iii) the annual and quarterly financial statements of Company and Bank included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

         (iv) from _________, 19___ (or, if later, since the date of the most recent unaudited consolidated financial statements of Company and Bank as may be included in the Registration Statement) to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of Company and Bank, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of Company and Bank, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

          (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of Company and Bank, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of Company and Bank and have found them to be in agreement with financial records and analyses prepared by Company included in the annual and quarterly financial statements, except as disclosed in such letters.

     (l) Company and Bank considered as a whole shall not have sustained since September 30, 1993 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

     (m) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition on Company or Bank or their respective properties of, any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon Company and Bank taken as a whole, and the Company and Bank shall not be in violation of any applicable environmental protection laws and regulations, which violations would individually or in the aggregate, have a material adverse effect on the Company or Bank taken as a whole.

     (n) No change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Company and Bank taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     (o) Company and Bank shall have received an opinion, dated the Closing Date, of counsel to Company and Bank, substantially to the effect that, for federal income tax purposes: (i) the Merger (of a wholly owned subsidiary of Norwest into Company) will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and the Consolidation (of Norwest Bank into Bank) will be a reorganization within the meaning of Section 368(a)(1)(B) of the Code; (ii) no gain or loss will be recognized by the holders of Company Common Stock or Bank Common Stock upon receipt of Norwest Common stock except for cash received in lieu of fractional shares; (iii) the basis of the Norwest Common Stock received by the shareholders of Company and Bank will be the same as the basis of Company common Stock or Bank Common Stock, as the case may be, exchanged therefore; and (iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Company and Bank will include the holding period of the Company Common Stock or Bank Common Stock, as the case may be, provided such shares of Company Common Stock or Bank Common Stock were held as a capital asset as of the Effective Time of the Merger or Consolidation.

     (p) No party hereto shall have terminated this Agreement as permitted herein.

     (q) There shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or in the over-the-counter market, or (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States.

     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of Company or Bank as of the Effective Date of the Merger ("Company Employees") shall be eligible for participation in the employee welfare and pension plans of Norwest, as in effect from time to time, as follows:

     (a) EMPLOYEE WELFARE BENEFIT PLANS. Each Company employee shall be eligible for participation in the employee welfare benefit plans of Norwest listed below subject to any eligibility requirements applicable to such plans (but not subject to any pre-existing condition exclusions, except for the Long Term Care Plan) and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the
Merger:

          Medical Plan
          Dental Plan
          Long Term Care Plan
          Long Term Disability Plan
          Flexible Benefits Plan
          Group Basic Life Insurance Plan
          Group Optional and Dependent Life Insurance Plan
          Business Travel Accident and Accidental Death and
               Dismembership Insurance Plan
          Short-Term Disability Program
          Severance Program
          Vacation Program
          Vision Plan

For the purpose of determining each Company Employee's benefit for the year in which the Merger occurs under the Norwest vacation program, vacation taken by an employee of Company in the year in which the Merger occurs will be deducted from the total Norwest benefit.

     (b)  EMPLOYEE PENSION BENEFIT PLANS.

Each Company Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to Company and Bank for the purpose of satisfying any eligibility and vesting periods applicable to the SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each Company Employee shall be eligible for participation, as a new employee, in the Norwest Pension Plan under the terms thereof.

     9.   TERMINATION OF AGREEMENT.

     (a)  This Agreement may be terminated at any time prior to the Time of
Filing:

          (i)  by mutual written consent of the parties hereto;

         (ii) by either of the parties hereto upon written notice to the other party if the Merger shall not have been consummated by November 1, 1994 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

        (iii) by Company or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Company and Bank shall be borne by Company, and all such expenses incurred by Norwest shall be borne by Norwest.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

          If to Norwest:

               Norwest Corporation
               Sixth and Marquette
               Minneapolis, Minnesota  55479-1026
               Attention:  Secretary

          If to Company:

               Copper Bancshares, Inc.
               P.O. Box 1250
               Silver City, NM  88061
               Attention:  President

          If to Bank:

               The American National Bank of Silver City
               P.O. Box 1250
               Silver City, NM  88061
               Attention:  President
or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement and Consolidation Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Company and Bank shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreement.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreement or Consolidation Agreement shall survive the Merger of Merger Co. with and into Company and of Norwest Bank into Bank or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Merger and Consolidation.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


NORWEST CORPORATION      COPPER BANCSHARES, INC.


By: /s/ Kenneth R. Murray               By: /s/   Danny T. Skarka
    ------------------------------          ----------------------------
Its:      Executive Vice President      Its:      President
    ------------------------------          ----------------------------

                                        THE AMERICAN NATIONAL BANK
                                        OF SILVER CITY

                                        By: /s/   Danny T. Skarda
                                            ----------------------------
                                        Its:      President

                                                                       EXHIBIT A


                          AGREEMENT AND PLAN OF MERGER
                                     Between
                         NORWEST ACQUISITION CORPORATION
                             a Delaware corporation
                            (the merged corporation)
                                       AND
                             COPPER BANCSHARES, INC.
                            a New Mexico corporation
                           (the surviving corporation)

     This Agreement and Plan of Merger dated as of ________________, 1994, between NORWEST ACQUISITION CORPORATION, a Delaware corporation (hereinafter called "Norwest") and COPPER BANCSHARES, INC., a New Mexico corporation ("Copper" and sometimes called the "surviving corporation") (said corporations being hereinafter sometimes referred to as the "constituent corporations"),

     WHEREAS, Copper was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of New Mexico on May 14, 1979, and said corporation is now a corporation subject to and governed by the provisions of the New Mexico Business Corporation Act. Copper has authorized capital stock of 120,000 shares of common stock, divided into 120,000 shares of Common Stock, par value of $1.00 per share ("Copper Common Stock"). As of __________ 1, 1994, there were 109,980 shares of Common Stock outstanding and no shares were held in the treasury; and

     WHEREAS, Norwest, a wholly owned subsidiary of Norwest Corporation ("Norwest Corporation") was incorporated by a Certificate of Incorporation filed in the office of the Secretary of State of the State of Delaware on ______________, 1994 and said corporation is now a corporation subject to and governed by the provisions of the Delaware General Corporation Law, with an authorized capital stock of ______ shares of Common Stock, par value _________, of which _________ shares were outstanding as of ___________, 1993 ("Norwest Common Stock"); and

     WHEREAS, Norwest and Copper are parties to an Agreement and Plan of Reorganization dated as of _______________, 1994 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

     WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporation merge and that Norwest be merged with and into Copper, with Copper continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the Delaware General Corporation Law and the New Mexico Business Corporation Act, which statutes permit such merger; and

     WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code;

     NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Norwest and Copper, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Norwest shall be merged with and into Copper pursuant to the laws of the States of Delaware and New Mexico, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Norwest with and into Copper, the mode of carrying said merger into effect, the manner and basis of converting the shares of Copper Common Stock into shares of "Norwest Corporation Common Stock" (as defined below), and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger Norwest shall be merged with and into Copper, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Norwest shall cease and the name of the surviving corporation shall remain Copper Bancshares, Inc.

     SECOND: As of the effective date of the Merger, the Articles of Incorporation of the surviving corporation shall read in their entirety as set forth in Appendix A attached hereto.

     THIRD: The By-Laws of Copper at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

     FOURTH: The directors of Norwest at the time of merger shall be and remain the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify.

     FIFTH:   The officers of Norwest at the time of merger shall be and remain the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify.

     SIXTH: The manner and basis of converting the shares of Copper Common Stock into shares of capital stock of Norwest Corporation, $1 2/3 par value per share ("Norwest Corporation Common Stock") shall be as follows:

     1. Each of the shares of Copper Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for a number of shares of Norwest Corporation Common Stock determined by dividing 518,473 by the number of shares of Copper Common Stock outstanding immediately prior to the Effective Time of the Merger.

     2. As soon as practicable after the merger becomes effective, each holder of a certificate for shares of Copper Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Corporation Common Stock to which such holder shall be entitled on the basis above set forth. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Copper Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Norwest Corporation Common Stock into which such shares of Copper Common Stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Corporation Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Corporation Common Stock represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Corporation Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Corporation Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Corporation Common Stock between the effective date of merger and the date of such exchange.

     3. If between the date of the Reorganization Agreement and the time of merger, shares of Norwest Corporation Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Corporation Common Stock into which a share of Copper Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Corporation Common Stock into which a share of Copper Common Stock shall be converted will equal the number of shares of Norwest Corporation Common Stock which the holders of shares of Copper Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of merger.

     4. No fractional shares of Norwest Corporation Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the Effective Time of the Merger.

     5. Each share of Norwest Common Stock issued and outstanding at the time of merger shall continue as an outstanding share of the surviving corporation after the time of merger.

     6. Each share of Norwest Common Stock held in the treasury of Norwest at the effective time of merger shall continue as a treasury share of the surviving corporation after the effective time of merger.

     SEVENTH: The merger provided for by this Agreement shall be effective as follows:

     1. The effective date of merger shall be the date on which this Agreement or the Certificate of Merger (as described in subparagraph 1(c) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of New Mexico; provided, however, that all of the following actions shall have been taken in the following order:

          a. This Agreement shall be approved and adopted on behalf of Copper and Norwest in accordance with the New Mexico Business Corporation Act and the Delaware General Corporation Law; and

          b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the New Mexico Business Corporation Act, shall be executed by the President or a Vice President of Copper and by the Secretary or an Assistant Secretary of Copper, and by the President or a Vice President of Norwest and by the Secretary or an Assistant Secretary of Norwest, and shall be filed in the office of the Secretary of State of the State of New Mexico in accordance with the New Mexico Business Corporation Act; and

          c. This Agreement or a Certificate of Merger with respect to the merger setting forth the information required by the Delaware General Corporation Law shall be executed by the Chairman or the President or a Vice President of Norwest and by the Secretary or an Assistant Secretary of Norwest and certified and acknowledged in accordance with the Delaware General Corporation Law, and shall be filed in the office of the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

     2. The merger shall become effective as of 11:59 p.m. (the "time of merger") on the effective date of merger.

     EIGHTH:  At the time of merger:

     1. The separate existence of Norwest shall cease, and the corporate existence and identity of Copper shall continue as the surviving corporation.

     2. The merger shall have the other effects prescribed by Section _________ of the New Mexico Business Corporation Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

     1. The surviving corporation shall (i) file with the Secretary of State of the State of New Mexico an agreement that it may be served with process within or without the State of New Mexico in the courts of the State of New Mexico in any proceeding for the enforcement of any obligation of Copper and in any proceeding for the enforcement of the rights of a dissenting shareholder of Copper against Copper, and (ii) file with said Secretary of State an agreement that it will promptly pay to the dissenting shareholders of Copper the amount, if any, to which such dissenting shareholders will be entitled under the provisions of the New Mexico Business Corporation Act with respect to the rights of dissenting shareholders.

     2. The registered office of Norwest in the State of New Mexico shall be ________________________________, and the name of the registered agent of
     Norwest at such address is The Corporation Trust Company.

     3. If at any time the surviving corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect or confirm in the surviving corporation the title to any property or rights of Norwest acquired or to be acquired as a result of the merger provided for herein, the proper officers and directors of the surviving corporation and Norwest may execute and deliver such deeds, assignments and assurances in law and take such other action as may be necessary or proper to vest, perfect or confirm title to such property or right in Norwest and otherwise carry out the purposes of this Agreement.

     4. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     5. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New Mexico, except insofar as the laws of the State of Delaware shall mandatorily apply to the merger provided for herein.

     6. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

     7. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of New Mexico and the filing of this Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware, subject to the provisions of the Reorganization Agreement, this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

          IN WITNESS WHEREOF, the parties hereto have cause this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers and their respective corporate seals to be affixed hereto, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                              NORWEST ACQUISITION
                                   CORPORATION


                              By: ________________________
                              Its:  ________________________
(Corporate Seal)
Attest:


__________________________
     Secretary



                              COPPER BANCSHARES, INC.


                              By: _________________________
                              Its:  _________________________
(Corporate Seal)

Attest:


___________________________
     Secretary

                                                                       EXHIBIT B


                              SEE APPENDIX B TO THE
                           PROXY STATEMENT-PROSPECTUS

                                                                       EXHIBIT C




Norwest  Corporation
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-1026

Attn:  Secretary

Gentlemen:

I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of Copper Bancshares, Inc., a New Mexico corporation ("Company").

Pursuant to an Agreement and Plan of Reorganization, dated as of ____________, 19___, (the "Reorganization Agreement"), between Company and Norwest Corporation, a Delaware corporation ("Norwest") it is contemplated that Company will merge with and into a wholly owned subsidiary of Norwest (the "Merger") and as a result, I will receive in exchange for each share of Common or Preferred Stock of Company owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement), a number of shares of Common Stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock"), as more specifically set forth in the Reorganization Agreement.

I hereby agree as follows:

I will not offer to sell, transfer or otherwise dispose of any of the shares of Norwest Common Stock held by me during the 30 days prior to the Effective Time of the Merger.

I will not offer to sell, transfer or otherwise dispose of any of the shares of Norwest Common Stock issued to me pursuant to the Merger (the "Stock") except
(a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

I will not sell, transfer or otherwise dispose of the Stock or in any way reduce my risk relative to any shares of the Stock issued to me pursuant to the Merger until such time as financial results covering at least 30 days of post-Merger combined operations of Company and Norwest have been published.

I consent to the endorsement of the Stock issued to me pursuant to the Merger with a restrictive legend which will read substantially as follows:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Norwest Corporation of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

Norwest's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificate without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (a) (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of Norwest and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed thereunder) and Norwest has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Norwest and have been the beneficial owner of the Stock for at least three years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Norwest shall have received an opinion of counsel acceptable to Norwest to the effect that the stock transfer restrictions and the legend are not required, and (b) financial results covering at least 30 days of post-Merger combined operations have been published.

I have carefully read this letter agreement and the Reorganization Agreement and have discussed their requirements and other applicable limitations upon my abilities to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Company.

                              Sincerely,



                              --------------------------------

                                   APPENDIX B



                       AGREEMENT AND PLAN OF CONSOLIDATION

                       AGREEMENT AND PLAN OF CONSOLIDATION


     THIS AGREEMENT AND PLAN OF CONSOLIDATION (the "Consolidation Agreement") is dated as of ___________, 1994, between THE AMERICAN NATIONAL BANK OF SILVER CITY ("American") and NORWEST INTERIM BANK SILVER CITY, NATIONAL ASSOCIATION ("Norwest Bank").


                                    PREAMBLE

     American and Norwest Bank acknowledge and confirm the following:

     (a) American is a national banking association having its principal office and place of business at 12th and Pope, Silver City, New Mexico 88062-1250.

     (b)  As of ______________, 1994, American had a capital of $648,000, divided into 129,600 shares of common stock, par value $5.00 per share ("American Common Stock"), and surplus of $________ and retained earnings of $________ .

     (c) Norwest Bank is a national banking association having its principal office and place of business at the corner of 12th and Pope, Silver City, New Mexico, 88062-1250.

     (d)  As of _______________, 1994, Norwest Bank had a capital of $100,000, divided into 1,000 shares of common stock, par value $100 per share ("Norwest Bank Common Stock"), and surplus of $20,000.

     (e) Copper Bancshares, Inc. ("Company"), American and Norwest Corporation ("Norwest") have entered into an Agreement dated as of March 3, 1994 (the "Reorganization Agreement"), a copy of which is attached hereto as Appendix A, which Reorganization Agreement contemplates the transactions to be effected by this Consolidation Agreement.

     (f) A majority of the Board of Directors of American and a majority of the Board of Directors of Norwest Bank have duly approved this Consolidation Agreement and authorized its execution.

     (g) It is the intent of the parties hereto to effect a corporate reorganization which qualifies as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code.


                                   AGREEMENTS

     IN CONSIDERATION OF THE PREMISES, American and Norwest Bank make this Consolidation Agreement and fix the terms and conditions of the consolidation of American and Norwest Bank as follows:

                                    SECTION 1

     1.1 Pursuant to the authority of and in accordance with the provisions of 12 U.S.C. 215, American and Norwest Bank (hereinafter collectively called "Consolidated or Consolidating Banks") shall be consolidated under the charter of American.

     1.2 The name of the consolidated bank (the "New Bank") shall continue to be The American National Bank of Silver City.

     1.3 The consolidation shall be effective as of 12:01 a.m. on the date specified in the certificate of approval to be issued by the Comptroller of the Currency of the United States, under the seal of his office, approving the consolidation (the "Effective Date").

     1.4 The business of the New Bank shall be that of a national banking association and shall be conducted at the main office of the New Bank, which shall be located at the corner of 12th and Pope, Silver City, New Mexico 88062-1250, and at its legally established branches.

     1.5 As of the Effective Date, the Articles of Association of the New Bank shall read in their entirety as set forth in Appendix B attached hereto, and the New Bank shall be authorized under such Articles of Association to issue 129,600 shares of common stock, par value $5.00 per share.


                                    SECTION 2

As of the Effective Date:

     2.1 The corporate existence of Norwest Bank and American shall be consolidated, and the New Bank shall be deemed to be the same corporation as each of the Consolidating Banks.

     2.2 All rights, franchises, and interests of the Consolidating Banks in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the New Bank by virtue of the consolidation without any deed or other transfer. The New Bank, upon the consolidation and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either of the Consolidating Banks at the time of consolidation.

     2.3 The New Bank shall be liable for all liabilities of every kind and description, including liabilities arising out of the operation of a trust department, of each of the Consolidating Banks existing as of the Effective Date.

     2.4 The amount of capital stock of the New Bank shall be $648,000, divided into 129,600 shares of common stock, each of $5.00 par value, and at the time the consolidation shall become effective, the New Bank shall have a surplus of $________ and retained earnings which, when combined with the capital and surplus, will be equal to the combined capital structures of the Consolidating Banks as stated in the preamble of this Consolidation Agreement, adjusted, however, for the results of operations, and the payment of dividends, if any, between ________________, 1994 and the Effective Date.


                                    SECTION 3

     3.1 Subject to the provisions of 12 USC Section 215 regarding rights of dissenting shareholders, the shares of common stock of the Consolidating Banks issued and outstanding immediately prior to the Effective Date shall, as of the Effective Date, by virtue of the consolidation and without any action on the part of the holder or holders thereof, be converted as follows:

     (a) The shares of American Common Stock outstanding immediately prior to the time of consolidation and then owned by Company shall at the time of consolidation be converted and exchanged for 129,600 shares of common stock of the New Bank, each of $5.00 par value, plus cash in the amount of $120,000, which shares shall constitute the entire number of shares of common stock of the New Bank authorized, issued and outstanding after the consolidation; and, upon surrender of the certificates evidencing the shares of the American Common Stock owned by Company, the New Bank shall issue to Company a certificate for 129,600 shares of common stock of the New Bank, which shares shall be fully-paid and nonassessable.

     (b) Each share of American Common Stock outstanding immediately prior to the time of consolidation and owned by a shareholder other than Company shall at the time of consolidation, by virtue of the consolidation and without any action on the part of the holder or holders thereof, be converted into a number of shares of common stock of Norwest of the par value of $1 2/3 per share ("Norwest Common Stock") determined by dividing 6,527 by the number of shares of American Common Stock outstanding (other than shares owned by Company) immediately prior to the Effective Time of the Consolidation.

     (c) As soon as practicable after the consolidation becomes effective, each holder of a certificate for shares of American Common Stock outstanding immediately prior to the time of consolidation shall be entitled, upon surrender of such certificate for cancellation to Norwest Bank Minnesota, National Association, as the designated agent of the New Bank (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis above set forth. Until so surrendered each certificate which, immediately prior to the time of consolidation, represented shares of American Common Stock shall not be transferable on the books of the New Bank but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Norwest Common Stock into which such shares of American Common Stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of consolidation shall be paid to such holder with respect to the Norwest Common Stock represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the New Bank or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of consolidation and the date of such exchange.

     (d) If between the date of the Reorganization Agreement and the Effective Time of the Merger (as defined in the Reorganization Agreement), shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Common Stock into which a share of American Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of American Common Stock shall be converted will equal the number of shares of Norwest Common Stock which the holders of shares of American Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of Effective Time of the Merger.

     (e) No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the Effective Time of the Consolidation.

     (f) The presently outstanding 1,000 shares of Norwest Bank Common Stock shall be deemed canceled. Shares of Norwest Bank Common Stock thereafter surrendered to the New Bank shall be canceled and no further transfer or registering of Norwest Bank Common Stock shall occur after the Effective Date.

     3.2 From and after the Effective Date, there shall be no transfers on the stock transfer books of Consolidated Banks of the shares of American Common Stock or Norwest Bank Common Stock which were issued and outstanding immediately prior to the Effective Date.


                                    SECTION 4

     4.1 The by-laws of American as they exist at the Effective Date shall continue in full force as the by-laws of the New Bank until altered, amended, or repealed as provided therein or as provided by law.

     4.2 As of the Effective Date, the following named persons shall serve as the Board of Directors of the New Bank until the next annual meeting of the shareholders or until such time as their successors have been elected and have qualified:

          Danny T. Skarda          Ronald B. Williams
          Joseph P. Casey          Larry D. Willard
          H. Glen McWilliams

     4.3 The officers of American holding office at the Effective Date shall continue as the officers of the New Bank for the term prescribed in the by-laws or until the Board of Directors otherwise shall determine.

     4.4 From and after the Effective Date, the Articles of Association of the Association shall read in their entirety as set forth in Appendix B attached hereto and made a part hereof.


                                    SECTION 5

     5.1 This Consolidation Agreement shall be submitted to the shareholders of American and Norwest Bank, respectively, for approval at meetings to be called and held in accordance with the articles of incorporation of American and the articles of association of Norwest Bank and in accordance with applicable provisions of law. Such approval by the shareholders shall require the affirmative vote of the shareholders of each of the Consolidating Banks owning at least two-thirds of its capital stock outstanding.


                                    SECTION 6

     6.1 The consolidation shall be subject to and conditioned upon the following:

     (a) approval of this Consolidation Agreement by the shareholders of American and Norwest Bank as required by law;

     (b) approval of the consolidation by all appropriate banking and regulatory authorities and the satisfaction of all other requirements prescribed by law necessary for consummation of the consolidation; and

     (c) consummation of the merger of a wholly owned subsidiary of Norwest into Company as defined in and contemplated by the Reorganization Agreement.

     6.2 At any time before the Effective Date, if any of the following circumstances obtain, this Consolidation Agreement may be terminated, at the election of American or Norwest Bank, by written notice from the party so electing to the other, or the consummation of the consolidation may be postponed for such period, and subject to such further rights of American and Norwest Bank, or either of them, to terminate this Consolidation Agreement as American and Norwest Bank may agree in writing:

     (a) by mutual consent of the Boards of Directors of the Consolidating Banks if consummation of the consolidation would be inadvisable in the opinion of said Boards; or

     (b) by action of the Board of Directors of any party hereto if the Reorganization Agreement is terminated.


                                    SECTION 7

     7.1 American and Norwest Bank, by mutual consent of their respective Boards of Directors, may amend this Consolidation Agreement before the Effective Date; provided, however, that after this Consolidation Agreement has been approved by the shareholders of American, no such amendment shall affect the rights of such shareholders of American in a manner which is materially adverse to such shareholders.

     7.2 This Consolidation Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, American and Norwest Bank have caused this Consolidation Agreement to be executed by their respective duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, pursuant to a resolution of each Consolidating Bank's Board of Directors, acting by a majority thereof.


(SEAL)                        THE AMERICAN NATIONAL BANK OF
                                   SILVER CITY

ATTEST:
                              By:  ________________________________
_______________________       Its: ________________________________
     Secretary



(SEAL)                        NORWEST INTERIM
                              BANK SILVER CITY,
                              NATIONAL ASSOCIATION


ATTEST:
                              By:  ________________________________
_______________________       Its:  _______________________________
     Secretary

STATE OF ____________    )
                         ) ss
COUNTY OF ____________   )


     On this _____ day of __________, 1994, before me, a Notary Public for the State and County aforesaid, personally came ____________________ , as _________________ , and ____________________ , as __________________ , of THE
AMERICAN NATIONAL BANK OF SILVER CITY, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal;

     WITNESS my official seal and signature this day and year aforesaid.


                                   ____________________________
(Seal of Notary)                   Notary Public, __________ County
                                   My Commission Expires ________


STATE OF ___________     )
                         ) ss
COUNTY OF ____________   )


     On this _____ day of __________, 1994, before me, a Notary Public for the State and County aforesaid, personally came ____________________ , as _________________ , and ____________________ , as __________________ , of
NORWEST INTERIM BANK SILVER CITY, NATIONAL ASSOCIATION, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal;

     WITNESS my official seal and signature this day and year aforesaid.


                                   ____________________________
(Seal of Notary)                   Notary Public, __________ County
                                   My Commission Expires ________

                                   APPENDIX C



                          NEW MEXICO STATUTES ANNOTATED


                                 SECTION 53-15-4

     53-15-4 RIGHTS OF DISSENTING SHAREHOLDERS.--A. Any shareholder electing to exercise his right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which the proposed corporation action is submitted to a vote, a written objection to the proposed corporate action. If the proposed corporate action is approved by the required vote and the shareholder has not voted in favor thereof, the shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within twenty-five days after the plan of the merger has been mailed to the shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of the shareholder's shares, and, if the proposed corporate action is effected, the corporation shall pay to the shareholder, upon the determination of the fair value, by agreement or judgment as provided herein, and, in the case of shares represented by certificates, the surrender of such certificates the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. Any shareholder failing to make demand within the prescribed ten day or twenty-five day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.
     B. No such demand may be withdrawn unless the corporation consents thereto. If, however, the demand is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by this section, then the right of the shareholder to be paid the fair value of his shares ceases and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.
     C. Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic of foreign, shall give written notice thereof to each dissenting shareholder who has made demand as provided in this section and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. The notice and offer shall be accompanied by a balance sheet of the corporation, the shares of which the dissenting shareholder holds as of the latest available date and not more than twelve months prior to the making of the offer, and a profit and loss statement of the corporation for the twelve months period ended on the date of the balance sheet.
     D. If within thirty days after the date on which such corporate action was effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which the corporate action was effected, and in the case of shares represented by certificates, upon surrender of the certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares.
     E. If, within the period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder, given within sixty days after the date on which such corporate action was effected, shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation fails to institute the proceeding as provided in this section, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as specified in the order of their appointment or on amendment thereof. The judgment shall be payable to the holders of uncertified shares immediately, but to the holders of shares represented by certificates only upon and concurrently with the surrender to the corporation of certificates. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.
     F. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.
     G. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in the discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.
     H. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction for good and sufficient cause shown, otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is transferred, any new certificate issued therefore shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.
     I. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                   APPENDIX D



                               UNITED STATES CODE


                                    TITLE 12

                                   SECTION 215

                                    * * * * *

(b)  LIABILITY OF CONSOLIDATED ASSOCIATION; CAPITAL STOCK; DISSENTING
     SHAREHOLDERS

     The consolidated association shall be liable for all liabilities of the respective consolidating banks or associations. The capital stock of such consolidated association shall not be less than that required under existing law for the organization of a national bank in the place in which it is located:
PROVIDED, That if such consolidation shall be voted for at such meetings by the necessary majorities of the shareholders of each association and State bank proposing to consolidate, and thereafter the consolidation shall be approved by the Comptroller, any shareholder of any of the associations or State banks so consolidated who has voted against such consolidation at the meeting of the association or bank of which he is a stockholder or who has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of consolidation, shall be entitled to receive the value of the shares so held by him when such consolidation is approved by the Comptroller upon written request made to the consolidated association at any time before thirty days after the date of consummation of the consolidation, accompanied by the surrender of his stock certificates.

(c)  VALUATION OF SHARES

     The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the consolidation, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the consolidated banking association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) APPRAISAL BY COMPTROLLER; EXPENSES OF CONSOLIDATED ASSOCIATION; SALE AND RESALE OF SHARES; STATE APPRAISAL AND CONSOLIDATION LAW

     If, within ninety days from the date of consummation of the consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the consolidated banking association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the consolidated banking association. Within thirty days after payment has been made to all dissenting shareholders as provided for in this section the shares of stock of the consolidated banking association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the consolidated banking association at an advertised public auction, unless some other method of sale is approved by the Comptroller, and the consolidated banking association shall have the rights to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholder the excess in such sale price shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such consolidation shall be in contravention of the law of the State under which such bank is incorporated.

                                   APPENDIX E



                              BANKING CIRCULAR 259

                                                                BANKING ISSUANCE

- -------------------------------------------------------------------------------
COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS



- -------------------------------------------------------------------------------

Type:  Banking Circular  Subject:  Stock Appraisals

- -------------------------------------------------------------------------------

TO:  Chief Executive Officers of National Banks, Deputy
     Comptrollers (District), Department and Division Heads, and
     Examining Personnel

PURPOSE

This banking circular informs all national banks of the valuation methods used by the Office of the Comptroller of the Currency (OCC) to estimate the value of a bank's shares when requested to do so by a shareholder dissenting to the conversion, merger, or consolidation of its bank. The results of appraisals performed by the OCC between January 1, 1985 and September 30, 1991 are also summarized.

References:  12 U.S.C. 214a, 215 and 215a; 12 CFR 11.590 (Item 2)

BACKGROUND

Under 12 U.S.C. Sections 214a, a shareholder dissenting from a conversion, consolidation, or merger involving a national bank is entitled to receive the value of his or her shares from the resulting bank. A valuation of the shares shall be made by a committee of three appraisers (a representative of the dissenting shareholder, a representative of the resulting bank, and a third appraiser selected by the other two). If the committee is formed and renders an appraisal that is acceptable to the dissenting shareholder, the process is complete and the appraised value of the shares is paid to the dissenting shareholder by the resulting bank. If, for any reason, the committee is not formed or if it renders an appraisal that is not acceptable to the dissenting shareholder, an interested party may request an appraisal by the Office of the Comptroller of the Currency (OCC). 12 U.S.C. Section 215 provides these appraisal rights to any shareholder dissenting to a consolidation. Any dissenting shareholder of a target bank in a merger is also entitled to these appraisal rights pursuant to 12 U.S.C. Section 215a.
- -------------------------------------------------------------------------------
Date:  March 5, 1992

The above provides only a general overview of the appraisal process. The specific requirements of the process are set forth in the statutes themselves.

METHODS OF VALUATION USED

Through its appraisal process, the OCC attempts to arrive at a fair estimate of the value of a bank's shares. After reviewing the particular facts in each case and the available information on a bank's shares, the OCC selects an appropriate valuation method, or combination of methods, to determine a reasonable estimate of the shares' value.

MARKET VALUE

The OCC uses various methods to establish the market value of shares being appraised. If sufficient trading in the shares exists and the prices are available from direct quotes from the Wall Street Journal or a market-maker, those quotes are considered in determining the market value. If no market value is readily available, or if the market value is not well established, other methods of estimating market value can be used, such as the investment value and adjusted book value methods.

INVESTMENT VALUE

Investment value requires an assessment of the value to investors of a share in the future earnings of the target bank. Investment value is estimated by applying an average price/earnings ratio of banks with similar earnings potential to the earnings capacity of the target bank.

The peer group selection is based on location, size, and earnings patterns. If the state in which the subject bank is located provides a sufficient number of comparable banks using location, size and earnings patterns as the criteria for selection, the price/earnings ratios assigned to the banks are applied to the earnings per share estimated for the subject bank. In order to select a reasonable peer group when there are too few comparable independent banks in a location that is comparable to that of the subject bank, the pool of banks from which a peer group is selected is broadened by including one-bank holding company banks in a comparable location, and/or by selecting banks in less comparable locations, including adjacent states, that have earnings patterns similar to the subject bank.

ADJUSTED BOOK VALUE

The OCC also uses an "adjusted book value" method for estimating value. Historically, the OCC has not placed any weight on the bank's "unadjusted book value", since the value is based on historical acquisition costs of the bank's assets, and does not reflect investors' perceptions of the value of the bank as an ongoing concern. Adjusted book value is calculated by multiplying the book value of the target bank's assets per share times the average market price to book value ratio of comparable banking organizations. The average market price to book value ratio measures the premium or discount to book value which investors attribute to shares of similarly situated banking organizations.

Both the investment value method and the adjusted book value method present appraised values which are based on the target bank's value as a going concern. These techniques provide estimates of the market value of the shares of the subject bank.

OVERALL VALUATION

The OCC may use more than one of the above-described methods in deriving the value of shares of stock. If more than one method is used, varying weights may be applied in reaching an overall valuation. The weight given to the value by a particular valuation method is based on how accurately the given method is believed to represent market value. For example, the OCC may give more weight to a market value representing infrequent trading by shareholders than to the value derived from the investment value method when the subject bank's earnings trend is so irregular that it is considered to be a poor predictor of future earnings.

PURCHASE PREMIUMS

For mergers and consolidations, the OCC recognizes that purchase premiums do exist and may, in some instances, be paid in the purchase of small blocks of shares. However, the payment of purchase premiums depends entirely on the acquisition or control plans of the purchasers, and such payment are not regular or predictable elements of market value. Consequently, the OCC's valuation methods do not include consideration of purchase premiums in arriving at the value of shares.

STATISTICAL DATA

The chart below lists the results of appraisals the OCC performed between January 1, 1985 and September 30, 1991. The OCC provides statistical data on book value and price/earnings ratios for comparative purposes, but does not necessarily rely on such data in determining the value of the banks' shares. Dissenting shareholders should not view these statistics as determinative for future appraisals.

In connection with disclosures given to shareholders under 12 CFR 11.590 (Item
2), banks may provide shareholders a copy of this banking circular or disclose the information contained herein, including the past results of OCC appraisals. If the bank discloses the past results of the OCC appraisals, it should advise shareholders that: (1) the OCC did not rely on all the information set forth in the chart in performing each appraisal; and (2) the OCC's past appraisals are not necessarily determinative of its future appraisals of a particular bank's shares.

APPRAISAL RESULTS


               OCC                                       AVERAGE PRICE/
APPRAISAL   APPRAISAL        PRICE           BOOK       EARNINGS RATIO
DATE*         VALUE         OFFERED          VALUE       OF PEER GROUP

1/1/85        107.25         110.00         178.29            5.3
1/2/85         73.16             NA          66.35            6.8
1/15/85        53.41          60.00          83.95            4.8
1/31/85        22.72          20.00          38.49            5.4
2/1/85         30.63          24.00          34.08            5.7
2/25/85        27.74          27.55          41.62            5.9
4/30/85        25.98          35.00          42.21            4.5
7/30/85     3,153.10       2,640.00       6,063.66             NC
9/1/85         17.23          21.00          21.84            4.7
11/22/85      316.74         338.75         519.89            5.0
11/22/85       30.28             NA          34.42            5.9
12/16/85       66.29          77.00          89.64            5.6
12/27/85       60.85          57.00         119.36            5.3
12/31/85       61.77             NA          73.56            5.9
12/31/85       75.79          40.00          58.74           12.1
1/12/86        19.93             NA          26.37            7.0
3/14/86        59.02         200.00         132.20            3.1
4/21/86        40.44          35.00          43.54            6.4
5/2/86         15.50          16.50          23.69            5.0
7/3/86        405.74             NA         612.82            3.9
7/31/86       297.34         600.00         650.63            4.4
8/22/86       103.53         106.67         136.23             NC
12/26/86       16.66             NA          43.57            4.0
12/31/86       53.39          95.58          69.66            7.1
5/1/87        186.42             NA         360.05            5.1
6/11/87        50.46          70.00          92.35            4.5
6/11/87        38.53          55.00          77.75            4.5
7/31/87        13.10             NA          20.04            6.7
8/26/87        55.92          57.52          70.88             NC
8/31/87        19.55          23.75          30.64            5.0
8/31/87        10.98             NA          17.01            4.2
10/6/87        56.48          60.00          73.11            5.6
3/15/88       297.63             NA         414.95            6.1
6/2/88         27.26             NA          28.45            5.4
6/30/88       137.78             NA         215.36            6.0
8/30/88       768.62         677.00       1,090.55           10.7
3/31/89       773.62             NA         557.30            7.9
5/26/89       136.47         180.00         250.42            4.5
5/29/90         9.87             NA          11.04            9.9

- -------------------------------------------------------------------------------

* The "Appraisal Date" is the consummation date for the conversion, consolidation, or merger.

NA - Not Available
NC - Not Computed
- -------------------------------------------------------------------------------


For more information regarding the OCC's stock appraisal process, contact the Office of the Comptroller of the Currency, 490 L'Enfant Plaza East, S.W., Washington, D.C. 20219, Director for Corporate Activity, Bank Organization and Structure.

/s/  Frank McGuire
- -----------------------------------
     Frank McGuire
     Acting Corporate Policy and Economic Analysis

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding. Article Fourteenth of the Certificate of Incorporation of the registrant provides for broad indemnification of directors and officers of the registrant.

Item 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS:

     2(a) -- Agreement and Plan of Reorganization, dated as of March 3, 1994, among Copper Bancshares, Inc., The American National Bank of Silver City, and Norwest Corporation, and form of Agreement and Plan of Merger between Norwest Corporation and Copper Bancshares, Inc. (included in Proxy Statement-Prospectus as Appendix A).

     2(b) -- Form of Agreement and Plan of Consolidation between The American National Bank of Silver City and Norwest Interim Bank Silver City, National Association (included in Proxy Statement-Prospectus as Appendix B).

     4(a) -- Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28, 1993 (File No. 1-2979)).

     4(b) -- Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement No. 33-38806).

     4(c) -- Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's Cumulative Convertible Preferred Stock, Series B (incorporated by reference to Exhibit 2 to the Registrant's Form 8-A dated August 8, 1991 (File No. 1-2979)).

     4(d) -- Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-2979)).

     4(e) -- By-Laws of the Norwest Corporation, as amended (incorporated herein by reference to Exhibit 4(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991 (File No. 1-2979)).

     4(f) -- Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value, (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988 (File No. 1-2979)) and Certificates of Adjustment pursuant to Section 12 of the Rights Agreement (incorporated herein by reference to Exhibit 3 to the Registrant's Form 8 dated July 21, 1989, and to Exhibit 4 to the Registrant's Form 8-A/A dated June 28, 1993 (File No. 1-2979)).

     5      -- Opinion of General Counsel of the Registrant.

     8      -- Opinion of Rothgerber, Appel, Powers & Johnson

     23(a) --  Consent of General Counsel of the Registrant (included as part of
               Exhibit 5 filed herewith).

     23(b) -- Consent of Rothgerber, Appel, Powers & Johnson (included as part of Exhibit 8 filed herewith).

     23(c) --  Consent of KPMG Peat Marwick.

     23(d) --  Consent of Bock, Rutherford & Company.

     24     -- Powers of Attorney.

     99     -- Form of proxy for Special Meeting of Shareholders of Copper
               Bancshares, Inc.

Item 22.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period, in which offers or sales are being made, a posteffective amendment to this registration statement
               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a Reorganization, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 15th day of June, 1994.

                              NORWEST CORPORATION

                              By:   /s/ Richard M. Kovacevich
                                    ---------------------------------------
                                        Richard M. Kovacevich
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 15th day of June, 1994, by the following persons in the capacities indicated:

/s/ Richard M. Kovacevich               President and Chief Executive Officer
- ------------------------------          (Principal Executive Officer)
    Richard M. Kovacevich


/s/ John T. Thornton                    Executive Vice President and Chief
- ------------------------------            Financial Officer
John T. Thornton                        (Principal Financial Officer)

/s/ Michael A. Graf                Senior Vice President and Controller
- ------------------------------     (Principal Accounting Officer)
    Michael A. Graf


DAVID A. CHRISTENSEN     )
PIERSON M. GRIEVE        )
CHARLES M. HARPER        )
N. BERNE HART            )                   A majority of the
WILLIAM A. HODDER        )                   Board of Directors*
GEORGE C. HOWE           )
LLOYD P. JOHNSON         )
REATHA CLARK KING        )
RICHARD M. KOVACEVICH    )
RICHARD S. LEVITT        )
RICHARD D. McCORMICK     )
CYNTHIA H. MILLIGAN      )
JOHN E. PEARSON          )
IAN M. ROLLAND           )
STEPHEN E. WATSON        )
MICHAEL W. WRIGHT        )
- ---------------

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.


                                    /s/ Richard M. Kovacevich
                                    ---------------------------------------
                                        Richard M. Kovacevich
                                        Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit                                                                   Form
Number                        Description                              of Filing
- ------                        -----------                              ---------

  2(a) Agreement and Plan of Reorganization, dated as of March 2, 1994, among Copper Bancshares, Inc., The American National Bank of Silver City, and Norwest Corporation, and form of Agreement and Plan of Merger between Norwest Corporation and Copper Bancshares, Inc. (included in Proxy Statement-Prospectus as Appendix A)

  2(b) Form of Agreement and Plan of Merger between The American National Bank of Silver City and Norwest Interim Bank
          Silver City, National Association (included in Proxy
          Statement-Prospectus as Appendix B).

  4(a)    Restated Certificate of Incorporation, as amended
          (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28,
          1993 (File No. 1-2979)).

  4(b) Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's 10.24% Cumulative Preferred Stock (incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement No. 33-38806).

  4(c) Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's Cumulative Convertible Preferred Stock, Series B (incorporated by reference to
          Exhibit 2 to the Registrant's Form 8-A dated August 8, 1991 (File No. 1-2979)).

  4(d) Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's ESOP Cumulative Convertible Preferred Stock (incorporated by reference to
          Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-2979)).

  4(e) By-Laws, as amended (incorporated by reference to Exhibit 4(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991 (File No. 1-2979)).

  4(f) Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value, (incorporated by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988 (File No. 1-2979)) and Certificates of Adjustment pursuant to
          Section 12 of the Rights Agreement (incorporated by reference to Exhibit 3 to the Registrant's Form 8 dated July 21, 1989, and to Exhibit 4 to the Registrant's
          Form 8-A/A dated June 28, 1993 (File No. 1-2979)).

Exhibit                                                                   Form
Number    Description                                                  of Filing
- ------    -----------                                                  ---------

  5       Opinion of General Counsel of the Registrant.            Electronic
                                                                   Transmission

  8       Opinion of Rothgerber, Appel, Powers & Johnson.          Electronic
                                                                   Transmission

  23(a)   Consent of General Counsel of Norwest Corporation
          (included as part of Exhibit 5 filed herewith).

  23(b)   Consent of Rothgerber, Appel, Powers & Johnson.
          (included as part of Exhibit 8 filed herewith).

  23(c)   Consent of KPMG Peat Marwick.                            Electronic
                                                                   Transmission

  23(d)   Consent of Bock, Rutherford & Company.                   Electronic
                                                                   Transmission

  24      Powers of Attorney.                                      Electronic
                                                                   Transmission

  99      Form of proxy for Special Meeting of Shareholders of     Electronic
          Copper Bancshares, Inc.                                  Transmission